Exhibit 10.4

OMNIBUS AMENDMENT AGREEMENT

This is the OMNIBUS AMENDMENT AGREEMENT (this “Omnibus Amendment”), dated as of February 5, 2015, to (i) the Amended and Restated Credit Agreement, dated as of September 24, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PEABODY ENERGY CORPORATION, a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and, individually, a “Lender”), CITIBANK, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (the “Administrative Agent”), CITIGROUP GLOBAL MARKETS, INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, BNP PARIBAS SECURITIES CORP., CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, HSBC SECURITIES (USA) INC., MORGAN STANLEY SENIOR FUNDING, INC., PNC CAPITAL MARKETS LLC and RBS SECURITIES INC., as joint lead arrangers and joint book managers, BANK OF AMERICA, N.A., as syndication agent, and UNION BANK, N.A., COMPASS BANK, CREDIT SUISSE SECURITIES (USA) LLC, J.P. MORGAN SECURITIES LLC, STANDARD CHARTERED BANK, U.S. BANK NATIONAL ASSOCIATION and WELLS FARGO BANK N.A., as co-documentation agents, (ii) the Pledge Agreement, dated as of September 24, 2013, between PEABODY INVESTMENTS CORP. and the ADMINISTRATIVE AGENT (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement - PIC”) and (iii) the Share Charge, dated as of September 24, 2013, between PEABODY HOLDINGS (GIBRALTAR) LIMITED and the ADMINISTRATIVE AGENT (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement - Gib”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.
RECITALS
WHEREAS, the Borrower, the Required Revolving Lenders and the L/C Issuers have agreed, and the Administrative Agent has acknowledged, that the Credit Agreement shall be amended to limit the amount of the L/C Obligations for which each L/C Issuer (together with its successors and assigns) acts as L/C Issuer, subject to the terms and conditions of this Omnibus Amendment;
WHEREAS, the Borrower and the Required Lenders have agreed, and the Administrative Agent has acknowledged, that the Credit Agreement shall be amended to, among other things: (a) amend the definition of “Incremental Debt Cap,” (b) provide certain additional collateral for the Facilities, (c) provide certain additional mandatory prepayments under the Credit Agreement and (d) amend certain negative covenants under Article VII;
WHEREAS, the Borrower and the Required Revolving Lenders have agreed, and the Administrative Agent has acknowledged, that the Credit Agreement shall be amended to amend certain financial covenants under Section 7.11;
WHEREAS, to accomplish the foregoing and to make certain other changes to the terms of the Credit Agreement, the Borrower, the Required Lenders, the L/C Issuers and the Required Revolving Lenders desire to enter into this Omnibus Amendment and, upon satisfaction of the conditions specified herein, to amend the Credit Agreement in the form attached hereto as Exhibit A (the “Amended Credit Agreement”);
ACCORDINGLY, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Omnibus Amendment. Each of the Borrower, the Required Lenders, the Required Revolving Lenders and the L/C Issuers agree, and the Administrative Agent acknowledges that on and as of the Amendment Effective Date (as defined below), the terms of the Credit Agreement shall be amended to the terms and conditions described in the form attached hereto as Exhibit A. As used in the Credit Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof”, and words of similar import shall, unless the context otherwise requires, mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby. The Required Lenders hereby authorize the Administrative Agent to enter into the Security Documents, including an amendment to or the amendment and restatement of the Pledge Agreement - PIC and the Pledge Agreement - Gib.
SECTION 2. Representations and Warranties. To induce the other parties hereto to enter into this Omnibus Amendment, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, as of the Amendment Effective Date:
(a) This Omnibus Amendment, the Consent and Reaffirmation of the Guaranty, dated as of the date hereof, substantially in the form attached hereto as Exhibit B (the “Consent and Reaffirmation”), the Pledge and Security Agreement, dated as of the date hereof, substantially in the form attached as Exhibit G to the Amended Credit Agreement (the “Security Agreement”) and the amendment to or the amendment and restatement of the Pledge Agreement - PIC and the Pledge Agreement - Gib (collectively, the “Omnibus Amendment Documents”) have been duly authorized, executed and delivered by each Loan Party that is a party thereto. Each of the Omnibus Amendment Documents and the Amended Credit Agreement constitutes a legal, valid and binding obligation of each Loan Party that is a party thereto, and is enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other Laws relating to or affecting creditors’ rights generally, general principles of equity, regardless of whether considered in a proceeding in equity or at law and an implied covenant of good faith and fair dealing.
(b) The representations and warranties set forth in the Amended Credit Agreement and each other Loan Document are true and correct in all material respects on and as of the Amendment Effective Date; except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects as of such earlier date.
(c) On and as the Amendment Effective Date, no Default or Event of Default has occurred and is continuing or would immediately result from the consummation of the transactions contemplated by this Omnibus Amendment under the Credit Agreement.
SECTION 3. Conditions to Effectiveness of Omnibus Amendment. This Omnibus Amendment shall become effective on the date (the “Amendment Effective Date”) on which each of the following conditions precedent are satisfied:
(a)Documents. The Administrative Agent’s receipt of executed counterparts of the Omnibus Amendment Documents duly executed by each party thereto, each of which shall be properly executed by a duly authorized officer of each signing Loan Party, if and as applicable, dated on or before the Amendment Effective Date, and in form and substance reasonably satisfactory to the Administrative Agent, each of which shall be originals, telecopies or electronic copies (promptly followed by originals).

(b)Certificated Capital Stock. Except as specified in Annex I, to the extent that any Capital Stock required to be pledged pursuant to the Security Agreement is certificated and required to be delivered thereunder, the Administrative Agent shall have received stock certificates for such Capital Stock accompanied by copies of undated stock powers or instruments of transfer executed in blank.

(c)Financing Statements. UCC financing statements in a form that can be filed in the appropriate central filing office (such as the office of a Secretary of State) necessary or, in the reasonable opinion of the

Administrative Agent, desirable to perfect, or continue the perfection of, the Administrative Agent’s security interest in any Collateral granted by the Loan Parties pursuant to the Security Agreement.

(d)Lien Search Results. The Administrative Agent shall have received the results of recent lien and tax lien searches from the appropriate filing office (such as the office of a Secretary of State) of each State where the Loan Parties are organized or from the appropriate county office based on the relevant Loan Party’s taxpayer or corporate address in the case of a state tax lien search and from the United States Patent and Trademark Office and United States Copyright Office, in each case, as reasonably requested by the Administrative Agent.

(e)Insurance Certificates. The Administrative Agent shall have received customary insurance certificates evidencing that the Administrative Agent, on behalf of the Secured Parties, has been named as an additional insured on all applicable liability insurance policies of the Loan Parties and that the Administrative Agent, on behalf of the Secured Parties, has been named as an additional loss payee on all property policies of the Loan Parties.

(f)Officer’s Certificate. The Administrative Agent shall have received a certificate from a Responsible Officer certifying: (i) the representations and warranties of (A) the Borrower contained in Article V of the Amended Credit Agreement and (B) each Loan Party contained in each other Loan Document or in any document required to be furnished at any time thereunder, shall be true and correct in all material respects on and as of the Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 3(f), the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Amended Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Amended Credit Agreement and (ii) no Default or Event of Default has occurred and is continuing as of the Amendment Effective Date.

(g)Opinions. (i) The executed opinion of Simpson Thacher & Bartlett LLP, counsel to the Borrower and special New York counsel to the other Loan Parties, addressed to the Administrative Agent, as to the matters set forth in Exhibit C; (ii) the executed opinion of Jackson Kelly PLLC, special Indiana counsel to the Loan Parties, addressed to the Administrative Agent, as to the matters set forth in Exhibit D; and (iii) the executed opinion of Thompson Coburn, special Illinois counsel to the Loan Parties, addressed to the Administrative Agent, as to the matters set forth in Exhibit E.

(h)New Credit Agreement Schedules. The Borrower shall have delivered Schedules 1.01(e), 1.01(f), 1.01(g), 5.08(b), 5.08(c), 5.08(d), 5.20 and 7.05 of the Amended Credit Agreement.

(i)Organizational Documents. The Administrative Agent shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of duly authorized officers of each Loan Party and each Restricted Subsidiary party to a Loan Document, in each case, as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each officer of each Loan Party or Restricted Subsidiary executing the Loan Documents to which each Loan Party or Restricted Subsidiary is a party (which may be substantially in the same form as those items delivered on the Closing Date of the Credit Agreement where applicable) and such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; provided, that, to the extent any of the items required to be delivered as provided pursuant to this clause (i) have been previously provided to the Administrative Agent pursuant to Section 4.01 of the Amended Credit Agreement and no amendments thereto have been made since the Closing Date or are necessary in connection with the Omnibus Amendment, as certified by a Responsible Officer of the relevant Loan Party or Restricted Subsidiary, no Loan Party or Restricted Subsidiary shall be required to deliver such items as a condition precedent to this Omnibus Amendment.
(j)Fees and Expenses. Any fees required to be paid on or before the Amendment Effective Date to the Administrative Agent, the Arrangers or the Lenders under this Omnibus Amendment or otherwise in connection with the Facilities shall have been paid and, unless waived by the Administrative Agent, the Arrangers or the Lenders, as applicable, and to the extent invoiced at least one Business Day prior to the Amendment Effective Date, the Borrower shall have paid all reasonable and documented expenses of the Administrative Agent (including the reasonable and documented fees and expenses of counsel to the Administrative Agent, plus such additional amounts of such reasonable and documented fees and expenses (including filing fees in respect of the Collateral) as shall constitute its reasonable estimate of such fees and expenses incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

For purposes of determining compliance with the conditions specified in this Section 3, each Lender that has signed this Omnibus Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Amendment Effective Date specifying its objection thereto.
SECTION 4. Post Amendment Effective Date Requirements. As promptly as practicable, and in any event within the time periods after the Amendment Effective Date specified in Annex I (or such later date as the Administrative Agent may agree to, including to accommodate circumstances unforeseen on the Amendment Effective Date), the Borrower and each other Loan Party shall deliver the documents or take the actions specified on Annex I, in each case, except to the extent otherwise agreed by the Administrative Agent.
SECTION 5. Effect of Omnibus Amendment. (a) Except as set forth herein or in the Amended Credit Agreement, this Omnibus Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower, any Loan Party or any other person to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.
(b) The parties hereto acknowledge and agree that (i) this Omnibus Amendment and any other Loan Documents executed and delivered in connection herewith or therewith do not constitute a novation, or termination of the “Obligations” (as defined in the Loan Documents) under the Credit Agreement as in effect prior to the Amendment Effective Date, (ii) such “Obligations” are in all respects continuing (as amended by this Omnibus Amendment) with only the terms thereof being modified to the extent provided in the Credit Agreement, and (iii) the Liens and security interests as granted under the Security Documents securing payment of such “Obligations” are in all such respects continuing in full force and effect and secure the payments of the “Obligations”.

(c) This Omnibus Amendment shall constitute a Loan Document for all purposes of the Credit Agreement, and shall be administered and construed pursuant to the terms of the Amended Credit Agreement.
SECTION 6. FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the Amendment Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Amended Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
SECTION 7. Counterparts; Integration; Effectiveness. This Omnibus Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Upon the occurrence of the Amendment Effective Date, this Omnibus Amendment, the Credit Agreement and the other Loan Documents (as defined in the Amended Credit Agreement) constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Omnibus Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Omnibus Amendment.
SECTION 8. Severability. If any provision of this Omnibus Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Omnibus Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 9. Governing Law. THIS OMNIBUS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 10. Submission to Jurisdiction. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS OMNIBUS AMENDMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS OMNIBUS AMENDMENT SHALL AFFECT ANY RIGHT TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS OMNIBUS AMENDMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

SECTION 11. Waiver of Venue. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS OMNIBUS AMENDMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 10. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
SECTION 12. Service of Process. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN THE CREDIT AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
SECTION 13. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS OMNIBUS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS OMNIBUS AMENDMENT

AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 14. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Omnibus Amendment.
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IN WITNESS WHEREOF, the parties hereto have caused this Omnibus Amendment to be duly executed as of the date first above written.

BORROWER:

PEABODY ENERGY CORPORATION

By:	/s/ James A. Tichenor
Name:	James A. Tichenor
Title:	Vice President and Treasurer

Signature Page to Peabody Omnibus Amendment Agreement

Acknowledged and agreed:

CITIBANK, N.A as
Administrative Agent or Agent, as appropriate

By:	/s/ Christopher Wood
Name:	CHRISTOPHER WOOD
Title:	VICE PRESIDENT

Signature Page to Peabody Omnibus Amendment Agreement

CITIBANK, N.A.,
as an L/C Issuer

By:	/s/ Christopher Wood
Name:	CHRISTOPHER WOOD
Title:	VICE PRESIDENT

Signature Page to Peabody Omnibus Amendment Agreement

U.S. BANK, NATIONAL ASSOCIATION,
as an L/C Issuer

By:	/s/ Jonathan F. Lindwall
Name:	Jonathan F. Lindwall
Title:	Vice President

Signature Page to Peabody Omnibus Amendment Agreement

BANK OF AMERICA, N.A,
as an L/C Issuer

By:	/s/ Tyler D. Levings
Name:	Tyler D. Levings
Title:	Director

Signature Page to Peabody Omnibus Amendment Agreement

PNC BANK, National Association
as an L/C Issuer

By:	/s/ James P O'Brien
Name:	James P O'Brien
Title:	Assistant Vice President

[For any L/C Issuer requiring a second signature block:]

By:
Name:
Title:

Signature Page to Peabody Omnibus Amendment Agreement

Australia and New Zealand Banking Group
Limited, as a Lender

By:	/s/ Robert Grillo
Name:	Robert Grillo
Title:	Director

Signature Page to Peabody Omnibus Amendment Agreement

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Tyler D. Levings
Name:	Tyler D. Levings
Title:	Director

Signature Page to Peabody Omnibus Amendment Agreement

BNP Paribas,
as a Lender

By:	/s/ Claudia Zarato
Name:	Claudia Zarato
Title:	Director

[For any Lender requiring a second signature block:]

By:	/s/ Nicolas Anberreo
Name:	Nicolas Anberreo
Title:	Vice President

Signature Page to Peabody Omnibus Amendment Agreement

Branch Banking and Trust Company,
as a Lender

By:	/s/ Max Greer
Name:	Max Greer
Title:	Vice President

Signature Page to Peabody Omnibus Amendment Agreement

Caterpillar Financial Services Corporation,
as a Lender

By:	/s/ Eric Haldimann
Name:	Eric Haldimann
Title:	Credit/Operations Manager

Signature Page to Peabody Omnibus Amendment Agreement

CITIBANK, N.A.,
as a Lender

By:	/s/ Christopher Wood
Name:	CHRISTOPHER WOOD
Title:	VICE PRESIDENT

Signature Page to Peabody Omnibus Amendment Agreement

Citibank NA - Secondary Trading,
as a Lender

By:	/s/ Brian S. Broyles
Name:	Brian S. Broyles
Title:	Attorney-In-Fact

Signature Page to Peabody Omnibus Amendment Agreement

COMERICA BANK
as a Lender

By:	/s/ Sarah R. Miller
Name:	Sarah R. Miller
Title:	Vice President

Signature Page to Peabody Omnibus Amendment Agreement

COMPASS BANK,
as a Lender

By:	/s/ Veronica Cohen
Name:	Veronica Cohen
Title:	Sr. Vice President

Signature Page to Peabody Omnibus Amendment Agreement

Credit Agricole Corporate and Investment Bank
as a Lender

By:	/s/ Mike McIntyre
Name:	Mike McIntyre
Title:	Director

By:	/s/ Aaron Sansone
Name:	Aaron Sansone
Title:	Vice President

Signature Page to Peabody Omnibus Amendment Agreement

Credit Suisse AG, Cayman Islands Bank,
as a Lender

By:	/s/ Alain Daoust
Name:	Alain Daoust
Title:	Authorized Signatory

By:	/s/ Michael Spaight
Name:	Michael Spaight
Title:	Authorized Signatory

Signature Page to Peabody Omnibus Amendment Agreement

Deutsche Bank AG New York Branch,
as a Lender

By:	/s/ Marcus M. Tarkington
Name:	Marcus M. Tarkington
Title:	Director

By:	/s/ Peter Cucchiara
Name:	Peter Cucchiara
Title:	Vice President

Signature Page to Peabody Omnibus Amendment Agreement

FIFTH THIRD BANK, an Ohio Banking corporation
as a Lender

By:	/s/ Kevin F. Garvey
Name:	Kevin F. Garvey
Title:	Vice President

Signature Page to Peabody Omnibus Amendment Agreement

Goldman Sachs Bank USA,
as a Lender

By:	/s/ Michelle Latzoni
Name:	Michelle Latzoni
Title:	Authorized Signatory

[For any Lender requiring a second signature block:]

By:
Name:
Title:

Signature Page to Peabody Omnibus Amendment Agreement

HSBC Bank USA, N.A.,
as a Lender

By:	/s/ Adam Hendley
Name:	Adam Hendley
Title:	Senior Vice President

Signature Page to Peabody Omnibus Amendment Agreement

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Peter S. Predun
Name:	Peter S. Predun
Title:	Executive Director

Signature Page to Peabody Omnibus Amendment Agreement

Morgan Stanley Bank, N.A.,
as a Lender

By:	/s/ Dmitriy Barskiy
Name:	Dmitriy Barskiy
Title:	Authorized Signatory

Signature Page to Peabody Omnibus Amendment Agreement

National Australia Bank Limited
as a Lender

By:	/s/ Courtney Cloe
Name:	Courtney Cloe
Title:	Director, Head of Client Coverage

Signature Page to Peabody Omnibus Amendment Agreement

PNC BANK, National Association
as a Lender

By:	/s/ James P O'Brien
Name:	James P O'Brien
Title:	Assistant Vice President

[For any Lender requiring a second signature block: ]

By:
Name:
Title:

Signature Page to Peabody Omnibus Amendment Agreement

THE ROYAL BANK OF SCOTLAND, PLC
as a Lender

By:	/s/ Neil J. Bivona
Name:	Neil J. Bivona
Title:	Managing Director

[For any Lender requiring a second signature block: ]

By:
Name:
Title:

Signature Page to Peabody Omnibus Amendment Agreement

Societe Generale,
as a Lender

By:	/s/ P.E. Kavanagh
Name:	P.E. Kavanagh
Title:	Director

[For any Lender requiring a second signature block: ]

By:
Name:
Title:

Signature Page to Peabody Omnibus Amendment Agreement

Standard Chartered Bank,
as a Lender

By:	/s/ Steven Aloupis
Name:	STEVEN ALOUPIS A2366
Title:	MANAGING DIRECTOR CAPITAL MARKETS

By:	/s/ Hsing H. Huang
Name:	HSING H. HUANG
Title:	ASSOCIATE DIRECTOR STANDARD CHARTERED BANK NY

Signature Page to Peabody Omnibus Amendment Agreement

SUMITOMOMITSUI BANKING CORPORATION
as a Lender

By:	/s/ Masaki Sone
Name:	Masaki Sone
Title:	Managing Director

Signature Page to Peabody Omnibus Amendment Agreement

U.S. BANK NATIONAL ASSOCIATION
as a Lender

By:	/s/ Jonathan F. Lindvall
Name:	Jonathan F. Lindvall
Title:	Vice President

Signature Page to Peabody Omnibus Amendment Agreement

MUFG Union Bank, N.A.,
as a Lender

By:	/s/ Eric Otieno
Name:	Eric Otieno
Title:	Vice President

Signature Page to Peabody Omnibus Amendment Agreement

Wells Fargo Bank, N.A.,
as a Lender

By:	/s/ Trent J. Brendon
Name:	Trent J. Brendon
Title:	Vice President

[For any Lender requiring a second signature block: ]

By:
Name:
Title:

Signature Page to Peabody Omnibus Amendment Agreement

Westpac Banking Corporation,
as a Lender

By:	/s/ Su-Lin Watson
Name:	Su-Lin Watson
Title:	Director

[For any Lender requiring a second signature block: ]

By:
Name:
Title:

Signature Page to Peabody Omnibus Amendment Agreement

ANNEX I
(Post Amendment Effective Date Requirements)

(a)Certificated Capital Stock (Foreign). Within 10 days of the Amendment Effective Date, the Borrower and the applicable Loan Parties shall have delivered to the Administrative Agent any Capital Stock required to be pledged on the Amendment Effective Date pursuant to the Security Agreement that is certificated and required to be delivered thereunder for Peabody Acquisition Co. No. 5 Pty Ltd. and a stock power or instrument of transfer executed in blank for such Capital Stock.

(b)Certificated Capital Stock (Domestic). Within 3 Business Days of the Amendment Effective Date, the Borrower and the applicable Loan Parties shall have delivered to the Administrative Agent any Capital Stock required to be pledged pursuant to the Security Agreement that is certificated and required to be delivered thereunder for Greenpoint Energy, Inc.

(c)Stock and Note Powers. Within 3 Business Days of the Amendment Effective Date, except as contemplated by clause (a), the Borrower and the applicable Loan Parties shall have delivered to the Administrative Agent original undated stock powers or instruments of transfer executed in blank for all of the Capital Stock required to be pledged pursuant to the Security Agreement on the Amendment Effective Date that is certificated and required to be delivered thereunder to the Administrative Agent and original undated note powers or instruments of transfer for all of the Pledged Notes (as defined in the Security Agreement) required to be pledged pursuant to the Security Agreement on the Amendment Effective Date and required to be delivered thereunder to the Administrative Agent.

(d)Gibraltar Documents. Within 3 Business Days of the Amendment Effective Date, the Borrower and the applicable Loan Party shall have delivered the Certificate of Good Standing in respect of Peabody Holdings (Gibraltar) Limited to be issued on or around February 6, 2015 by Companies House Gibraltar.

(e)IP Security Documents. Promptly after the Amendment Effective Date, the Borrower and applicable Loan Parties shall have delivered to the Administrative Agent executed counterparts of the IP Security Agreements in a form appropriate for filing.

(f)Real Property Collateral. Within 225 days of the Amendment Effective Date, the Borrower and applicable Loan Parties shall have delivered to the Administrative Agent (i) executed counterparts of one or more Mortgages on the Material Real Property set forth on Schedules 5.08(b) and 5.08(c) of the Amended Credit Agreement in a form appropriate for recording in the applicable recording office, (ii) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Building located on such Material Real Property and constituting Collateral and if any such Building is located in special flood hazard area, (x) a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto and (y) evidence of applicable flood insurance as required by Section 6.07(b)(i) of the Amended Credit Agreement if such Material Real Property were Collateral, (iii) legal opinions from counsel in such jurisdiction as the Material Real Property is located, each in form and substance reasonably satisfactory to Administrative Agent and (iv) payment by the Borrower of all mortgage recording taxes and related charges required for the recording of such Mortgages.

(g)Title Opinions. With respect to those Material Real Properties listed on Schedule I hereto, the Borrower and other applicable Loan Parties shall use commercially reasonable efforts to deliver to the Administrative Agent, as promptly as practical but in no event later than 275 days after the Amendment Effective Date, a legal opinion from local counsel in the jurisdiction of such Material Real Property, in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, an opinion that the mortgagor who is named in any Mortgage relating to such Material Real Property, holds legal and valid fee or leasehold title to the interests secured thereby, free and clear of all defects and encumbrances other than the defects and encumbrances listed in such opinion (a “Title Opinion”), which shall be Liens permitted by Section 7.01 of the Amended Credit Agreement and such other liens and defects reasonably approved by the

Signature Page to Peabody Omnibus Amendment Agreement

Administrative Agent; provided, that a failure after the Borrower’s and the applicable Loan Parties’ commercially reasonable efforts to obtain any such Title Opinion within 275 days after the Amendment Effective Date shall not constitute a Default hereunder, and, for avoidance of doubt, the Borrower and the other applicable Loan Parties shall no longer be required to use commercially reasonable efforts to obtain any such Title Opinion after such 275 day period has elapsed.

(h)Consents Related to Leaseholds Concerning Material Real Property. With respect to any leasehold interest that would constitute Material Real Property but for the need to obtain the consent of another Person (other than the Borrower or any Controlled Subsidiary) to grant a security interest therein, the Borrower shall (or shall cause the applicable Loan Party to) use commercially reasonable efforts to obtain such consent for the 225 day period commencing on the Amendment Effective Date provided that there shall be no requirement to pay any sums to the applicable lessor other than customary legal fees and administrative expenses (it is understood, for avoidance of doubt, that, without limiting the foregoing obligations of the Borrower set forth in this clause (d), any failure to grant a security interest in any such leasehold interest as a result of a failure to obtain a consent shall not be a Default hereunder, and, for avoidance of doubt, the Borrower the other applicable Loan Parties shall no longer be required to use commercially reasonable efforts to obtain any such consent after such 225 day period has elapsed).

(i)As-Extracted Collateral Financing Statements. To the extent a Mortgage filing is not sufficient in the applicable jurisdiction to perfect, or would require re-filing of the Mortgage during the life of the Amended Credit Agreement to continue the perfection of, the Administrative Agent’s security interest in any as-extracted collateral, the Borrower hereby authorizes the Administrative Agent to prepare UCC-1 as-extracted collateral financing statements in a form that can be filed, concurrently with the recording of the associated Mortgage associated with the Material Real Property to which such as-extracted collateral relates, in the appropriate filing office (such as the local recording office of the jurisdiction in which the Material Real Property is located) necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the Administrative Agent’s security interest in any as-extracted collateral granted by the Loan Parties pursuant to the Security Agreement.

Signature Page to Peabody Omnibus Amendment Agreement

Signature Page to Peabody Omnibus Amendment Agreement

SCHEDULE I to Annex I: material real properties FOR TITLE OPINIONS

Material Real Property	State
North Antelope/Rochelle	Wyoming
Caballo	Wyoming
Rawhide	Wyoming
Lee Ranch	New Mexico
El Segundo	New Mexico
Kayenta	Arizona
Bear Run	Indiana

Signature Page to Peabody Omnibus Amendment Agreement

EXHIBIT A

[Amended Credit Agreement]

______________________________________________________________________________________________________

AMENDED AND RESTATED CREDIT AGREEMENT
as Amended and Restated as of September 24, 2013

among

PEABODY ENERGY CORPORATION,
as Borrower,

CITIBANK, N.A.,
as Administrative Agent, Swing Line Lender and L/C Issuer,
and
The Other Lenders Party Hereto
_____________________________________________________________________________________________
CITIGROUP GLOBAL MARKETS, INC.,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
BNP PARIBAS SECURITIES CORP.,
CRéDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
HSBC SECURITIES (USA) INC.,
MORGAN STANLEY SENIOR FUNDING, INC.,
PNC CAPITAL MARKETS LLC,
and
RBS SECURITIES INC.,
as
Joint Lead Arrangers and Joint Book Managers
_____________________________________________________________________________________________
BANK OF AMERICA, N.A.,
as
Syndication Agent,
and
MUFG UNION BANK, N.A.,
COMPASS BANK,
CREDIT SUISSE SECURITIES (USA) LLC,
J.P. MORGAN SECURITIES LLC,
STANDARD CHARTERED BANK,
U.S. BANK NATIONAL ASSOCIATION
and
WELLS FARGO BANK N.A.
as
Co-Documentation Agents
______________________________________________________________________________________________________

TABLE OF CONTENTS
Section                                                 Page
Article I.DEFINITIONS AND ACCOUNTING TERMS..................................................................................1

1.01	Defined Terms.........................................................................................................................1

1.02	Other Interpretive Provisions.................................................................................................48

1.03	Accounting Terms.................................................................................................................49

1.04	Exchange Rates; Currency Equivalents.................................................................................50

1.05	Additional Alternative Currencies.........................................................................................51

1.06	Change of Currency...............................................................................................................52

1.07	Times of Day..........................................................................................................................52

1.08	Letter of Credit Amounts.......................................................................................................52

1.09	Negative Covenant Compliance............................................................................................52
Article II.THE COMMITMENTS AND CREDIT EXTENSIONS.................................................................53

2.01	The Loans..............................................................................................................................53

2.02	Borrowings, Conversions and Continuations of the Loans...................................................53

2.03	Letters of Credit.....................................................................................................................56

2.04	Swing Line Loans..................................................................................................................65

2.05	Prepayments..........................................................................................................................68

2.06	Optional Termination or Reduction of Revolving Credit Commitments..............................72

2.07	Repayment of Loans..............................................................................................................72

2.08	Interest..................................................................................................................................74

2.09	Fees.......................................................................................................................................74

2.10	Computation of Interest and Fees..........................................................................................75

2.11	Evidence of Debt...................................................................................................................75

2.12	Payments Generally; Administrative Agent’s Clawback.......................................................76

2.13	Pro Rata; Sharing of Payments by Lenders...........................................................................78

2.14	Increase to a Facility..............................................................................................................78

2.15	Incremental Debt...................................................................................................................80

2.16	Refinancing Debt...................................................................................................................82

2.17	Cash Collateral......................................................................................................................84

2.18	Defaulting Lenders................................................................................................................85

2.19	Reverse Dutch Auction Repurchases.....................................................................................87

2.20	Open Market Repurchases.....................................................................................................88
Article III.TAXES, YIELD PROTECTION AND ILLEGALITY...................................................................89

3.01	Taxes.....................................................................................................................................89

3.02	Illegality................................................................................................................................92

3.03	Inability to Determine Rates..................................................................................................93

3.04	Increased Costs; Reserves on Eurocurrency Rate Loans.......................................................93

3.05	Compensation for Losses.......................................................................................................96

3.06	Mitigation Obligations; Replacement of Lenders..................................................................96

3.07	Survival.................................................................................................................................97

Article IV.CONDITIONS PRECEDENT	.......................................................................................................97

4.01	Closing Date.........................................................................................................................97

4.02	Conditions to all Credit Extensions....................................................................................100
Article V.REPRESENTATIONS AND WARRANTIES...............................................................................101

5.01	Existence, Qualification and Power.....................................................................................101

5.02	Authorization; No Contravention........................................................................................101

5.03	Governmental Authorization...............................................................................................101

5.04	Binding Effect.....................................................................................................................102

5.05	Financial Statements; No Material Adverse Effect.............................................................102

5.06	Litigation.............................................................................................................................102

5.07	No Default...........................................................................................................................103

5.08	Ownership and Identification of Property.............................................................................103

5.09	Environmental Compliance.................................................................................................103

5.10	Insurance.............................................................................................................................104

5.11	Taxes...................................................................................................................................104

5.12	ERISA Compliance.............................................................................................................105

5.13	Subsidiaries.........................................................................................................................105

5.14	Margin Regulations; Investment Company Act..................................................................105

5.15	Disclosure...........................................................................................................................105

5.16	Compliance with Laws.......................................................................................................106

5.17	Anti-Corruption; Sanctions; Terrorism Laws......................................................................106

5.18	Intellectual Property; Licenses, Etc.....................................................................................106

5.19	Security Documents............................................................................................................107

5.20	Mines..................................................................................................................................107
Article VI.AFFIRMATIVE COVENANTS...................................................................................................107

6.01	Financial Statements...........................................................................................................107

6.02	Certificates; Other Information...........................................................................................108

6.03	Notices ...............................................................................................................................110

6.04	Payment of Tax Obligations................................................................................................110

6.05	Preservation of Existence....................................................................................................110

6.06	Maintenance of Properties...................................................................................................110

6.07	Maintenance of Insurance....................................................................................................111

6.08	Compliance with Laws.........................................................................................................111

6.09	Books and Records...............................................................................................................111

6.10	Inspection Rights.................................................................................................................111

6.11	Use of Proceeds ..................................................................................................................112

6.12	Additional Guarantors.........................................................................................................112

6.13	Unrestricted Subsidiaries.....................................................................................................112

6.14	Preparation of Environmental Reports................................................................................112

6.15	Certain Long Term Liabilities and Environmental Reserves.................................................113

6.16	Covenant to Give Security...................................................................................................113
Article VII.NEGATIVE COVENANTS........................................................................................................117

7.01	Liens....................................................................................................................................117

7.02	Investments.........................................................................................................................121

7.03	Indebtedness........................................................................................................................123

7.04	Fundamental Changes.........................................................................................................124

7.05	Dispositions........................................................................................................................125

7.06	Restricted Payments............................................................................................................127

7.07	Change in Nature of Business.............................................................................................129

7.08	Transactions with Affiliates.................................................................................................129

7.09	Burdensome Agreements....................................................................................................130

7.10	Use of Proceeds ..................................................................................................................130

7.11	Financial Covenants............................................................................................................130

7.12	Limitation on Negative Pledge Clauses...............................................................................130

7.13	Restrictions on Peabody IC Funding...................................................................................131

7.14	Restrictions on Peabody Holdings (Gibraltar) Limited and Peabody
Investments (Gibraltar) Limited    ........................................................................................132

7.15	Restrictions on Liens on Principal Property or Specified Capital Stock and
Indebtedness........................................................................................................................132
Article VIII.EVENTS OF DEFAULT AND REMEDIES.............................................................................132

8.01	Events of Default.................................................................................................................132

8.02	Remedies Upon Event of Default........................................................................................134

8.03	Exclusion of Immaterial Subsidiaries..................................................................................135

8.04	Application of Funds...........................................................................................................135

Article IX.ADMINISTRATIVE AGENT	.....................................................................................................136

9.01	Appointment and Authority.................................................................................................136

9.02	Rights as a Lender................................................................................................................136

9.03	Exculpatory Provisions.......................................................................................................137

9.04	Reliance by Administrative Agent.......................................................................................138

9.05	Delegation of Duties............................................................................................................138

9.06	Resignation of Administrative Agent...................................................................................138

9.07	Non-Reliance on Administrative Agent and Other Lenders.................................................140

9.08	No Other Duties, Etc............................................................................................................140

9.09	Administrative Agent May File Proofs of Claim.................................................................140

9.10	Guaranty and Collateral Matters..........................................................................................141

9.11	Withholding Tax..................................................................................................................141

9.12	Intercreditor Agreements, Collateral Matters and Specified Amendments..........................141
Article X.MISCELLANEOUS......................................................................................................................142

10.01	Amendments, Etc................................................................................................................142

10.02	Notices; Effectiveness; Electronic Communication.............................................................145

10.03	No Waiver; Cumulative Remedies.......................................................................................147

10.04	Expenses; Indemnity; Damage Waiver................................................................................147

10.05	Payments Set Aside.............................................................................................................149

10.06	Successors and Assigns........................................................................................................149

10.07	Treatment of Certain Information; Confidentiality..............................................................154

10.08	Right of Setoff.....................................................................................................................155

10.09	Interest Rate Limitation.......................................................................................................155

10.10	Counterparts; Integration; Effectiveness..............................................................................155

10.11	Survival of Representations and Warranties........................................................................155

10.12	Severability.........................................................................................................................156

10.13	Replacement of Lenders .....................................................................................................156

10.14	Governing Law; Jurisdiction; Etc........................................................................................157

10.15	Waiver of Jury Trial..............................................................................................................158

10.16	USA PATRIOT Act Notice..................................................................................................158

10.17	Time of the Essence.............................................................................................................158

10.18	Judgment Currency..............................................................................................................158

10.19	No Advisory or Fiduciary Responsibility.............................................................................159

10.20	Existing Swap Contracts......................................................................................................159

10.21	Release of Liens and Release from Guaranty......................................................................160

10.22	Release of Peabody IC Funding Corp...................................................................................161

SCHEDULES

1.01(a)	Mandatory Cost Formulae

1.01(b)	Guarantors

1.01(c)	Existing Letters of Credit

1.01(d)	Unrestricted Subsidiaries

1.01(e)	Excluded Equity Interests

1.01(f)	Real Property Marketed for Sale

1.01(g)	Reserve Areas

2.01	Commitments

5.08(b)	Material Owned Properties

5.08(c)	Material Leased Properties

5.08(d)	Principal Property

5.09	Environmental Matters

5.13	Subsidiaries

5.18	Intellectual Property

5.20	Mines

7.01	Existing Liens

7.02	Existing Investments

7.03	Existing Indebtedness

7.05	Specified Dispositions

7.12	Negative Pledge Clauses

10.02	Administrative Agent’s Office; Certain Addresses for Notices

10.06	Processing and Recordation Fees

EXHIBITS
Form of:
A    Borrowing Notice
B    Swing Line Loan Notice
C-1    Term Note
C-2    Revolving Note
D    Compliance Certificate
E    Assignment and Assumption
F    Guaranty
G    Security Agreement
H-1    Opinion of Simpson Thacher & Bartlett LLP
H-2    Opinion of Kenneth L. Wagner, Esq.
H-3    Opinion of Triay Stagnetto Neish
H-4    Opinion of Indiana Counsel to the Borrower
H-5    Opinion of Illinois Counsel to the Borrower
I-1    Junior Intercreditor Agreement
I-2    Pari-Passu Intercreditor Agreement
J    Mortgage

V

AMENDED AND RESTATED CREDIT AGREEMENT
This AMENDED AND RESTATED CREDIT AGREEMENT (as amended as of the Amendment Effective Date pursuant to the Omnibus Amendment and as further amended, supplemented or otherwise modified, the “Agreement”) is entered into as of September 24, 2013, among PEABODY ENERGY CORPORATION, a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and, individually, a “Lender”), CITIBANK, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, CITIGROUP GLOBAL MARKETS, INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, BNP PARIBAS SECURITIES CORP., CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, HSBC SECURITIES (USA) INC., MORGAN STANLEY SENIOR FUNDING, INC., PNC CAPITAL MARKETS LLC and RBS SECURITIES INC., as joint lead arrangers and joint book managers, BANK OF AMERICA, N.A., as syndication agent, and MUFG UNION BANK, N.A., COMPASS BANK, CREDIT SUISSE SECURITIES (USA) LLC, J.P. MORGAN SECURITIES LLC, STANDARD CHARTERED BANK, U.S. BANK NATIONAL ASSOCIATION and WELLS FARGO BANK N.A., as co-documentation agents.
WHEREAS, the Borrower is party to that certain Credit Agreement, dated as of June 18, 2010, by and among the Borrower, Peabody Holland B.V., Bank of America, N.A. as administrative agent, swing line lender and letter of credit issuer, the lenders party thereto and Banc of America Securities, LLC, Citigroup Global Markets, Inc. and HSBC (USA) Inc., as joint lead arrangers and joint book managers (as amended, supplemented or otherwise modified, the “Existing Credit Agreement”);
WHEREAS, the Borrower is party to that certain Credit Agreement, dated as of October, 28, 2011, by and among the Borrower, Bank of America, N.A. as administrative agent, the lenders party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, Morgan Stanley Senior Funding, Inc., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., and RBS Securities Inc. as joint lead arrangers and joint book managers (as amended, supplemented or otherwise modified, the “2011 Term Loan Agreement”);
WHEREAS, the Borrower seeks to refinance the Existing Credit Agreement and the 2011 Term Loan Agreement; and
WHEREAS, the Borrower has requested that the Lenders provide a term loan facility and a revolving credit facility to the Borrower, and the Lenders have indicated their willingness to lend and the L/C Issuer has indicated its willingness to issue letters of credit and bank guarantees, in each case, on the terms and subject to the conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS

1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“2011 Term Loan Agreement” has the meaning specified in the recitals to this Agreement.

“A$” means the lawful currency of Australia.

“Accepting Lenders” has the meaning specified in Section 10.01(g).

“Accounting Change” means changes in accounting principles after the Closing Date required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board or, if applicable, the Securities and Exchange Commission.

“Acquisition Agreement” means, with respect to any acquisition, merger or similar transaction permitted under Section 7.02, the definitive documentation for such acquisition, merger or similar transaction.

“Acquisition Agreement Representations” means, with respect to any Acquisition Agreement, the representations and warranties made by or with respect to the Person to be acquired or selling its assets pursuant to such Acquisition Agreement that are material to the interests of the Lenders, but only to the extent that (a) the accuracy of any such representation or warranty is a condition to the Borrower’s or its Restricted Subsidiary’s obligations to close under the Acquisition Agreement or (b) the Borrower or Restricted Subsidiary has the right to terminate its obligations under the Acquisition Agreement as a result of a breach of such representations and warranties.

“Additional Extensions of Credit” has the meaning specified in Section 10.01.

“Adjustment Date” means the date of receipt by the Administrative Agent of (a) the financial statements for the most recently completed fiscal period furnished pursuant to Section 6.01 and (b) the compliance certificate with respect to such financial statements furnished pursuant to Section 6.02. For purposes of determining the Applicable Rate, the first Adjustment Date shall be the third day following the date on which the financial statements for the fiscal quarter ended September 30, 2013 furnished pursuant to Section 6.01 and the related compliance certificate furnished pursuant to Section 6.02 are delivered to the Administrative Agent.

“Administrative Agent” means Citibank, N.A. in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning specified in Section 10.02(c).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” has the meaning specified in the introductory paragraph to this Agreement.

“Agreement Currency” has the meaning specified in Section 10.18.

“Alternative Currency” means each of Euro, Sterling, A$ and each other currency (other than Dollars) that is approved in accordance with Section 1.05.

“Alternative Currency Equivalent” means, at any date, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars on such date.

“Alternative Currency Sublimit” means an amount equal to 30% of the aggregate Revolving Credit Commitments. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Amendment Effective Date” means the occurrence of the “Amendment Effective Date” as defined in the Omnibus Amendment.

“Applicable Percentage” means (a) in respect of the Term Loan Facility, with respect to any Term Loan Lender at any time, the percentage (carried out to the tenth decimal place) of the Term Loan Facility represented by (i) until the Closing Date, such Term Loan Lender’s respective Term Loan Commitments and (ii) thereafter, the aggregate principal amount of such Term Loan Lender’s Term Loans then outstanding, and (b) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time. If the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means:
(a)with respect to the Term Loan Facility, a percentage per annum equal to (i) 3.25% for Eurocurrency Rate Loans and (ii) 2.25% for Base Rate Loans; and

(b)with respect to the Revolving Credit Facility, the Applicable Rate shall be a percentage per annum based on the Consolidated Net Leverage Ratio (as of the most recent Adjustment Date) as set forth below:

		Applicable Rate
Pricing Level	Consolidated Net Leverage Ratio	Eurocurrency Rate Loans, BBSY Loans, Swing Line Loans and Letters of Credit	Base Rate Loans	Commitment Fee
1	≥ 5.50:1	2.50%	1.50%	0.500%
2	< 5.50:1 and ≥ 3.00:1	2.25%	1.25%	0.500%
3	< 3.00:1 and ≥ 2.00:1	2.00%	1.00%	0.500%
4	< 2.00:1	1.75%	0.75%	0.375%

provided that (i) the Applicable Rate determined for any Adjustment Date shall remain in effect until a subsequent Adjustment Date for which the Consolidated Net Leverage Ratio falls within a different level (it being understood that on the Closing Date that the applicable pricing level is Level 2) and (ii) if the financial statements and related Compliance Certificate for any fiscal period are not delivered by the date due pursuant to Sections 6.01 and 6.02, the Applicable Rate shall be (A) for the first 35 days subsequent to such due date, the Applicable Rate in effect prior to such due date and (B) thereafter, as set forth in Level I, in either case, until the date of delivery of such financial statements and Compliance Certificate, after which the Applicable Rate shall be based on the Consolidated Net Leverage Ratio set forth in such Compliance Certificate.
“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, a New York City time reasonably determined by the Administrative Agent or L/C Issuer, as the case may be, subject to the Administrative Agent or L/C Issuer providing advance notice to the Borrower that such time is necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Citigroup Global Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., Crédit Agricole Corporate and Investment Bank, HSBC Securities (USA) Inc., Morgan Stanley Senior Funding, Inc., PNC Capital Markets LLC and RBS Securities Inc., each in its capacity as joint lead arranger and joint book manager.

“Asset Sale” means any (a) Disposition by the Borrower or any of its Restricted Subsidiaries to any Person of its property resulting in the receipt of Net Proceeds that equal or exceed $10,000,000 or (b) Specified Asset Sale.

“Asset Sale Sweep Provisions” has the meaning specified in Section 2.05(e).

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b), and accepted by the Administrative Agent) in substantially the form of Exhibit E or any other form approved by the Administrative Agent, in accordance with Section 10.06(b).

“Attributable Indebtedness” means, on any date, in respect of any Capital Lease Obligations of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Auction” has the meaning specified in Section 2.19(a).

“Auction Manager” has the meaning specified in Section 2.19(a).

“Auction Procedures” means customary procedures for conducting any Auction subject to modification as mutually determined by the Borrower and the Auction Manager and consented to by the Administrative Agent (such consent not to be unreasonably withheld or delayed).

“Audited Financial Statements-2012” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2012, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Availability Period” means in respect of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (a) the Revolving Credit Facility Maturity Date, (b) the date of termination of the Revolving Credit Commitments pursuant to Section 2.06 and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Bank Guarantee” means a direct guaranty or undertaking issued for the account of the Borrower pursuant to this Agreement by an L/C Issuer in form acceptable to the L/C Issuer issued to provide credit support to the Borrower or any of its Subsidiaries.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the Eurocurrency Rate for a one month Interest Period beginning on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, and (c) the rate of interest in effect for such day as publicly announced from time to time by

Administrative Agent as its “prime rate.” The “prime rate” is a rate set by Administrative Agent based upon various factors including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change. In no event, with respect to the Term Loans issued on the Closing Date, notwithstanding the rate determined pursuant to the foregoing, shall the Base Rate be less than 2.00%.

“Base Rate Loan” means a Term Loan or a Revolving Credit Loan that bears interest based on the Base Rate, as applicable. All Base Rate Loans shall be denominated in Dollars.

“BBSY Rate” means, with respect to any BBSY Loan for any Interest Period, on any date, the rate per annum quoted as the average bid rate displayed on the Bloomberg BBSY page at or about 10:30 a.m., Sydney time, on the first day of such Interest Period for a term having a tenor closest to such Interest Period. If such rate is not available for any reason, the “BBSY Rate” will be the rate determined by the Administrative Agent in good faith and notified to the Borrower on or prior to the close of business of the first day of such Interest Period to be the arithmetic mean (rounded upwards to four decimal places and expressed as a percentage rate per annum) of the buying rates (for bills of exchange accepted by leading Australian banks) which have a tenor closest to such Interest Period quoted by three BBSY Reference Banks at or about such time on such date.

“BBSY Loan” means a Loan that bears interest at the BBSY Rate. BBSY Loans may only be denominated in A$.

“BBSY Reference Banks” means Australia and New Zealand Banking Group Limited, Commonwealth Bank of Australia, National Australia Bank Limited and Westpac Banking Corporation (or such other banks as may be reasonably designated by the Administrative Agent).

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Loan Borrowing, as the context may require.

“Borrowing Notice” means a notice of (a) a Term Loan Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Term Loans or Revolving Credit Loans from one Type to the other or (d) a continuation of Eurocurrency Rate Loans, in each case, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Building” means a Building as defined in 12 CFR Chapter III, Section 339.2.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York, New York with respect to Obligations denominated in Dollars and:

(a)if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

(b)if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;

(c)if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars, Euro or A$, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency;

(d)if such day relates to any fundings, disbursements, settlements and payments (other than interest rate settings) in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency; and

(e)if such day relates to any interest rate settings as to a BBSY Loan denominated in A$, any fundings, disbursements, settlements and payments in A$ in respect of any such BBSY Loan, or any other dealings in A$ to be carried out pursuant to this Agreement in respect of any such BBSY Loan, means any such day on which dealings in deposits in A$ are conducted by and between banks in Sydney, Australia.

“Capital Lease Obligations” means of any Person as of the date of determination, the aggregate liability of such Person under Financing Leases reflected on a balance sheet of such Person under GAAP.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing, but excluding any securities convertible into or exchangeable for shares of Capital Stock.

“Cash Collateralize” has the meaning specified in Section 2.17(a) and “Cash Collateral” shall have a correlative meaning.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit, purchasing or debit card, electronic funds transfer and other cash management arrangements to the Borrower or a Restricted Subsidiary and, at the election of the Borrower, any bank guarantees issued for ordinary course purposes.

“Cash Management Bank” means any Person that (a) at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender or (b) becomes a Lender or an Affiliate of a Lender at any time after it has entered into a Cash Management Agreement.

“Cash Management Obligations” means all advances to, and debts, liabilities and obligations of the Borrower or any Restricted Subsidiary arising under any Specified Cash Management Agreement.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request or directive (whether or not having the force of law) by any Governmental Authority required to be complied with by any Lender. For purposes of this definition, (x) the Dodd-Frank Act and any rules, regulations, orders, requests, guidelines and directives adopted, promulgated or implemented in connection therewith, and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to have been adopted, issued, promulgated or implemented after the Closing Date, but shall be included as a Change in Law only to the extent a Lender is imposing applicable increased costs or costs in connection with capital adequacy and other requirements similar to those described in Sections 3.04(a) and (b) generally on other similarly situated borrowers of loans under United States credit facilities.

“Change of Control” means:

(a)an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of 35% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis; or

(b)a “Change of Control” as defined in the Senior Notes Indenture, as amended, restated, modified, replaced, or refinanced from time to time.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986, as amended from time to time (unless as indicated otherwise).

“Collateral” means all of the “Collateral” and “Mortgaged Property” and all of the other property that is subject to Liens in favor of the Administrative Agent for the Secured Parties under the Loan Documents; provided that Collateral shall exclude any Excluded Assets.

“Commitment” means a Term Loan Commitment, a Revolving Credit Commitment or corresponding commitment under another Facility, as the context may require.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Consolidated EBITDA” means, as of the last day of any period, Consolidated Net Income for such period plus, without duplication, (i) consolidated interest expense, determined in accordance with GAAP, (ii) to the extent deducted in computing such Consolidated Net Income, the sum of all income, franchise or similar taxes, (iii) depreciation, depletion and amortization of property, plant, equipment and intangibles, (iv) any debt extinguishment costs, (v) any amount of asset retirement obligations expense and (vi) transaction costs, fees and expenses incurred during such period in connection with any acquisition or disposition not prohibited hereunder or any issuance of debt or equity securities by the Borrower or any of its Restricted Subsidiaries, in each case, for such period.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four prior consecutive fiscal quarters ending as of the date of the financial statements most recently delivered by the Borrower pursuant to Section 6.01(a) or (b), as applicable, to (b) Consolidated Net Cash Interest Charges for such period.

“Consolidated Net Cash Interest Charges” means, for any period, for the Borrower and its Restricted Subsidiaries on a consolidated basis, the sum of all interest expense and letter of credit fees and commissions of the Borrower and its Restricted Subsidiaries in connection with borrowed money or other extensions of credit minus the sum of all interest income of the Borrower and its Restricted Subsidiaries, in each case, to the extent treated as interest in accordance with GAAP and payable in cash, provided that Consolidated Net Cash Interest Charges shall exclude prepayment premiums and penalties in connection with the redemption of the Senior Notes.

“Consolidated Net Funded Indebtedness” means, as of any date of determination, for the Borrower and its Restricted Subsidiaries on a consolidated basis, (a) the sum of (i) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (ii) all obligations in respect of the deferred purchase price of property or services (other than (A) trade accounts payable and accrued expenses incurred in the ordinary course of business, (B) obligations under federal coal leases and (C) obligations under coal leases which may be terminated at the discretion of the lessee and (D) obligations for take-or-pay arrangements), (iii) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (i) and (ii) above of Persons other than the Borrower or any Subsidiary (other than Guarantees of less than $50,000,000 individually and $150,000,000 in the aggregate), and (iv) amounts due under Permitted Securitization Programs (whether or not on the balance sheet of the Borrower or its Restricted Subsidiaries), excluding the Existing Securitization, provided that Consolidated Net Funded Indebtedness shall exclude (1) the $750,000,000 in aggregate principal amount of the convertible junior subordinated debentures of the Borrower due December 2066, (2) with respect to any junior subordinated equity-linked security, the percentage of equity credit received from each of Moody’s and S&P (or if Moody’s and S&P provide different levels of equity credit, the lesser percentage of equity credit received) for such additional equity-linked security issuances, (3) Non-Recourse Debt and (4) the amount of obligations under any Guarantee issued by the Borrower or any of its Restricted Subsidiaries existing on the Closing Date minus (b) the aggregate amount of unrestricted cash and cash equivalents included in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of such date.

“Consolidated Net Income” means, for any period, for the Borrower and its Restricted Subsidiaries on a consolidated basis, the net income attributable to common stockholders of the Borrower and its Restricted Subsidiaries for that period, determined in accordance with GAAP, excluding, without duplication, (a) noncash compensation expenses related to common stock and other equity securities issued to employees, (b) extraordinary or non-recurring gains and losses, (c) income or losses from discontinued operations or disposal of discontinued operations or costs and expenses associated with the closure of any mines (including any reclamation or disposal obligations), (d) any non-cash impairment charges resulting from the application of ASC 320 Investments-Debt and Equity Securities, ASC 323 Investments-Equity Method and Joint Ventures, ASC 350 Intangibles-Goodwill and Other and ASC 360 Property, Plant and Equipment and any future or similar ASC standards relating to impairment, (e) net unrealized gains or losses resulting in such period from non-cash foreign currency remeasurement gains or losses, (f) net unrealized gains or losses resulting in such period from the application ASC 815 Derivatives and Hedging, in each case, for such period, (g) non-cash charges including non-cash charges due to cumulative effects of changes in accounting principles, and (h) any net income (or loss) of the Borrower or a Restricted Subsidiary for such period that is accounted for by the equity method of accounting to the extent included therein; plus, without duplication, any cash dividends and/or distributions actually received by the Borrower or a Restricted Subsidiary from any Unrestricted Subsidiary and/or Joint Venture during such period to the extent not already included therein.

“Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Net Funded Indebtedness as of the date of the financial statements most recently delivered by the Borrower pursuant to Section 6.01(a) or (b), as applicable, to (b) Consolidated EBITDA for the period of the four consecutive fiscal quarters ending as of the date of such financial statements.

“Consolidated Net Secured First Lien Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Net Senior First Lien Secured Debt as of the date of the financial statements most recently delivered by the Borrower pursuant to Section 6.01(a) or (b), as applicable, to (b) Consolidated EBITDA for the period of the four consecutive fiscal quarters ending as of the date of such financial statements.
“Consolidated Net Senior First Lien Secured Debt” means, as of any date of determination, the aggregate principal amount of Consolidated Net Funded Indebtedness that is not Subordinated Indebtedness on such date and that is secured by a Lien that is not subordinated by contract to another Lien securing other Indebtedness.

“Contract” has the meaning specified in the definition of Excluded Assets.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Subsidiary” means, with respect to any consent, waiver or right to terminate or accelerate the obligations under a Contract, any Subsidiary that the Borrower directly or indirectly Controls for purposes of the provision of such consent, waiver or exercise of such right to terminate or accelerate the obligations under such Contract.

“Convertible Securities” means any Indebtedness of the Borrower or any Restricted Subsidiary that is or will become, upon the occurrence of certain specified events or after the passage of a specified amount of time, convertible into or exchangeable for Equity Interests of the Borrower or any Restricted Subsidiary.

“Copyright Security Agreement” means the Copyright Security Agreement, substantially in the form attached to the Security Agreement or such other form reasonably acceptable to the Administrative Agent and the Borrower, by certain Loan Parties in favor of the Administrative Agent, for the benefit of the Secured Parties.
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Cumulative Impairment Charges” means, as of any date of determination, for the period commencing with the Amendment Effective Date through the date of determination, the aggregate amount of any non-cash impairment charges of the Borrower and its Restricted Subsidiaries resulting from the application of ASC 323 Investments-Equity Method and Joint Ventures and ASC 360 Property, Plant and Equipment minus any previously occurring Excess Impairment Charges during such period (it being understood, for avoidance of doubt, that, with respect to any particular amount of Excess Impairment Charges, the requirements of Section 2.05(f) are only intended to apply once).

“Cumulative Retained Asset Sale Net Proceeds” means, as of any date of determination, for the period commencing with the Amendment Effective Date through the date of determination, the aggregate amount of Net Proceeds from all Asset Sales occurring during such period minus the sum of (a) the amount of any such Net Proceeds from any Asset Sale that is not a Specified Asset Sale, not constituting Excess Proceeds, that are reinvested in assets used or useful in the business of the Borrower or some or all of its Restricted Subsidiaries (including by way of a Permitted Acquisition), (b) the amount of any such Net Proceeds from any Specified Asset Sale, not constituting Excess Proceeds, that are reinvested in assets used or useful in the business of the Borrower or some or all of its Subsidiaries or Joint Ventures (including by way of a Permitted Acquisition), (c)(i) voluntary repayments of the Term Loans with the Net Proceeds from Asset Sales during such period and (ii) voluntary permanent reductions of the Revolving Credit Commitments during such period in an amount not to exceed the Net Proceeds from Asset Sales during such period minus the amount of voluntary prepayments under clause (c)(i) above and (d) without any duplication of payments made pursuant to clause (c) above, any previously occurring Excess Proceeds during such period that were applied or reinvested in accordance with, or otherwise permitted to be retained after application of the provisions of, Section 2.05 (it being understood, for avoidance of doubt, with respect to any particular amount of Excess Proceeds, the requirements of Section 2.05(e) are only intended to apply once).

“Current Liabilities” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any long-term Indebtedness and (b) accruals of interest expense (excluding interest expense that is due and unpaid).
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate and any Mandatory Cost) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means any Lender that (a) has failed to fund (i) any portion of the Loans, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s reasonable determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or (ii), participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder, in both instances within three Business Days of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. A Lender that has become a Defaulting Lender because of an event referenced in this definition may cure such status and shall no longer constitute a Defaulting Lender as provided in the last paragraph of Section 2.18.

“Designated Letters of Credit” means letters of credit issued with respect to Mine reclamation, workers’ compensation and other employee benefit liabilities.

“Designated Non-cash Consideration” means the fair market value (as reasonably determined by the Borrower in good faith) of non-cash consideration received by the Borrower or any of its Restricted Subsidiaries in connection with a Disposition that is so designated as “Designated Non-cash Consideration” minus the amount of cash or cash equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173) signed into law on July 21, 2010, as amended from time to time.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any date, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Joint Venture” means any Joint Venture that is organized under the laws of any political subdivision of the United States; provided, that in no event shall any such Joint Venture whose Equity Interests are owned by a Foreign Subsidiary be considered a “Domestic Joint Venture” for purposes of the Loan Documents.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States; provided, that in no event shall any such Subsidiary that is a Subsidiary of a Foreign Subsidiary be considered a “Domestic Subsidiary” for purposes of the Loan Documents.

“Domestic Unrestricted Subsidiary” means any Unrestricted Subsidiary that is organized under the laws of any political subdivision of the United States; provided, that in no event shall any such Subsidiary that is a Subsidiary of a Foreign Subsidiary be considered a “Domestic Unrestricted Subsidiary” for purposes of the Loan Documents.

“Eligible Assignee” means:

(a)with respect to the Term Loan Facility, (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund and (iv) any other Person (other than a natural person) approved by (A) the Administrative Agent and (B) unless an Event of Default under Sections 8.01(a), (f) and (g) has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); and with respect to the Revolving Credit Facility, (i) a Revolving Credit Lender, (ii) an Affiliate of a Revolving Credit Lender and (iii) any other Person (other than a natural person) approved by (A) the Administrative Agent, L/C Issuer and the Swingline Lender and (B) unless an Event of Default under Sections 8.01(a), (f) and (g) has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed);

provided, however, in each case, unless an Event of Default has occurred and is continuing, that an Eligible Assignee shall include only a Lender, an Affiliate of a Lender or another Person, which, through its Lending Offices, is capable of lending to the Borrower, without the imposition of any additional Indemnified Taxes and assignment to such Person would not, at the time of such assignment, result in the Borrower becoming liable to pay any additional amount to such Person or any Governmental Authority pursuant to Section 3.01 or Section 3.04; provided further that a Defaulting Lender shall not be an Eligible Assignee.

“Eligible L/C Issuer” means a Lender, an Affiliate of a Lender or any other financial institution, in each case, that is either domiciled in the United States or a Foreign Lender with a branch office in the United States and, in each case, has a long term unsecured debt investment grade rating, agrees to act as an L/C Issuer hereunder and, if replacing an existing L/C Issuer, agrees to replace the existing L/C Issuer in accordance with the terms of this Agreement, including having an L/C Issuance Limit at least equal to the L/C Issuance Limit of the replaced L/C Issuer unless otherwise agreed by the Borrower.

“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means any and all applicable current and future federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions or common law causes of action relating to (a) protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface, water, ground water, or land, (b) human health as affected by Hazardous Substances, and (c) mining operations and activities to the extent relating to environmental protection or reclamation, including the Surface Mining Control and Reclamation Act, provided that “Environmental Laws” do not include any laws relating to worker or retiree benefits, including benefits arising out of occupational diseases.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permits” means any and all permits, licenses, registrations, notifications, exemptions and any other authorization required under any applicable Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination (but excluding any debt security that is convertible into, or exchangeable for, Equity Interests).

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, the regulations promulgated thereunder and any successor statute.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the failure to meet the minimum funding standards of Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA) or the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) a determination that any Pension Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (d) a

determination that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA; (e) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (f) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (g) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (h) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; (j) receipt from the IRS of notice of the failure of any Pension Plan (or any other Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; (k) the imposition of a Lien pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code with respect to any Pension Plan; or (l) the occurrence of any Foreign Plan Event.

“Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurocurrency Rate” means, for any Interest Period (a) with respect to a Eurocurrency Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate or the successor thereto if the British Bankers Association is no longer making a LIBOR rate available (“LIBOR”), as published by Reuters (or other commercially available source providing quotations of LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if LIBOR is not available for such Interest Period, the Interpolated Screen Rate for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period and (b) with respect to a determination of “Base Rate” (pursuant to clause (b) of its definition), LIBOR for a one month Interest Period as published by Reuters (or other commercially available source providing quotations of LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time on each Business Day on which the Base Rate is being determined. In no event, with respect to the Term Loans issued on the Closing Date, notwithstanding the rate determined pursuant to the foregoing, shall the Eurocurrency Rate be less than 1.00%.

“Eurocurrency Rate Loan” means a Term Loan or a Revolving Credit Loan that bears interest at a rate based on the Eurocurrency Rate. Eurocurrency Rate Loans may be denominated in Dollars or, solely with regards to Revolving Credit Loans (but excluding Swing Line Loans) in an Alternative Currency other than A$. All Revolving Credit Loans denominated in an Alternative Currency other than A$ must be Eurocurrency Rate Loans.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Impairment Charges” has the meaning specified in Section 2.05(f).

“Excess Proceeds” has the meaning specified in Section 2.05(e).

“Excluded Assets” means

(a) motor vehicles and other assets subject to certificates of title where the net book value of any such motor vehicle or other such asset individually is less than $1,000,000,

(b) commercial tort claims where the amount of the net proceeds claimed is less than $10,000,000,

(c) (i) any lease, license or other written agreement or written obligation (each, a “Contract”) and any leased or licensed asset under a Contract or asset financed pursuant to a purchase money financing Contract or Capital Lease Obligation, in each case that is the direct subject of such Contract (so long as such Contract is not entered into for purposes of circumventing or avoiding the collateral requirements of this Agreement), in each case only for so long as the granting of a security interest therein (x) would be prohibited by, cause a default under or result in a breach of such Contract (unless the Borrower or any Controlled Subsidiary may unilaterally waive it) or would give another Person (other than the Borrower or any Controlled Subsidiary) a right to terminate or accelerate the obligations under such Contract or to obtain a Lien to secure obligations owing to such Person (other than the Borrower or any Controlled Subsidiary) under such Contract (in each case, except to the extent any such prohibition is unenforceable after giving effect to applicable anti-assignment provisions of the UCC) or (y) would require obtaining the consent of any Person (other than the Borrower or any Controlled Subsidiary) or applicable Governmental Authority, except to the extent that such consent has already been obtained or (ii) any asset the granting of a security interest therein in favor of the Secured Parties would be prohibited by any applicable Requirement of Law (other than any Organizational Document),

(d) those assets with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, the costs or other consequences of obtaining or perfecting such a security interest are excessive in view of the benefits to be obtained by the Secured Parties therefrom or would result in materially adverse tax consequences to the Borrower or its Subsidiaries as reasonably determined by the Borrower in consultation with the Administrative Agent,

(e) any Letter of Credit Rights (as defined in the UCC) (other than to the extent a Lien thereon can be perfected by filing a customary financing statement),

(f) any right, title or interest in Receivables Assets sold, pledged or financed pursuant to a Permitted Securitization Program, and all of a Subsidiary’s and any Loan Party’s rights, interests and claims under a Permitted Securitization Program,

(g) any real property and leasehold rights and interests in real property other than Material Real Property,

(h) any “intent-to-use” application for registration of a Trademark (as defined in the Security Agreement) filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, and

(i) (i) any Equity Interests set forth on Schedule 1.01(e), (ii) any Equity Interest that is Voting Stock of a Foreign Subsidiary that is a CFC or FSHCO in excess of 65% of the Voting Stock of such Subsidiary, (iii) any assets owned directly or indirectly by a Foreign Subsidiary that is a CFC or a FSHCO, including the Equity Interests in any Subsidiary of such Foreign Subsidiary, (iv) any Equity Interests of captive insurance subsidiaries and not-for-profit subsidiaries, (v) any Equity Interests in, or assets of, any Unrestricted Subsidiary and any Special Purpose Receivables Subsidiary (to the extent a pledge of the Equity Interests in such Special Purpose Receivables Subsidiary is prohibited under any Permitted Securitization Program entered into by such Special Purpose Receivables Subsidiary), (vi) margin stock and (vii) any Equity Interests in any Subsidiary that is not wholly-owned by the Borrower or any Restricted Subsidiary or in a Joint Venture, if the granting of a security interest therein (A) would be prohibited by, cause a default under or result in a breach of, or would give another Person (other than the Borrower or any Controlled Subsidiary) a right to terminate, under any Organizational Document, shareholders or similar agreement applicable to such Subsidiary or Joint Venture or (B) would require obtaining the consent of any Person (other than the Borrower or any Controlled Subsidiary); provided that any Equity Interests pledged pursuant to the Pledge Agreement - Gib shall not constitute Excluded Assets;

provided that the Collateral shall include the replacements, substitutions and proceeds of any of the foregoing unless such replacements, substitutions or proceeds also constitute Excluded Assets.
“Excluded Swap Obligation” means, with respect to any Guarantor, (a) as it relates to all or a portion of the Guarantee of such Guarantor of Swap Obligations, any Swap Obligation if, and to the extent that, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) or (b) as it relates to all or a portion of the grant by such Guarantor of a security interest to secure any Swap Obligation (or secure any Guarantee in respect thereof), any Swap Obligation if, and to the extent that, the grant by such Guarantor of a security interest to secure such Swap Obligation (or secure any Guarantee in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) branch profits taxes or taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), in each case imposed (i) as a result of the Administrative Agent, such Lender or such L/C Issuer (or such other recipient) being organized under the laws of, or having its principal office in or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) other than in the case of an assignee pursuant to a request by the Borrower under Section 10.13, any United States tax that is imposed on amounts payable to a Lender under the law applicable at the time such Lender acquires an interest in a Loan or Commitment (or designates a new Lending Office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of the designation of a new Lending Office (or assignment) to receive additional amounts from the applicable Loan Party with respect to such withholding tax pursuant to Section 3.01(a), (c) Taxes attributable to such Lender’s failure or inability to comply with Section 3.01(e) and (d) any U.S. federal withholding taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning specified in the recitals to this Agreement.

“Existing Credit Agreement Administrative Agent” means Bank of America, N.A., in its capacity as administrative agent under the Existing Credit Agreement.

“Existing Credit Agreement Guarantee” means the US Subsidiary Guarantee made by the Borrower and certain of its Subsidiaries in favor of Bank of America, N.A., as the Existing Credit Agreement Administrative Agent pursuant to the terms of the Existing Credit Agreement.

“Existing Credit Agreement Guarantor” means a Person that is a “Guarantor” as defined under the Existing Credit Agreement (including in its capacity as a guarantor under the Existing Credit Agreement Guarantee).

“Existing Credit Agreement Lenders” means the Lenders to this Agreement on the Closing Date who are “Lenders” under the Existing Credit Agreement on the Closing Date.

“Existing Credit Agreement Required Lenders” means the “Required Lenders” as defined in the Existing Credit Agreement.

“Existing Letters of Credit” means the letters of credit set forth on Schedule 1.01(c).

“Existing Securitization” means the accounts receivable securitization financing of P&L Receivables Company LLC, existing as of the Closing Date and any replacements, refinancings, amendments, restatements, renewals or extensions thereof, subject to the restrictions set forth in the proviso to the definition of Permitted Securitization Programs.

“Facility” means the Revolving Credit Facility, the Term Loan Facility, any Incremental Facility and/or any Refinancing Facility, as the context may require.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any laws implementing an intergovernmental approach thereto.

“FCPA” has the meaning specified in Section 5.17.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Fee Letters” means, collectively, (a) the administrative agent letter agreement, dated September 6, 2013, among the Borrower, Citibank, N.A. and Citigroup Global Markets, Inc. and (b) the arranger letter agreement, dated September 6, 2013, among the Borrower, Citibank, N.A., Citigroup Global Markets Inc., Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas, BNP Paribas Securities Corp., Crédit Agricole Corporate and Investment Bank, HSBC Bank USA, N.A., HSBC Securities (USA) Inc., Morgan Stanley Senior Funding, Inc., PNC Bank, N.A., PNC Capital Markets LLC, The Royal Bank of Scotland plc and RBS Securities Inc.

“FSHCO” means any Domestic Subsidiary that owns (directly or through its Subsidiaries) no material assets other than the Equity Interests of one or more Foreign Subsidiaries that are CFCs.

“Financing Lease” means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee; provided that, any operating lease that is required to be treated as a capital lease in accordance with GAAP as a result of any Accounting Change shall not be deemed a Financing Lease for purposes of this Agreement.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by any Loan Party or any of their respective Subsidiaries with respect to employees employed outside the United States and paid through a non-United States payroll.

“Foreign Plan Event” means, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, within the time permitted by Law for such contributions or payments, (c) the receipt of a notice from a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan, (d) the incurrence of any liability by any Loan Party under applicable law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein, in each case, which could reasonably be expected to have a Material Adverse Effect, or (e) the occurrence of any transaction with respect to a Foreign Plan that is prohibited under any applicable law and that could reasonably be expected to result in the incurrence of any liability by any Loan Party, or the imposition on any Loan Party of any fine, excise tax or penalty with respect to a Foreign Plan resulting from any noncompliance with any applicable law, in each case which could reasonably be expected to have a Material Adverse Effect.

“Foreign Subsidiary” means a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any State thereof or the District of Columbia and any Subsidiary thereof.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Fee” has the meaning specified in Section 2.03(j).

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles, which are applicable to the circumstances as of the date of determination. The sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP in the United States, are set forth in the Financial Accounting Standards Board’s Accounting Standards Codification.

“Governmental Authority” means the government of the United States or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to the extent the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation in order to induce the creation of such obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, reimbursement obligations under letters of credit and any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee obligation shall not include (i) indemnification or reimbursement obligations under or in respect of Surety Bonds or Designated Letters of Credit, (ii) ordinary course performance guarantees by any Loan Party of the obligations (other than for the payment of borrowed money) of any other Loan Party and (iii) endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means any Restricted Subsidiary that is a Domestic Subsidiary (other than Peabody IC Funding, Corp. which shall cease to be a Guarantor after its release in accordance with Section 10.22); provided, that such term shall not include (a) any Subsidiary not wholly-owned, directly or indirectly, by the Borrower to the extent (but only so long as) it is prohibited by the terms of any Contractual Obligation (including pursuant to any Organizational Documents of such Subsidiary) from guaranteeing the Secured Obligations or any other obligations or liabilities guaranteed pursuant to the terms of the Guaranty (it being understood that, for purposes of this definition, the terms of any Contractual Obligation shall be deemed to prohibit such Guarantee if it would constitute a breach or default under or result in the termination of or require the consent of any Person (other than the Borrower or any Controlled Subsidiary, or the Administrative Agent or the Lenders in their respective capacities as such) under the security, agreement, instrument or other undertaking giving rise to such Contractual Obligation) or (b) any Domestic Subsidiary substantially all of whose assets consist of equity interests in a Foreign Subsidiary if making such Domestic Subsidiary a Guarantor would result in adverse Tax consequences to the Borrower or its Restricted Subsidiaries; provided further, that such Contractual Obligation is not and was not created in contemplation of this definition. The Guarantors as of the Closing Date are the Subsidiaries of the Borrower listed on Schedule 1.01(b).

“Guaranty” means that certain Guarantee of the Secured Obligations made by the Guarantors in favor of the Administrative Agent, the Lenders, Cash Management Banks and counterparties under certain Swap Contracts, substantially in the form of Exhibit F, including any supplement, accession, assumption or joinder thereto.

“Hazardous Materials” means (i) any explosive or radioactive substances or wastes and (ii) any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under, or that could reasonably be expected to give rise to liability under, any applicable Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, urea-formaldehyde insulation, gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any coal ash, coal combustion by-products or waste, boiler slag, scrubber residue or flue desulphurization residue.
“Honor Date” shall have the meaning specified in Section 2.03(c)(i).

“Increase Request” has the meaning specified in Section 2.14(a).

“Incremental Commitment” has the meaning specified in Section 2.14(a).
“Incremental Commitment Effective Date” has the meaning specified in Section 2.14(c).

“Incremental Debt” means, at any time, all Incremental Notes, Incremental Facilities and Incremental Commitments outstanding.
“Incremental Debt Cap” means, as determined with respect to any Incremental Debt to be incurred, an amount equal to the greater of (a) $250,000,000 and (b) 25% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries, as of the last day of the most recently ended period of four consecutive fiscal quarters prior to such incurrence for which financial statements were most recently delivered by the Borrower pursuant to Section 6.01(a) or (b), as applicable.

“Incremental Facility” has the meaning specified in Section 2.15(a).

“Incremental Facility Effective Date” has the meaning specified in Section 2.15(c).
“Incremental Facility Request” has the meaning specified in Section 2.15(a).

“Incremental Lender” means any Incremental Term Lender or any Incremental Revolving Lender.

“Incremental Loan” means, with respect to any Incremental Facility, an advance made by any Incremental Lender under such Incremental Facility.
“Incremental Notes” has the meaning specified in Section 7.03(m).

“Incremental Revolving Lender” means any Person who provides an Incremental Revolving Facility or an Incremental Commitment in respect of a revolving facility hereunder.

“Incremental Revolving Facility” has the meaning specified in Section 2.15(a).

“Incremental Term Facility” has the meaning specified in Section 2.15(a).

“Incremental Term Lender” means any Person who provides an Incremental Term Facility or an Incremental Commitment in respect of a term loan hereunder.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)all obligations of such Person arising under bankers’ acceptances issued for the account of such Person;
(c)net obligations of such Person under any Swap Contract;

(d)all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable and accrued expenses incurred in the ordinary course of business, (ii) obligations under federal coal leases and (iii) obligations under coal leases which may be terminated at the discretion of the lessee and (iv) obligations for take-or-pay arrangements);

(e)indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)Capital Lease Obligations (other than obligations in connection with the IRBs); and

(g)all Guarantees of such Person in respect of any of the foregoing Indebtedness of any other
Person (but excluding any performance and completion Guarantees of such Person).

The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. The amount of any indebtedness of a Joint Venture secured by a Lien on property owned or being purchased by the Borrower or its Restricted Subsidiaries as of any date shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the indebtedness that is secured by such Lien and (b) the maximum amount for which the Borrower or its Restricted Subsidiaries may be liable (which may be determined with reference to the fair market value of the property securing such indebtedness as reasonably determined by the Borrower in good faith) pursuant to the terms of such indebtedness. Except as set forth in the sentence immediately above, the amount of indebtedness of any Joint Venture, which is attributable to the Borrower or any Restricted Subsidiary, shall be deemed to equal the amount of indebtedness that would be attributable to the Borrower or any Restricted Subsidiary in accordance with GAAP.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Indenture Trigger Event” has the meaning specified in Section 6.16(h).

“Information” has the meaning specified in Section 10.07.

“Intercompany Note” means each of the (a) PIC Funding Intercompany Note and (b) PEA Intercompany Note.

“Intercreditor Agreements” means each of the (a) Junior Lien Intercreditor Agreement and (b) Pari-Passu Intercreditor Agreement.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, a BBSY Loan or a Swingline Daily Floating Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan and any Swingline Daily Floating Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date; and (c) as to any BBSY Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date.

“Interest Period” means, as to each Eurocurrency Rate Loan and each BBSY Loan, the period commencing on the date such Eurocurrency Rate Loan or BBSY Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan or BBSY Loan and ending on the date one, two, three or six months thereafter, or, if available to all Lenders making such Eurocurrency Rate Loan or BBSY Loan, one or two weeks or twelve months thereafter, as selected by the Borrower in its Borrowing Notice, or, as otherwise contemplated by the first proviso of Section 2.02(a); provided that:

(i)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)any Interest Period, with a period longer than one month and that is not a period otherwise agreed by the Lenders pursuant to the first proviso of Section 2.02(a), that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)with respect to each Facility, no Interest Period shall extend beyond its applicable Maturity Date.

“Interpolated Screen Rate” means, in relation to the Eurocurrency Rate, the rate which results from interpolating on a linear basis between (a) the applicable LIBOR for the longest period (for which that LIBOR is available) which has a shorter period than the relevant Interest Period and (b) the applicable LIBOR for the shortest period (for which LIBOR is available) which has a longer period than the relevant Interest Period, each at approximately 11:00 a.m., London Time, two Business Days prior to the commencement of such Interest Period.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock or other securities of another Person, (b) a loan, advance (excluding intercompany liabilities incurred in the ordinary course of business in connection with the cash management operations of the Borrower and its Subsidiaries) or capital contribution to, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be (i) the amount actually invested, as determined immediately prior to the time of each such Investment, without adjustment for subsequent increases or decreases in the value of such Investment minus (ii) the amount of dividends or distributions received in connection with such Investment and any return of capital and any payment of principal received in respect of such Investment that in each case is received in cash, cash equivalents or short-term marketable debt securities.

“IP Rights” has the meaning specified in Section 5.18.

“IP Security Agreements” means the Copyright Security Agreement, the Trademark Security Agreement and the Patent Security Agreement.

“IRBs” means the City of St. Louis, Missouri Taxable Industrial Development Revenue Bonds (Peabody Energy Corporation Project), Series 2010, in an aggregate principal amount not to exceed $60,000,000, as evidenced by that certain Trust Indenture, dated as of March 1, 2011, between the City of St. Louis, Missouri and U.S. Bank, National Association, St. Louis, Missouri.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (as the same may be amended from time to time).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor the L/C Issuer and relating to any such Letter of Credit.

“Joint Venture” means any Person (a) other than a Subsidiary in which the Borrower or its Subsidiaries hold an ownership interest or (b) which is an unincorporated joint venture of the Borrower or any Subsidiary.

“Junior Lien Intercreditor Agreement” means an intercreditor agreement among the Borrower, the Administrative Agent and the administrative agent or trustee, as applicable, under any junior lien loan agreement, indenture or similar financing agreement in respect of Incremental Notes,

Refinancing Notes or other permitted junior Indebtedness substantially in the form of Exhibit I-1, subject to changes to reflect then current market practice or which are not adverse to the Lenders.

“Judgment Currency” has the meaning specified in Section 10.18.

“Laws” means, as to any Person, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, regulations, ordinances, codes, and determinations of arbitrators or courts or other Governmental Authorities, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed in accordance with Section 2.02(c) or refinanced as a Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuance Limit” means, at the time of the issuance of a Letter of Credit by the applicable L/C Issuer, with respect to (a) each of Citibank, N.A., Bank of America, N.A. PNC Bank, N.A. and U.S. Bank, N.A., each in its capacity as an L/C Issuer, 25% of the Revolving Credit Commitments at such time (or such other amount as may be agreed to in writing by (i) Citibank, N.A., Bank of America, N.A., PNC Bank, N.A. or U.S. Bank, N.A., as applicable, and (ii) the Borrower from time to time with prompt notice to the Administrative Agent) or (b) any other L/C Issuer, such amount as may be agreed to by such L/C Issuer and the Borrower in writing from time to time with prompt notice to the Administrative Agent.

“L/C Issuer” means Citibank, N.A., Bank of America, N.A., PNC Bank, N.A. and U.S. Bank, N.A., each in its capacity as issuer of Letters of Credit hereunder, and such other Lender or Lenders that agree to act as L/C Issuer at the request of the Borrower, and any successor issuer of Letters of Credit hereunder or any of their respective Affiliates, in each case in its capacity as issuer of any Letter of Credit.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph hereto and includes (a) any Incremental Lender, (b) Refinancing Facility Lender and (c) as the context requires, the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any letter of credit or Bank Guarantee issued hereunder and shall include the Existing Letters of Credit. Letters of Credit may be issued in Dollars or in an Alternative Currency.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by any L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“LIBOR” has the meaning specified in the definition of Eurocurrency Rate.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Financing Lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan,
Revolving Credit Loan, Swing Line Loan, Incremental Loan or Refinancing Loan.

“Loan Documents” means this Agreement, each Note, each Issuer Document, the Fee Letters, the Guaranty, each Security Document and each Intercreditor Agreement.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01(a).

“Material Adverse Effect” means a material adverse effect upon (a) the business, assets, operations, property or condition (financial or otherwise) of the Borrower and its Restricted Subsidiaries taken as a whole or (b) the validity or enforceability of this or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.

“Material Real Property” means (a) any Principal Property that is fee owned by a Loan Party and any leasehold interest of a Loan Party in Principal Property, (b) other than with respect to Principal Property (which, for avoidance of doubt, is addressed in clause (a)), any fee owned real property interest held by a Loan Party in an active Mine or any leasehold interest in real property of a Loan Party in an active Mine, (c) any real property owned by a Loan Party or in which a Loan Party has a leasehold interest located on a Reserve Area on the Amendment Effective Date that has a net book value in excess of $10,000,000, (d) any real property acquired or otherwise owned by a Loan Party or in which a Loan Party acquires a leasehold interest after the Amendment Effective Date located on a Reserve Area that has a total net book value in excess of $25,000,000 and (e) any other fee owned real property interest held by a Loan Party (other than the types of property described in clauses (a) through (d) above) with a total net book value in excess of $10,000,000 as of the date of acquisition of such real property; provided that Material Real Property shall not include (w) any leasehold interests in real property of any Loan Party in any Reserve Areas located in the States of Illinois, Indiana or Kentucky, (x) any real property that is identified on Schedule 1.01(f), (y) any leasehold interests of a Loan Party in commercial real property constituting offices of the Borrower and its Subsidiaries or (z) any Excluded Assets; provided further that, any coal reserve or access to a coal reserve (1) that is fee owned by a Loan Party or in which a Loan Party has a leasehold interest and (2) that is located adjacent to, contiguous with, or in close proximity to, both geographically and geologically (according to reasonable standards used in the mining industry) a Principal Property, active Mine or Reserve Area, may, in the reasonable discretion of the Administrative Agent (in consultation with the Borrower), be deemed part of an existing Principal Property, active Mine or Reserve Area and, as a result, a “Material Real Property”.

“Maturity Date” means the Revolving Credit Facility Maturity Date and/or the Term Loan Facility Maturity Date as the context requires.

“Maximum Number of Revolving Facilities” has the meaning specified in Section 2.16(a).

“Mine” means any excavation or opening into the earth in the United States now and hereafter made from which coal or other minerals are or can be extracted on or from any of the real properties in which any Loan Party holds an ownership, leasehold or other interest.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means any mortgages, deeds of trust or similar document (including any fixture filings whether recorded as part of such mortgages or deeds of trust or as separate instruments to the extent necessary in any particular state), substantially in the form of Exhibit J or any such other form reasonably acceptable to the Administrative Agent and the Borrower.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Proceeds” means, with respect to any Disposition pursuant to (a)(i) Sections 7.05(k) and 7.05(l), the sum of cash and cash equivalents actually received by the Borrower or any Restricted Subsidiary in connection with such Disposition (including any cash received by way of deferred payment (excluding, for avoidance of doubt, royalty payments customary in the mining industry) pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) and (ii) any Specified Asset Sale, the sum of cash and cash equivalents actually received by any Domestic Unrestricted Subsidiary or Domestic Joint Venture in connection with such Specified Asset Sale (including an equity issuance by such Persons) without giving effect to the Specified Asset Sale Basket (including any cash received by way of deferred payment (excluding, for avoidance of doubt, royalty payments customary in the mining industry) pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) (provided that, with respect to any Specified Asset Sale made by a Domestic Unrestricted Subsidiary or Domestic Joint Venture existing as of the Amendment Effective Date, the sum of cash and cash equivalents actually received by such Person shall only be the portion thereof attributable to Investments made in such Domestic Unrestricted Subsidiary or Domestic Joint Venture by the Borrower and its Restricted Subsidiaries from and after the Amendment Effective Date) minus (b) the sum of (i) (A) the principal amount, premium or penalty, if any, interest and other amounts of any Indebtedness that is secured by such asset and that is required to be repaid in connection with such Disposition (other than Indebtedness under the Loan Documents) or (B) any other required debt payments or required payments of other obligations relating to the Disposition, in each case, with the proceeds thereof, (ii) the reasonable or customary out-of-pocket fees and expenses incurred by the Borrower, its Subsidiaries or the Joint Venture in connection with such Disposition (including attorneys’ fees, accountants’ fees, investment banking fees, real property related fees and charges and brokerage and consultant fees), (iii) all Taxes required to be paid or accrued or reasonably estimated to be required to be paid or accrued as a result thereof, (iv) in the case of any Disposition by a non-wholly-owned Restricted Subsidiary, non-wholly-owned Unrestricted Subsidiary or Joint Venture (and any equity issuance by a non-wholly-owned Unrestricted Subsidiary or Joint Venture in connection with a Specified Asset Sale), the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (iv)) attributable to minority or other third party interests and not available for distribution to or for the account of the Borrower or a wholly-owned Restricted Subsidiary as a result thereof and (v) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (x) related to any of the applicable assets and (y) retained by the Borrower, any Subsidiary or Joint Venture including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Disposition occurring on the date of such reduction).

“Non-Recourse Debt” means Indebtedness (a) as to which neither the Borrower nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than a pledge of the equity interests of any Unrestricted Subsidiary, (ii) is directly or indirectly liable (as a guarantor or otherwise) other than by virtue of a pledge of the equity interests of any Unrestricted Subsidiary, or (iii) constitutes the lender; (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against any Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Obligations) of the Borrower or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (c) as to which the lenders thereunder will not have any recourse to the Capital Stock or assets of the Borrower or any of its Restricted Subsidiaries (other than the equity interests of any Unrestricted Subsidiary).

“Note” means a Term Note or a Revolving Credit Note, as the context may require.

“Obligations” means all advances to, and debts, liabilities and obligations (other than, for avoidance of doubt, Cash Management Obligations or Swap Obligations) of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” has the meaning specified in Section 5.17.

“Omnibus Amendment” means the Omnibus Amendment to this Agreement dated as of February 5, 2015.
“Open Market Purchase” has the meaning specified in Section 2.20(a).

“Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-US jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, Taxes imposed as a result of a present or former connection between such party and the jurisdiction imposing such Tax (other than connections arising solely from the Administrative Agent, such Lender or such L/C Issuer (or such other recipient) having executed, delivered or performed its obligations or received a payment under, or enforced, received or perfected a security interest under, or engaged in any other transaction pursuant to this Agreement, any Note or any other Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court, intangible, recording, filing, or documentary taxes or any other similar excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment pursuant to Section 10.13).

“Outstanding Amount” means (a) with respect to Term Loans, Revolving Credit Loans, Incremental Loans and Refinancing Loans, as the context may require, on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Term Loans, Revolving Credit Loans, Incremental Loans or Refinancing Loans, as applicable, occurring on such date; (b) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; and (c) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Overnight Rate” means, for any day, the greater of (a) the Federal Funds Rate in the case of any amount denominated in Dollars and (b) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation.

“Pari-Passu Intercreditor Agreement” means an intercreditor agreement among the Borrower, the Administrative Agent and the administrative agent or trustee, as applicable, under any pari passu lien loan agreement, indenture or similar financing agreement in respect of Incremental Notes, Refinancing Notes or other permitted pari passu Indebtedness substantially in the form of Exhibit I-2, subject to changes to reflect then current market practice or which are not adverse to the Lenders.

“Patent Security Agreement” means the Patent Security Agreement, substantially in the form attached to the Security Agreement or such other form reasonably acceptable to the Administrative Agent and the Borrower, by certain Loan Parties in favor of the Administrative Agent, for the benefit of the Secured Parties.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“Participating Member State” means each state so described in any EMU Legislation.

“PATRIOT Act” has the meaning specified in Section 5.17.

“Payment in Full” means, the time at which no Lender or L/C Issuer shall have (a) any Commitments, any Loan or other Obligations unpaid, unsatisfied or outstanding (other than in respect of contingent obligations, indemnities and expenses related thereto that are not then payable or in existence) and (b) Letters of Credit outstanding that (i) have not been Cash Collateralized in a manner reasonably satisfactory or (ii) have not had other arrangements made with respect to them that are reasonably satisfactory, in each case, to the applicable L/C Issuer.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any successor thereto.

“PEA Intercompany Note” means the intercompany note made by Peabody Holdings (Gibraltar) Limited to Peabody Energy Australia Pty Ltd.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Acquisition” means any acquisition, merger or similar transaction permitted as an Investment under Section 7.02.

“Permitted Amendments” means, with respect to any Facility, an extension of the maturity date of any Loan and/or any Commitments in respect of such Facility by the Accepting Lenders and, in connection therewith, (a) any change in the Applicable Rate with respect to the applicable Loans and/or Commitments of the Accepting Lenders and/or the payment of additional fees (including rate floor, OID, upfront fees or other fees) to the Accepting Lenders (such change and/or payments to be in the form of cash, Equity Interests or other property as agreed by the Borrower and the Accepting Lenders to the extent not prohibited by this Agreement, excluding Section 2.13), (b) the repayment in full on the maturity date of such Facility of the non-extended Loans thereunder and other amounts owing to each of the Lenders who are not Accepting Lenders, (c) to the extent that such Facility is a term Facility, any change in the amortization schedule and any prepayment premiums with respect to the applicable Loans of the Accepting Lenders, so long as a weighted average life of the extended Loans is no shorter than that of the term Loans under such Facility prior to such extension and (d) any other change in terms from the Facility so long as (i) they apply after the non-extended maturity date of such Facility or (ii) the non-Accepting Lenders receive the benefit of any such terms that are more restrictive to the Borrower and its Restricted Subsidiaries (it being understood that the benefit of such more restrictive terms may be provided to the non-Accepting Lenders without their consent) as certified by a Responsible Officer of the Borrower in good faith.

“Permitted Asset Swap” means the substantially concurrent purchase and sale, trade-in or exchange of equipment, real property or any other property of a nature or type that is used or useful in a Similar Business or a combination of such equipment, real property or any other property and cash or cash equivalents between the Borrower or any of its Restricted Subsidiaries and another

Person; provided that the fair market value of the equipment, real property or any other property received is at least as great as the fair market value of the equipment, real property or other property being traded-in or exchanged as determined by the Borrower reasonably and in good faith; provided that any shortfall may be treated as an Investment and shall constitute an Investment for purposes of calculating compliance with Section 7.02.

“Permitted Real Estate Encumbrances” means the following encumbrances which do not, in any case, individually or in the aggregate, materially detract from the value of any Mine subject thereto or interfere with the ordinary conduct of the business or operations of any Loan Party as presently conducted on, at or with respect to such Mine and as to be conducted following the Closing Date: (a) encumbrances customarily found upon real property used for mining purposes in the applicable jurisdiction in which the applicable real property is located to the extent such encumbrances would be permitted or granted by a prudent operator of mining property similar in use and configuration to such real property (e.g., surface rights agreements, wheelage agreements and reconveyance agreements); (b) rights and easements of (i) owners of undivided interests in any of the real property where the applicable Loan Party or Subsidiary owns less than 100% of the fee interest, (ii) owners of interests in the surface of any real property where the applicable Loan Party or Subsidiary does not own or lease such surface interest, (iii) lessees, if any, of coal or other minerals (including oil, gas and coal bed methane) where the applicable Loan Party or Subsidiary does not own such coal or other minerals, and (iv) lessees of other coal seams and other minerals (including oil, gas and coal bed methane) not owned or leased by such Loan Party or Subsidiary; (c) with respect to any real property in which the Borrower or any Restricted Subsidiary holds a leasehold interest, terms, agreements, provisions, conditions, and limitations (other than royalty and other payment obligations which are otherwise permitted hereunder) contained in the leases granting such leasehold interest and the rights of lessors thereunder (and their heirs, executors, administrators, successors, and assigns), subject to any amendments or modifications set forth in any landlord consent delivered in connection with a Mortgage; (d) farm, grazing, hunting, recreational and residential leases with respect to which the Borrower or any Restricted Subsidiary is the lessor encumbering portions of the real properties to the extent such leases would be granted or permitted by, and contain terms and provisions that would be acceptable to, a prudent operator of mining properties similar in use and configuration to such real properties; (e) royalty and other payment obligations to sellers or transferors of fee coal or lease properties to the extent such obligations constitute a lien not yet delinquent; (f) rights of others to subjacent or lateral support and absence of subsidence rights or to the maintenance of barrier pillars or restrictions on mining within certain areas as provided by any mining lease, unless in each case waived by such other person; and (g) rights of repurchase or reversion when mining and reclamation are completed.

“Permitted Refinancing Increase” means, with respect to the Refinancing of any Indebtedness, an amount equal to (a) any premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such Refinancing, (b) any unpaid accrued interest on the Indebtedness being Refinanced, (c) any existing commitments unutilized under the Indebtedness being Refinanced and (d) any amount by which the original principal amount of any Indebtedness has been repaid.

“Permitted Refinancing Indebtedness” mean any Indebtedness issued in exchange for, or the net proceeds of which are used to, extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus any Permitted Refinancing Increase in respect of such Refinancing), (b) such Permitted Refinancing Indebtedness shall have the same obligors and same guarantees as, and be secured on a pari passu basis with, the Indebtedness so Refinanced (provided that the Permitted Refinancing Indebtedness may be subject to lesser guarantees or be unsecured or the Liens securing the Permitted Refinancing Indebtedness may rank junior to the Liens securing the Indebtedness so Refinanced), (c) the weighted average life to maturity of such Permitted Refinancing Indebtedness is greater than or equal to that of the Indebtedness being Refinanced, and (d) the terms and conditions of any Permitted Refinancing Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties than the terms and conditions of the Indebtedness that is being Refinanced.

“Permitted Securitization Programs” means (a) the Existing Securitization and (b) any receivables securitization program pursuant to which the Borrower or any of its Subsidiaries sells accounts receivable and related receivables, so long as any related Indebtedness incurred to finance the purchase of such accounts receivable is not included on the balance sheet of the Borrower or any Subsidiary in accordance with GAAP and applicable regulations of the SEC; provided, that the aggregate principal amount of all Indebtedness incurred pursuant to such receivables securitization programs covered in (a) and (b) above shall not exceed $500,000,000 at any time outstanding.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PIC Funding Intercompany Note” has the meaning specified in Section 7.13.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, by any ERISA Affiliate.

“Platform” has the meaning specified in Section 6.02.

“Pledge Agreement - PIC” means the Pledge Agreement, dated as of September 24, 2013, between Peabody Investments Corp. and the Administrative Agent (including as amended and restated as of the Amendment Effective Date).

“Pledge Agreement - Gib” means the Share Charge, dated as of September 24, 2013, between Peabody Holdings (Gibraltar) Limited and the Administrative Agent (including as amended and restated as of the Amendment Effective Date).

“Pledge Agreements” means the collective reference to the Pledge Agreement - PIC and the Pledge Agreement - Gib.

“Prairie State Project” means that certain approximately 1,500 megawatt capacity coal-fired electricity generation plant on a reclaimed Mine site in Washington County, Illinois.

“Principal Property” means, with respect to any Reference Indenture (and any series of Specified Indebtedness issued thereunder), “Principal Property” or any functionally equivalent term as defined in any Reference Indenture in effect on such date; provided, that, the term “Principal Property” (or its functional equivalent) as used in any such Reference Indenture and the property constituting “Principal Property” (or its functional equivalent) therein shall not be expanded relative to the term “Principal Property” or the property encompassed by the definition of “Principal Property” under any Reference Indenture as in effect on the Amendment Effective Date unless such expansion is immaterial to the Lenders’ collateral coverage and approved by the Administrative Agent.

“Principal Property Cap” means, as of the date of determination, with respect to a Lien securing Specified Indebtedness, 15% of Specified Consolidated Net Tangible Assets as determined on such date under the applicable Reference Indenture minus the sum of (a) $50,000,000 and (b) solely in the event that any Specified Indebtedness exists on the Amendment Effective Date that is secured by Principal Property or Specified Capital Stock and Indebtedness (other than any Specified First Lien Obligations), the amount of such Specified Indebtedness, but not to exceed $25,000,000 in the aggregate (it being understood that (i) if the amount of Specified Consolidated Net Tangible Assets is not equivalent under each Reference Indenture, the Principal Property Cap shall be determined with reference to the Reference Indenture (and series of Specified Indebtedness issued thereunder) for which the amount of Specified Consolidated Net Tangible Assets is the least and (ii) if the existing limitation on Specified Indebtedness secured by a Lien on Principal Property and Specified Capital Stock and Indebtedness under all Reference Indentures (and series of Specified Indebtedness issued thereunder) is increased above 15% of Specified Consolidated Net Tangible Assets, unless the Administrative Agent notifies the Borrower in writing to the contrary, the 15% referenced in this Principal Property Cap definition shall be automatically increased to be the lowest percentage of Specified Consolidated Net Tangible Assets greater than 15% permitted under all Reference Indentures (and series of Specified Indebtedness issued thereunder) with respect to the limitation on Specified Indebtedness secured by a Lien on Principal Property and Specified Capital Stock and Indebtedness (it being understood that the amount of the Principal Property Cap shall continue to be calculated giving effect to clauses (a) and (b) above).

“Production Payments” means with respect to any Person, all production payment obligations and other similar obligations with respect to coal and other natural resources of such Person that are recorded as a liability or deferred revenue on the financial statements of such Person in accordance with GAAP.

“Pro Forma Basis” means, for purposes of calculating the financial covenants set forth in Section 7.11, the Consolidated Net Leverage Ratio in Sections 7.01(v), 7.02(l), 7.03(l) and 7.06(e), Consolidated EBITDA in the definition of Incremental Debt Cap, the amount of Tangible Assets in Sections 7.01(v), 7.02(l), 7.02(m) and 7.03(l) or any other test that is based on satisfying a financial ratio or metric (other than in the definition of Specified Consolidated Net Tangible Assets and for purposes of Section 2.05(e)), that with respect to any acquisition or disposition, such acquisition or disposition shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period preceding the date of such acquisition or disposition for which the Borrower has delivered financial statements pursuant to Section 6.01. In connection with the foregoing, (a) with respect to any acquisition, income statement items attributable to the Person or property or assets acquired shall be included to the extent relating to any period applicable in such calculations to the extent (i) such items are not otherwise included in such income statement items for the Borrower and its Restricted Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01, (ii) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent and (iii) any Indebtedness incurred or assumed by the Borrower or any Subsidiary (including the Person, property or assets acquired) in connection with such acquisition and any Indebtedness of the Person, property or assets acquired which is not retired in connection with such acquisition (A) shall be deemed to have been incurred as of the first day of the most recent four fiscal quarter period preceding the date for such acquisition and (B) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the most recent four fiscal quarter period preceding the date of such acquisition for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; and (b) with respect to any disposition, income statement items attributable to the Person or property or assets being disposed of shall be excluded to the extent relating to any period applicable in such calculations in accordance with the foregoing principles applicable to acquisitions, mutatis mutandis.

“Properties” has the meaning specified in Section 5.09(a).

“Receivables Assets” means any receivable (whether constituting an account, chattel, paper, instrument or general intangible) from time to time originated, acquired or otherwise owned by the Borrower or any Subsidiary, including, with respect to any receivable:

(a)all of a Subsidiary’s and any Loan Party’s interest in any goods (including returned goods) to the extent related to such receivable, and documentation of title evidencing the shipment or storage of any such goods (including any such returned goods),

(b)all instruments and chattel paper that may evidence such receivable (and to the extent they do not evidence any asset that is not a receivable),

(c)all other security interests or liens and property subject thereto from time to time purporting to secure payment of such receivable, whether pursuant to the contract related to such receivable or otherwise, together with all UCC financing statements or similar filings related thereto,

(d)solely to the extent applicable to such receivable, the rights, interests and claims under the contracts and all guarantees, indemnities, insurance and other agreements (including the related contract) or arrangements of whatever character from time to time supporting or securing payment of such receivable or otherwise relating to such receivable whether pursuant to the contract related to such receivable or otherwise,

(e)all funds that are received or deemed received by a Loan Party or Subsidiary in payment of any amounts owed in respect of such receivable (including, without limitation, purchase price, finance charges, fees, interest and all other charges) or are applied to amounts owed in respect of such receivable (including, without limitation, insurance payments and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the related obligor or any other person directly or indirectly liable for the payment of any such receivable and available to be applied thereon),

(f)the lock-box accounts designated solely as the accounts to receive the proceeds of such receivables and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such lock-box accounts and amounts on deposit therein,

(g)all monies due or to become due with respect to any of the foregoing,

(h)all collections, proceeds and products of any of the foregoing, as defined in the UCC, that are received or are receivable by a Loan Party or Subsidiary, and

(i)all books and records to the extent related to any of the Receivables Assets.

“Reference Indenture” means (a)(i) the Indenture, dated as of March 19, 2004 (including, for avoidance of doubt, as supplemented by the tenth supplemental indenture, dated as of October 12, 2006, the eleventh supplemental indenture, dated as of October 12, 2006 and the thirty-third supplemental indenture, dated as of August 25, 2010), among the Borrower, the guarantors and U.S. Bank National Association, as trustee, pursuant to which the 7 3/8% Senior Notes due 2016, the 6.50% Senior Notes due 2020 and the 7 7/8% Senior Notes due 2026 were issued, as amended, supplemented, modified, restated, refinanced, exchanged or replaced, and (ii) the Indenture, dated as of November 15, 2011, among the Borrower, the guarantors named therein and U.S. Bank National Association, as trustee, pursuant to which the 6.00% Senior Notes due 2018 and the 6.25% Senior Notes due 2021 were issued, as amended, supplemented, modified, restated, refinanced, exchanged or replaced and (b) any other indenture or similar governing instrument for debt for borrowed money entered into by the Borrower or other Loan Party, that is identified in writing to the Administrative Agent by the Borrower as a Reference Indenture, as amended, supplemented, modified, restated, refinanced, exchanged or replaced; provided, that, no such indenture, supplement thereto or other debt document described in clause (a) or (b) above shall be a Reference Indenture or part thereof to the extent identified in writing to the Administrative Agent by the Borrower (A) if the relevant Indebtedness permits all the Secured Obligations to be secured by “Principal Property” and “Specified Capital Stock” or (B) upon the written consent of the Administrative Agent.

“Refinance” has the meaning specified in the definition of Permitted Refinancing Indebtedness.

“Refinancing Facility” has the meaning specified in Section 2.16(a).

“Refinancing Facility Effective Date” has the meaning specified in Section 2.16(a).

“Refinancing Facility Lender” means any Refinancing Revolving Lender or Refinancing Term Lender.

“Refinancing Loan” means, with respect to any Refinancing Facility, an advance made by any Refinancing Facility Lender under such Refinancing Facility.

“Refinancing Notes” has the meaning specified in Section 7.03(n).

“Refinancing Revolving Facility” has the meaning specified in Section 2.16(a).

“Refinancing Revolving Lender” means any Person who provides a Refinancing Revolving Facility.

“Refinancing Term Facility” has the meaning specified in Section 2.16(a).

“Refinancing Term Lender” means any Person who provides a Refinancing Term Facility.

“Register” has the meaning specified in Section 10.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, attorneys and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Borrowing Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded from both the numerator and the denominator for purposes of making a determination of Required Lenders.

“Required Facility Lenders” means, as of any date of determination, with respect to any Facility, Lenders under such Facility holding more than 50% of the Total Outstandings (and, if such Facility is a revolving Facility, aggregate unused revolving commitments) with respect to such Facility; provided that, if such Facility is a revolving facility and if applicable, (a) the aggregate amount of each revolving lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans under such Facility shall be deemed “held” by such revolving lender for purposes of determining Total Outstandings and (b) the portion of such Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded from both the numerator and the denominator for purposes of making a determination of Required Facility Lenders.

“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded from both the numerator and the denominator for purposes of making a determination of Required Revolving Lenders.

“Required Term Lenders” means, as of any date of determination, Term Loan Lenders holding more than 50% of the sum of the Total Term Loan Outstandings.

“Requirement of Law” means as to any Person, the Organizational Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserve Area” means (a) the real property fee owned by any Loan Party or in which a Loan Party has a leasehold interest that is part of the areas listed on Schedule 1.01(g) and (b) any real property constituting coal reserves or access to coal reserves fee owned by any Loan Party or in which a Loan Party has a leasehold interest, acquired after the Amendment Effective Date, that is not Principal Property or an active Mine.

“Responsible Officer” means the chief executive officer, president or any vice president of the Borrower or any applicable Subsidiary and, in addition, any Person holding a similar position or acting as a director or managing director with respect to any other Foreign Subsidiary of the Borrower or, with respect to financial matters, the chief financial officer, treasurer or assistant treasurer of the Borrower.

“Restricted Investment” means any investment permitted under Section 7.02(n).

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) by the Borrower or any Restricted Subsidiary with respect to its Capital Stock, or any payment (whether in cash, securities or other property) by the Borrower or any Restricted Subsidiary, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any of its Capital Stock, or on account of any return of capital to its stockholders, partners or members (or the equivalent Person thereof), and (b) any Restricted Investment.
“Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary.

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency other than A$ or a BBSY Loan denominated in A$, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency other than A$ or a BBSY Loan denominated in A$ pursuant to Section 2.02, (iii) each date on which a payment of a Loan denominated in an Alternative Currency is made or required to be made hereunder and (iv) such additional dates as the Administrative Agent shall determine or the Required Revolving Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) the first Business Day of each month and (iii) such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Required Revolving Lenders shall require.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Revolving Credit Commitments as of the Closing Date is $1,650,000,000.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Facility Maturity Date” means the earlier of (a) the fifth anniversary of the Closing Date and (b) 91 days before the maturity date of the 6.00% Senior Notes due 2018 if they are in existence; provided, however, that, if such date specified in clause (a) or (b) is not a Business Day, the Revolving Credit Facility Maturity Date shall be the immediately preceding Business Day.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(b).

“Revolving Credit Note” means a promissory note made by the Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Revolving Credit Lender, substantially in the form of Exhibit C-2.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

"Second Lien Obligations” has the meaning specified in Section 7.01(v).

“Secured Obligations” means the Obligations, the Cash Management Obligations and the Swap Obligations. Notwithstanding anything to the contrary herein, the “Secured Obligations” shall not include any Excluded Swap Obligations.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, any L/C Issuer, any Cash Management Bank and, with respect to any Swap Obligations, any Person who is a counterparty thereto.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002 and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

“Security Agreement” means that certain Pledge and Security Agreement, dated as of the Amendment Effective Date, substantially in the form of Exhibit G or such other form reasonably acceptable to the Administrative Agent and the Borrower, among the Borrower, the Restricted Subsidiaries from time to time party thereto and the Administrative Agent, for the benefit of the Secured Parties.

“Security Documents” means, collectively, the Security Agreement, the Pledge Agreements, the IP Security Agreements, the Mortgages, each of the pledge agreements and supplements thereto, security agreements and supplements thereto, and other similar agreements delivered to Administrative Agent and Lenders pursuant to Section 6.16, and any other documents, agreements or instruments that grant or purport to grant a Lien on any assets of the Borrower or any other Loan Party in favor of the Administrative Agent to secure the Secured Obligations.

“Senior Notes” means, all senior notes and other debt securities issued from time to time by the Borrower or any of its Restricted Subsidiaries in the capital markets, including, the Borrower’s (a) 7 3/8% Senior Notes due 2016, (b) 6.00% Senior Notes due 2018, (c) 6.50% Senior Notes due 2020, (d) 6.25% Senior Notes due 2021, (e) 7 7/8% Senior Notes due 2026 and (f) the $750,000,000 in aggregate principal amount of the Borrower’s Convertible Junior Subordinated Debentures due December 2066.

“Senior Notes Indenture” means, the indentures or equivalent agreements under which any Senior Notes of the Borrower are issued from time to time, including, (a) the Indenture, dated as of March 19, 2004, between the Borrower and U.S. Bank National Association, as trustee, including, for avoidance of doubt, as supplemented by the tenth supplemental indenture, dated as of October 12, 2006, the eleventh supplemental indenture, dated as of October 12, 2006 and the thirty-third supplemental indenture, dated as of August 25, 2010, pursuant to which the 7 3/8% Senior Notes due 2016, the 6.50% Senior Notes due 2020 and the 7 7/8% Senior Notes due 2026 were issued, (b) the Indenture, dated as of November 15, 2011, among the Borrower, the guarantors named therein and U.S. Bank National Association, as trustee, pursuant to which the 6.00% Senior Notes due 2018 and the 6.25% Senior Notes due 2021 were issued and (c) the Indenture, dated as of December 20, 2006, between the Borrower and U.S. Bank National Association, as trustee, including, for avoidance of doubt, as supplemented by the first supplemental indenture, dated as of December 20, 2006 and the second supplemental indenture, dated as of June 25, 2014, pursuant to which the 4.75% Convertible Junior Subordinated Debentures were issued.

“Similar Business” means coal production, coal mining, coal gasification, coal liquifaction, coal-to-chemical conversions, other BTU conversions, coal brokering, coal transportation, Mine development, electricity generation, power/energy sales and other energy related businesses, coal supply contract restructurings, ash disposal, environmental remediation, coal and coal bed methane exploration, production, marketing, transportation and distribution, real estate development and other related businesses, and activities of the Borrower and its Subsidiaries as of the date hereof and any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Special Purpose Receivables Subsidiary” means a direct or indirect Subsidiary of the Borrower established in connection with a Permitted Securitization Program for the acquisition of Receivables Assets or interests therein.

“Specified Asset Sale” means, with respect to any Domestic Unrestricted Subsidiary or Domestic Joint Venture, any Disposition or equity issuance or related series of Dispositions or equity issuances by such Domestic Unrestricted Subsidiary or Domestic Joint Venture, of 50% or more of its assets or equity (whether by way of an underwritten registered offering, a private placement or otherwise), as determined at the time of such Disposition or equity issuance, to the extent resulting in the receipt by such Domestic Unrestricted Subsidiary or Domestic Joint Venture of Net Proceeds from and after the Amendment Effective Date that equal or exceed $200,000,000 individually or in the aggregate for all such Dispositions and equity issuances by all such Domestic Unrestricted Subsidiaries and Domestic Joint Ventures (the “Specified Asset Sale Basket”); provided, that, no such Disposition or equity issuance to an Affiliate of the Borrower, the non-wholly-owned Domestic Unrestricted Subsidiary or the Domestic Joint Venture making such Disposition or equity issuance, shall constitute a Specified Asset Sale to the extent that the Borrower or its Affiliates collectively directly or indirectly hold the same or a greater percentage of interest in such assets Disposed or equity issued as a Borrower or its Affiliate held immediately prior to such Disposition or issuance.

“Specified Asset Sale Basket” has the meaning specified in the definition of Specified Asset Sale.

“Specified Capital Stock” means, with respect to any Reference Indenture (and any series of Specified Indebtedness issued thereunder), “Capital Stock” or any functionally equivalent term as defined in any Reference Indenture in effect on such date; provided, that, the term “Capital Stock” (or its functional equivalent) as used in any such Reference Indenture and the equity interests constituting “Capital Stock” (or its functional equivalent) therein shall not be expanded relative to the term “Capital Stock” or the equity interests encompassed by the definition of “Capital Stock” under any Reference Indenture as in effect on the Amendment Effective Date unless such expansion is immaterial to the Lenders’ collateral coverage and approved by the Administrative Agent.

“Specified Capital Stock and Indebtedness” means any Specified Capital Stock and Specified Indebtedness of a Specified Restricted Subsidiary.

“Specified Cash Management Agreement” means any Cash Management Agreement that is entered into by and between the Borrower or any Restricted Subsidiary and any Cash Management Bank.

“Specified Consolidated Net Tangible Assets” means, with respect to any Reference Indenture (and any series of Specified Indebtedness issued thereunder), as of any date of determination, “Consolidated Net Tangible Assets” or any functionally equivalent term as defined in any Reference Indenture in effect on such date; provided, that, the term “Consolidated Net Tangible Assets” (or its functional equivalent) as used in any such Reference Indenture shall not be modified to the extent that the amount of “Consolidated Net Tangible Assets” (or its functional equivalent) calculated thereunder would be less than the least of any amount calculated under the definition of “Consolidated Net Tangible Assets” under any Reference Indenture as in effect on the Amendment Effective Date (unless such modification to the definition of “Consolidated Net Tangible Assets” is approved by the Administrative Agent and the amount of such reduction is immaterial to the Lenders’ collateral coverage).

“Specified First Lien Obligations” means, at any time, the sum of the obligations, constituting Specified Indebtedness, in respect of (a) Secured Obligations at such time, (b) obligations in respect of Incremental Notes and Refinancing Notes, in each case which is secured by Liens on Principal Properties or Specified Capital Stock and Indebtedness at such time and (c) Permitted Refinancing Indebtedness in respect of the foregoing which is secured by Liens on Principal Properties or Specified Capital Stock and Indebtedness at such time.

“Specified Indebtedness” means, with respect to any Reference Indenture (and any series of Specified Indebtedness issued thereunder), “Indebtedness” or any functionally equivalent term as defined in any Reference Indenture in effect on such date; provided, that, the term “Indebtedness” (or its functional equivalent) as used in any such Reference Indenture and the categories of indebtedness constituting “Indebtedness” (or its functional equivalent) therein shall not be expanded relative to the term “Indebtedness” or the indebtedness encompassed by the definition of “Indebtedness” under any Reference Indenture as in effect on the Amendment Effective Date unless such expansion is immaterial to the Lenders’ collateral coverage and approved by the Administrative Agent.

“Specified Representations” means, with respect to any Permitted Acquisition, the representations and warranties contained in Sections 5.01(a)(i), 5.01(b)(ii), 5.02(a), 5.02(b)(i), 5.02(b)(iii), 5.04, 5.14, 5.17 and 5.19; provided, that for purposes of this definition, (a) the defined term “Loan Parties” as used in such representations and warranties shall mean the Borrower and each Guarantor in existence immediately prior to the consummation of the Permitted Acquisition, (b) clause (a) of the defined term “Material Adverse Effect” as used in Section 5.02 shall relate to the Borrower and its Restricted Subsidiaries immediately prior to the Closing Date and (c) the representation and warranty contained in Section 5.14(b) shall apply only to the Borrower and the Loan Parties (as such term is used in clause (a) of this proviso).

“Specified Restricted Subsidiary” means, with respect to any Reference Indenture (and any series of Specified Indebtedness issued thereunder), “Restricted Subsidiary” or any functionally similar term as defined in any Reference Indenture in effect on such date; provided, that, the term “Restricted Subsidiary” (or its functional equivalent) as used in any such Reference Indenture or the Persons constituting “Restricted Subsidiaries” (or its functional equivalent) therein shall not be expanded relative to the term “Restricted Subsidiary” or the Persons encompassed by the definition of “Restricted Subsidiary” under any Reference Indenture as in effect on the Amendment Effective Date unless such expansion is immaterial to the Lenders’ collateral coverage and approved by the Administrative Agent.

“Spot Rate” for a currency means the spot rate quoted by OANDA for the purchase by such Person of such currency with another currency at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the applicable L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if OANDA does not have as of the date of determination a spot buying rate for any such currency; and provided further that the applicable L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subordinated Indebtedness” means any Indebtedness of the Borrower and its Restricted Subsidiaries that is contractually subordinated to the Indebtedness under the Loan Documents.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned directly, or indirectly through one or more intermediaries, or both, by such Person (it being understood that neither Middlemount Coal Pty Ltd nor any of its subsidiaries shall constitute a Subsidiary of the Borrower or its Subsidiaries hereunder unless the Borrower shall elect in a writing delivered to the Administrative Agent, based on a change in the voting powers of the shareholders of Middlemount Coal Pty Ltd, that Middlemount Coal Pty Ltd or any of its subsidiaries shall constitute a Subsidiary of the Borrower or its Subsidiaries hereunder). Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Surety Bonds” means surety bonds obtained by the Borrower or any Restricted Subsidiary in the ordinary course of business consistent with past practice and the indemnification or reimbursement obligations of the Borrower or such Restricted Subsidiary in connection therewith.

“Swap Contract” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement (it is understood that the foregoing does not encompass any right of a Person to ‘put’ an asset to another Person that arises in connection with any acquisition agreement or disposition agreement).

“Swap Obligations” means all debts, liabilities and obligations of (a) the Borrower in respect of any Swap Contract between the Borrower and any Lender or any Affiliate thereof (or with any Person that was a Lender or an Affiliate thereof when such Swap Contract was entered into), (b) the Borrower in respect of any Swap Contract in effect as the Closing Date between the Borrower and any Person who was a lender under the Existing Credit Agreement or an Affiliate thereof (or with any Person that was a lender under the Existing Credit Agreement or an Affiliate thereof when such Swap Contract was entered into) or (c) any Restricted Subsidiary in respect of any Swap Contract between such Restricted Subsidiary and any Lender or any Affiliate thereof (or with any Person that was a Lender or an Affiliate thereof when such Swap Contract was entered into).

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any valid netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender) (it being understood that any such termination values and marked-to-market values shall take into account any assets posted as collateral or security for the benefit of a party to the Swap Contract).

“Swing Line” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swingline Daily Floating Rate” means a daily fluctuating rate of interest equal to the rate per annum (rounded upwards to the nearest 1/100 of one percent) equal to the LIBOR for a two week Interest Period, as published by Reuters (or other commercially available source providing quotations of LIBOR as selected by the Swing Line Lender from time to time) as determined at approximately 11:00 a.m. London time on each Business Day on which a Swing Line Loan is outstanding. If such rate is not available at such time for any reason, then the rate for that interest period will be determined by such alternate method as reasonably selected by the Administrative Agent. A “London Banking Day” is a day on which banks in London are open for business and dealing in offshore dollars.

“Swing Line Lender” means Citibank, N.A. in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $100,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Tangible Assets” means at any date, with respect to any Person, (a) the sum of all amounts that would, in accordance with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of such Person at such date minus (b) the sum of all amounts that would, in accordance with GAAP, be set forth opposite the captions “goodwill” or other intangible categories (or any like caption) on a consolidated balance sheet of such Person on such date.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” means an advance made by any Term Loan Lender under the Term Loan Facility.

“Term Loan Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term Loan Lenders pursuant to Section 2.01(a).

“Term Loan Commitment” means, as to each Term Loan Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Loan Lender’s name on Schedule 2.01 under the caption “Term Loan Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term Loan Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of Term Loan Commitments as of the Closing Date is $1,200,000,000.

“Term Loan Facility” means, at any time, the aggregate principal amount of the Term Loans of all Term Loan Lenders outstanding at such time.

“Term Loan Facility Maturity Date” means the seventh anniversary of the Closing Date; provided, however, that, if such date is not a Business Day, the Term Loan Facility Maturity Date shall be the preceding Business Day.

“Term Loan Lender” means, collectively, (a) at any time on or prior to the Closing Date, any Lender that has a Term Loan Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term Loans at such time.

“Term Note” means a promissory note made by the Borrower in favor of a Term Loan Lender evidencing Term Loans made by such Term Loan Lender, substantially in the form of Exhibit C‑1.

“Threshold Amount” means $75,000,000.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.

“Total Term Loan Outstandings” means the aggregate Outstanding Amount of all Term Loans.

“Trademark Security Agreement” means the Trademark Security Agreement, substantially in the form attached to the Security Agreement or such other form reasonably acceptable to the Administrative Agent, by certain Loan Parties in favor of the Administrative Agent, for the benefit of the Secured Parties.

“TXU Europe” means TXU Europe Limited, a Company organized under the laws of the England and Wales.

“Type” means, with respect to a Term Loan or a Revolving Credit Loan, its character as a Base Rate Loan, a Eurocurrency Rate Loan or a BBSY Loan.

“UCC” means the Uniform Commercial Code as in effect in the applicable state of jurisdiction.

“UCP” means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 600, as the same may be amended from time to time.

“Unfunded Pension Liability” means the excess of a Pension Plan’s accrued benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the actuarial assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “US” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Subsidiary” means (a) any Subsidiary of the Borrower that becomes an Unrestricted Subsidiary in accordance with Section 6.13, (b) unless otherwise elected by the Borrower by written notice to the Administrative Agent, any direct or indirect Restricted Subsidiary of the Borrower established after the Closing Date in connection with a Permitted Securitization Program that is organized in a manner intended to reduce the likelihood that it would be substantively consolidated with the Borrower or any of the Restricted Subsidiaries in the event the Borrower or any such Restricted Subsidiary becomes subject to a proceeding under any Debtor Relief Law; provided that any Subsidiary established in connection with a Permitted Securitization Program that is an Unrestricted Subsidiary shall, upon termination of such Permitted Securitization Program (other than as a result of an event of default thereunder unless and until the obligations thereunder are repaid in full), cease to be an Unrestricted Subsidiary, or (c) any Subsidiary listed on Schedule 1.01(d); provided that in no event shall any of Peabody Investments Corporation, Peabody IC Funding Corp., Peabody Holdings (Gibraltar) Limited and Peabody Investments (Gibraltar) Limited be or be designated as an Unrestricted Subsidiary.

“Voting Stock” means, with respect to any Person, such Person’s Equity Interest having the right to vote for the election of directors of such Person under ordinary circumstances.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organizational Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof”, “hereto” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) all references to “wholly-owned” when referring to a Subsidiary of the Borrower shall mean a Subsidiary of which all of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned directly or indirectly by the Borrower or another wholly-owned Subsidiary of the Borrower, (vi) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
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1.03 Accounting Terms.
(a)Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements-2012, except as otherwise specifically prescribed herein.

(b)Changes in GAAP
. If at any time any Accounting Change would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lender shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such Accounting Change as if such Accounting Change has not been made (subject to the approval of the Required Lenders); provided that, until so amended, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred.
(c)Pro Forma Basis Calculation. Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that all calculations of (i) the Consolidated Interest Coverage Ratio, the Consolidated Net Leverage Ratio and Consolidated Net Secured First Lien Leverage Ratio for purposes of determining compliance with Section 7.02(l), Section 7.06(e) and Section 7.11, (ii) Consolidated EBITDA in the definition of Incremental Debt Cap and for purposes of Section 7.01(w), (iii) the amount of Tangible Assets in Sections 7.01(w), 7.02(l), 7.02(m), 7.03(l) and 8.03 or (iv) any other test that is based on satisfying a financial ratio or metric (other than in the definition of Specified Consolidated Net Tangible Assets and for purposes of Section 2.05(e)), shall be made on a Pro Forma Basis (A) with respect to any acquisition by the Borrower or its Restricted Subsidiaries of any Person, property or assets, if the Consolidated EBITDA for the acquired Person or business for the most recent four fiscal quarter period for which financial statements are available is equal to or greater than 5% of the Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such period and (B) with respect to any disposition by the Borrower or its Restricted Subsidiaries of any Person, property or assets, if the Consolidated EBITDA for the Person or business being disposed of for the most recent four fiscal quarter period for which financial statements are available was equal to or exceeded 5% of the Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such period. With respect to the above Pro Forma Basis calculations, in the event that the relevant entity or property, which is being acquired or disposed, reports its financial results on a semi-annual basis, the Administrative Agent and the Borrower may utilize the two most recent semi-annual financial results for purposes of making such calculation and such above determination in a manner similar to the above that is mutually agreeable.

1.04 Exchange Rates; Currency Equivalents

(a)The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the L/C Issuer, as applicable.

(b)Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Rate Loan or Letter of Credit is

denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.

1.05 Additional Alternative Currencies

(a)The Borrower may from time to time request that Eurocurrency Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurocurrency Rate Loans (other than Swing Line Loans), such request shall be subject to the approval of the Administrative Agent and all of the Revolving Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer.

(b)Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 10 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Revolving Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuer thereof. Each Revolving Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) or the L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., eight Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c)Any failure by a Revolving Lender or the L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Revolving Lender or the L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Revolving Lenders consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Eurocurrency Rate Loans; and if the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.05, the Administrative Agent shall promptly so notify the Borrower. Any specified currency of an Existing Letter of Credit that is neither Dollars nor one of the Alternative Currencies specifically listed in the definition of “Alternative Currency” shall be deemed an Alternative Currency with respect to such Existing Letter of Credit only.

1.06 Change of Currency.

(a)Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b)Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.07 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

1.08 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.09 Negative Covenant Compliance. For purposes of determining whether the Borrower and its Restricted Subsidiaries comply with any exception to Section 7.01, Section 7.02 and 7.03 (including Sections 7.01(w), 7.02(l), 7.02(m) and 7.03(l)) where compliance with any such exception is based on a financial ratio or metric being satisfied, it is understood that (a) compliance shall be measured at the time when the relevant event is undertaken, as such financial ratios and metrics are intended to be “incurrence” tests and not “maintenance” tests and (b) correspondingly, any such ratio and metric shall only prohibit the Borrower and its Restricted Subsidiaries from creating, incurring, assuming, suffering to exist or making, as the case may be, any new Liens, Indebtedness or Investments, but shall not result in any previously permitted Liens, Indebtedness or Investments ceasing to be permitted hereunder.

ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 The Loans

(a)The Term Loan. Subject to the terms and conditions set forth herein, each Term Loan Lender severally agrees to make a loan (a “Term Loan”) to the Borrower in Dollars, on the Closing Date in an aggregate principal amount not to exceed such Term Loan Lender’s Applicable Percentage of the Term Loan Facility; provided, however, that after giving effect to any Term Loan Borrowing, (i) the Total Term Loan Outstandings shall not exceed the Term Loan Facility and (ii) the aggregate Outstanding Amount of the Term Loans of any Lender shall not exceed such Lender’s Term Loan Commitment. Each Term Loan Borrowing shall consist of Term Loans made simultaneously by the Term Loan Lenders in accordance with their respective Applicable Percentage of the Term Loan Facility. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein. Term Loan Commitments in effect on the Closing Date and not drawn on the Closing Date shall expire immediately after such date.

(b)The Revolving Credit Borrowing. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrower in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period for the Revolving Credit Facility, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment, (iii) if such Revolving Credit Loan is to be made in an Alternative Currency, the aggregate Outstanding Amounts of all Revolving Credit Loans and Letters of Credit denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit, and (iv) the outstanding amount of the Revolving Credit Loans shall not exceed the Revolving Credit Facility. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans, Eurocurrency Rate Loans denominated in Dollars or an Alternative Currency other than A$ or BBSY Loans denominated in A$, as further provided herein.

2.02 Borrowings, Conversions and Continuations of the Loans.

(a) Each Term Loan Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans or BBSY Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 12:00 p.m., New York City time (i) three

Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars, (ii) four Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in an Alternative Currency other than A$ or BBSY Loans denominated in A$ and (iii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Eurocurrency Rate Loans having an Interest Period other than one, two, three, or six months or, to the extent available to all Lenders making such Eurocurrency Rate Loans, one or two weeks or twelve months in duration as provided in the definition of “Interest Period”, the applicable notice must be received by the Administrative Agent not later than 12:00 p.m. New York City time (i) four Business Days prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Dollars or (ii) five Business Days (or six Business Days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies other than A$ or BBSY Loans denominated in A$, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 12:00 p.m. New York City time (i) three Business Days before the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Dollars or (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies other than A$ or BBSY Loans denominated in A$, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the applicable requested Interest Period referenced in the above proviso has been consented to by all the Lenders. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Borrowing Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or BBSY Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Borrowing Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term Loan Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans or BBSY Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, and (vi) the currency of the Loans to be borrowed. If the Borrower fails to specify a currency in a Borrowing Notice requesting a Borrowing, then the Loans so requested shall be made in Dollars. If the Borrower fails to specify a Type of Loan in a Borrowing Notice for Dollar Loans or if the Borrower fails to give a timely notice requesting a conversion or continuation of Dollar Loans, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans or BBSY Loans, as applicable, in their original currency with an Interest Period of one month. Any such

(a)automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans or BBSY Loans, as the case may be. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans or BBSY Loans, as applicable, in any such Borrowing Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency.

(b)Following receipt of a Borrowing Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage under the applicable Facility of the applicable Term Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection. In the case of a Term Loan Borrowing or a Revolving Credit Borrowing, each applicable Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 2:00 p.m., New York City time, in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Borrowing Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Borrowing Notice with respect to a Revolving Credit Borrowing denominated in Dollars is given by the Borrower and there are L/C Advances outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any Unreimbursed Amounts in respect thereof, and second, shall be made available to the Borrower as provided above.

(c)Except as otherwise provided herein, a Eurocurrency Rate Loan or BBSY Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan or BBSY Loan, as applicable. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans or BBSY Loans (whether in Dollars or any Alternative Currency) if the Required Lenders or the Administrative Agent so notify the Borrower.

(d)The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans or BBSY Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Administrative Agent’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(a)After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than twenty (20) Interest Periods in effect hereunder.

2.03 Letters of Credit.

(b)The Letter of Credit Commitment

(i)Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Borrower or any Subsidiary, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or any Subsidiary and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (x) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment, (y) if such Letter of Credit may be drawn in an Alternative Currency, the aggregate Outstanding Amounts of all Revolving Credit Loans and Letters of Credit denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit and (z) the outstanding amount of the Revolving Credit Loans shall not exceed the Revolving Credit Facility. Each request by the Borrower or any Subsidiary for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
(ii)No L/C Issuer shall issue any Letter of Credit if:

(A)subject to Section 2.03(b)(iii) or an agreement by the Borrower to Cash Collateralize such Letter of Credit in the same manner as set forth in 2.03(g), and except with respect to Bank Guarantees, the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Lenders have approved such expiry date; or

(B)except with respect to Bank Guarantees, the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date;

(i)No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B)the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer;
(C)except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

(D)the L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency;

(E)such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder or any provisions for automatic extension of its expiry date;

(F)a default of any Lender’s obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the obligations of such Defaulting Lender have been fully reallocated to the non-Defaulting Lenders pursuant to Section 2.18(c) or the L/C Issuer has entered into arrangements satisfactory to it (such as through the posting of Cash Collateral) with the Borrower or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender; or

(G)after giving effect to such issuance, the aggregate face amount of Letters of Credit issued by such L/C Issuer would exceed its L/C Issuance Limit;

(iv.)The L/C Issuer and the Borrower shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v.)No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would not have any obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi.)The L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b)Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit
.
(i)Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by such L/C Issuer and the Administrative Agent not later than 11:00 a.m., New York City time, at least two Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof (if applicable, in the case of Bank Guarantees); (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.

(ii)Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless such L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Percentage times the amount of such Letter of Credit. The Administrative Agent shall promptly notify each Revolving Credit Lender of the amount of each Letter of Credit issuance and each amendment with respect to the amount of any Letter of Credit, provided that a failure to provide such notice shall not affect the obligations of each Revolving Credit Lender to purchase participations in each Letter of Credit as provided in this Agreement.

(iii)If the Borrower so requests in any applicable Letter of Credit Application, an L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the applicable L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to the applicable L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the applicable L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a)), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date from the Administrative Agent or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the applicable L/C Issuer not to permit such extension.

(iv)If the Borrower so requests in any applicable Letter of Credit Application, an L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the applicable L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), the applicable L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Reinstatement Deadline from the Administrative Agent or the Borrower that one or more of the applicable conditions specified in

Section 4.02 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing the applicable L/C Issuer not to permit such reinstatement.

(v)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)Drawings and Reimbursements; Funding of Participations
.
(i)Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in Dollars, the Borrower shall reimburse the L/C Issuer in Dollars. In the case of a Letter of Credit denominated in an Alternative Currency, the Borrower shall reimburse the L/C Issuer in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that reimbursement in Dollars is preferred and the Borrower does not make payment in the applicable Alternative Currency on the Honor Date, in which case the Borrower shall reimburse the L/C Issuer in Dollars, or (B) otherwise, the Borrower shall have notified the L/C Issuer promptly following receipt of the notice of drawing that the Borrower will reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. The Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency on the date on which the Borrower receives notice of any payment by the L/C Issuer under a Letter of Credit, if the Borrower receives notice by 12:00 p.m., New York City time for payments in Dollars or by the Applicable Time for payments in Alternative Currencies, or on the next Business Day if notice is not received by such time (each such date, an “Honor Date”). If the Borrower fails to so reimburse the L/C Issuer by the time set forth in the preceding sentence, the applicable L/C Issuer shall promptly notify the Administrative Agent of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars or in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”). The Administrative Agent shall promptly notify each Revolving Credit Lender thereof and of the amount of such Revolving Credit Lender’s Applicable Percentage thereof. Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m., New York City time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan of a Revolving Credit Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.

(iii)With respect to any Unreimbursed Amount that is not repaid or fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at (A) the rate applicable to Base Rate Loans from the Honor Date to the date reimbursement is required pursuant to Section 2.03(c)(i) and (B) thereafter, the Default Rate. Each Revolving Credit Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)Until each Revolving Credit Lender funds its L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v)Each Revolving Credit Lender’s obligation to make L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Borrowing Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive, absent manifest error.

(d)Repayment of Participations

(i)At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in Dollars and in the same funds as those received by the Administrative Agent.

(ii)If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive Payment in Full and the termination of this Agreement.

(e)Obligations Absolute
. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each Unreimbursed Amount shall be absolute, unconditional and irrevocable under all circumstances, including the following:
(i)any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)the existence of any claim, counterclaim, setoff or defense to payment that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any Lender, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit, except to the extent caused by the L/C Issuer’s gross negligence or willful misconduct;

(iv)any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit, so long as the L/C Issuer shall have determined in the absence of gross negligence or willful misconduct, in good faith and in accordance with the standard of care specified in the Uniform Commercial Code of the State of New York, that the documents (including each draft)

delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit;

(v)any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Subsidiary or in the relevant currency markets generally; or

(vi)any other action taken or omitted to be taken by the L/C Issuer under or in connection with any Letter of Credit or the related drafts or documents, whether or not similar to any of the foregoing, if done in the absence of gross negligence or willful misconduct, in good faith and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. Notwithstanding anything to the contrary herein, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary or transferee of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)Cash Collateral. If any L/C Obligation (x) has a stated maturity date or an expiration date that extends beyond the Revolving Credit Facility Maturity Date or has no stated expiry or maturity date, or (y) provides for automatic extensions of the stated maturity date or the expiration date thereof, in each case, beyond the Revolving Credit Facility Maturity Date, then the Borrower shall Cash Collateralize any portion of such Letter of Credit that remains outstanding 15 days prior to the Revolving Credit Facility Maturity Date (or such shorter time as the Administrative Agent and any applicable L/C Issuer shall agree).

(h)Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), with respect to Letters of Credit other than Bank Guarantees, the rules of the ISP shall apply to each standby Letter of Credit and the rules of the UCP shall apply to each commercial Letter of Credit.

(i)Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Percentage for the Revolving Credit Facility a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit issued on behalf of the Borrower equal to the Applicable Rate for Eurocurrency Rate Loans times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit issued on behalf of the Borrower, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. The Letter of Credit Fees shall be (x) computed on a quarterly basis in arrears and (y) due and payable on the first Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each such Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(j)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer
. The Borrower shall pay directly to the L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit at the rate of 0.125% per annum on the face amount drawn under each Letter of Credit, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears (any such fronting fee, a “Fronting Fee”). Fronting Fees shall be due and payable on the first Business Day of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. In addition, the Borrower shall pay directly to the L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit or bank guarantees, as applicable, as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(k)Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(l)Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.

(m)Additional L/C Issuer. Any Person permitted to become an L/C Issuer pursuant to the definition of L/C Issuer may become an L/C Issuer under this Agreement with the obligations, rights, powers and privileges of an L/C Issuer hereunder by executing a joinder, in a form reasonably satisfactory to (and acknowledged and accepted by) the Administrative Agent, indicating such Lender’s L/C Issuance Limit and, upon the execution and delivery of any such joinder, such Lender shall be an L/C Issuer for all purposes hereof.

2.04 Swing Line Loans.

(a)The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans in Dollars (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate principal amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time, (ii)  the total Outstanding Amount of the Revolving Credit Loans, plus the total Outstanding Amount of all L/C Obligations, plus the total Outstanding Amount of all Swing Line Loans shall not exceed the Revolving Credit Facility, and (iii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender at such time, plus such Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations at such time, plus such Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender’s Revolving Credit Commitment, and provided further that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Swingline Daily Floating Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Percentage times the amount of such Swing Line Loan. Notwithstanding anything contained herein to the contrary, the Swingline Lender shall be under no obligation to make a Swing Line Loan if, at such time, a Lender is in default of its obligations to fund under Section 2.04(c) or any Lender is a Defaulting Lender hereunder, unless the obligations of such Defaulting Lender have been fully reallocated to the non-Defaulting Lenders pursuant to Section 2.18(c) or the Swing Line Lender has entered into arrangements (such as through the posting of Cash Collateral) satisfactory to it with the Borrower or such Lender to eliminate the Swing Line Lender’s risk with respect to such Lender.
(b)Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 2:00 p.m., New York City time on the requested borrowing date, and shall specify (i)  the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m., New York City time, on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in Same Day Funds.

(c)Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may, and in any event on the 10th Business Day after any such Swing Line Loan is made, shall request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding or, in the case of any request given with respect to Swing Line Loans which have been outstanding for 10 Business Days, the amount of such outstanding Swing Line Loans; provided that such Loans may, and upon the Borrower’s request shall, be made as Eurocurrency Rate Loans if a Eurocurrency Rate Loan could otherwise be made pursuant to Section 2.02. Such request shall be made in writing (which written request shall be deemed to be a Borrowing Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans or Eurocurrency Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Borrowing

Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Borrowing Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m., New York City time, on the day specified in such Borrowing Notice, whereupon, subject to Section 2.04(c)(ii), each such Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan (or Eurocurrency Rate Loan, if applicable) to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(ii)If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive, absent manifest error.

(iv)Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)Repayment of Participations.

(i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii)If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Revolving Credit Lenders under this clause shall survive Payment in Full and the termination of this Agreement.

(e)Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f)Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05 Prepayments and Commitment Reductions.

(a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans and Revolving Credit Loans, as applicable, in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m., New York City time (or such other later time which is acceptable to the Administrative Agent), (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans or BBSY Loans, and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurocurrency Rate Loans denominated in Dollars shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; (iii) any prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies other than A$ or any prepayment of BBSY Loans denominated in A$ shall be in a minimum principal amount of the Dollar Equivalent of $5,000,000 or a whole multiple of the Dollar Equivalent of $1,000,000 in excess thereof; and (iv) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, the entire amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurocurrency Rate Loans or BBSY Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that any such notice may be contingent upon the consummation of a refinancing and such notice may otherwise be extended or revoked, in each case, with the requirements of Section 3.05 to apply to any failure of the contingency to occur and any such extension or revocation. Any prepayment of a Eurocurrency Rate Loan or BBSY Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 2.05(d) and Section 3.05. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a) shall be applied to the scheduled repayment of installments thereof as the Borrower shall direct, and each prepayment of Loans shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.

(b)The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m., New York City time (or such other later time which is acceptable to the Swing Line Lender and the Administrative Agent) on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of the Dollar Equivalent of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c)If the Administrative Agent notifies the Borrower at any time that the Dollar Equivalent of the Total Outstandings at such time exceeds an amount equal to 105% of the Aggregate Commitments then in effect, then, within two Business Days after receipt of such notice, the Borrower shall prepay Loans and/or shall Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Aggregate Commitments then in effect; provided, however, that, subject to the provisions of Section 2.03(g), the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless, after the prepayment of the Loans, the Total Outstandings exceed the Aggregate Commitments then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the incremental effects of further exchange rate fluctuations if the Dollar Equivalent of the Total Outstandings at such time less the amount of Cash Collateral held by the Administrative Agent for L/C Obligations exceeds an amount equal to 105% of the Aggregate Commitments then in effect.

(d)If the Administrative Agent notifies the Borrower at any time that the total Outstanding Amount denominated in Alternative Currencies under the Revolving Credit Facility at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrower shall prepay Loans and/or shall Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect; provided, however, that, subject to the provisions of Section 2.03(g), the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(d) unless, after giving effect to the prepayment of the Revolving Credit Loans, the total Outstanding Amount denominated in Alternative Currencies under the Revolving Credit Facility at such time exceed 100% of the Alternative Currency Sublimit.

(e)Promptly following the consummation of any Asset Sale pursuant to clause (a) of the definition thereof by the Borrower or a Restricted Subsidiary, or in the case of a Specified Asset Sale, a Domestic Unrestricted Subsidiary or Domestic Joint Venture that results in the amount of Cumulative Retained Asset Sale Net Proceeds (as of the date of such receipt) exceeding $500,000,000 (such excess amount, the “Excess Proceeds”), the Borrower shall (1) first, make (or cause to be made) a prepayment of the Term Loans as specified in Section 2.05(e)(iii) below in an amount equal to the lesser of (x) 100% of such Excess Proceeds and (y) the aggregate principal amount of the Term Loans then outstanding and (2) second, when no Term Loans remain outstanding, permanently reduce the Revolving Credit Commitments (x) if the amount of outstanding Revolving Credit Commitments exceeds the Principal Property Cap as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered to the Administrative Agent pursuant to Section 6.01(a) or (b), by an amount equal to the lesser of (I) 100% of such Excess Proceeds minus any amount of such Excess Proceeds which were applied pursuant to clause (1) above, if any, and (II) an amount sufficient to cause the remaining Revolving Credit Commitments not to exceed the Principal Property Cap as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered to the Administrative Agent pursuant to Section 6.01(a) or (b) and (y) if the amount of outstanding Revolving Credit Commitments is less than or equal to the Principal Property Cap as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered to the Administrative Agent pursuant to Section 6.01(a) or (b) (including by virtue of any contemporaneous payment made pursuant to clause 2(x)(II) above), by an amount equal to 25% of such Excess Proceeds minus any amount of such Excess Proceeds which were applied pursuant to clause (1) or clause (2)(x)(II) above (collectively, the “Asset Sale Sweep Provisions”), if any, in each case subject to the following:

(i)If prior to the date of any such required prepayment, the Borrower notifies the Administrative Agent in writing of (A) its and/or its Restricted Subsidiary’s intention to reinvest the Excess Proceeds of any Asset Sale in assets used or useful in the business of the Borrower or some or all of its Subsidiaries or Joint Ventures (including by way of any Permitted Acquisition) or (B) its Unrestricted Subsidiary’s or Joint Venture’s intention to reinvest the Excess Proceeds of its Specified Asset Sale in assets used or useful in the business of such Unrestricted Subsidiary or Joint Venture, as applicable, and certifies in such notice that no Event of Default then exists, then the Borrower shall not be required to make a prepayment or permanently reduce the Revolving Credit Commitments to the extent (x) the Excess Proceeds are so reinvested within 365 days following receipt thereof by the Borrower, such Joint Venture and/or such Subsidiary, or (y) if the Borrower, such Joint Venture and/or Subsidiary, as applicable, has committed in writing to so reinvest such Excess Proceeds during such 365-day period, such Excess Proceeds are so reinvested within 180 days after the expiration of such 365-day period; provided that, to the extent such Excess Proceeds have not been so reinvested prior to the expiration of the applicable period, the Borrower shall promptly prepay the outstanding Term Loans and/or permanently reduce the Revolving Credit Commitments, as applicable, after the expiration of such period in an amount equal to the amount required by the Asset Sale Sweep Provisions where, subject to Section 2.05(e)(v), the amount of Excess Proceeds for such purposes shall be the amount of Excess Proceeds not reinvested as set forth above; provided, further that, if such Asset Sale includes a Disposition of any Collateral, the assets in which the portion of Excess Proceeds derived from such Collateral are so reinvested as set forth above shall be reinvested in assets of one or more Loan Parties and the applicable Loan Party shall comply with Section 6.16 with respect to such assets as if such assets were acquired on the date of such reinvestment.

(ii)Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.

(iii)Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(e) shall be applied to the scheduled repayment of installments thereof in direct order of maturity and shall be paid to the Term Loan Lenders in accordance with their respective Applicable Percentages of each Term Loan Facility.

(iv) If, as a result of a reduction of the Revolving Credit Commitments pursuant to the application of the Asset Sale Sweep Provisions, the Total Revolving Credit Outstandings exceed the Revolving Credit Commitments as so reduced, the Revolving Loans and/or Swing Line Loans shall be repaid within three Business Days of such reduction of the Revolving Credit Commitments to the extent of such excess; provided that if the aggregate principal amount of Revolving Loans and Swing Line Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, within three Business Days of such event, Cash Collateralize any Letters of Credit using the remaining excess.

(v)With respect to any requirement to repay the Term Loans or permanently reduce the Revolving Credit Commitments with respect to any Excess Proceeds, the amount of any such repayments or permanent reductions to the Revolving Credit Commitments required to be made shall be reduced by an amount equal to the sum of the amount of (A) any voluntary repayments of the Term Loans made with such Net Proceeds from the relevant Asset Sale and (B) permanent reductions of the Revolving Credit Commitments in an amount not to exceed (1) the Net Proceeds from such Asset Sale minus (2) the amount of any such voluntary prepayments, in each case, made since the date of the determination of such Excess Proceeds (it being understood and agreed that this provision applies only after Excess Proceeds have been determined to exist and shall not be duplicative of clause (c) of the definition of Cumulative Retained Asset Sale Net Proceeds which only applies in calculating the amount of Cumulative Retained Asset Sale Net Proceeds).

(vi)Upon any reduction of the Revolving Credit Commitments pursuant to this Section 2.05(e), the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Lender’s Applicable Percentage (in respect of the Revolving Credit Facility) of such reduction amount. All fees and amounts under this Agreement in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.

(f)If, as of the date when the most recent fiscal period for which financial statements have been delivered to the Administrative Agent pursuant to Section 6.01, Cumulative

Impairment Charges as of the last day of such most recently ended fiscal period exceed $3,000,000,000 (such excess amount, the “Excess Impairment Charges”), the Revolving Credit Commitments shall be permanently reduced by an amount equal to 15% of the Excess Impairment Charges within 30 days of the date of delivery of such financial statements. If, as a result of a reduction of the Revolving Credit Commitments pursuant to this Section 2.05(f), the Total Revolving Credit Outstandings exceed the Revolving Credit Commitments as so reduced, the Revolving Loans and/or Swing Line Loans shall be repaid within three business days of such reduction in Revolving Credit Commitments to the extent of such excess; provided that if the aggregate principal amount of Revolving Loans and Swing Line Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall within three Business Days of such event Cash Collateralize any Letters of Credit. Upon any reduction of the Revolving Credit Commitments pursuant to this Section 2.05(f), the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Lender’s Applicable Percentage (in respect of the Revolving Credit Facility) of such reduction amount. All fees and other amounts under this Agreement in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.

2.06 Optional Termination or Reduction of Revolving Credit Commitments.

(a)Optional. The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Credit Commitments, the Alternative Currency Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the Revolving Credit Commitments, the Alternative Currency Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m., New York City time, three Business Days prior to the date of termination or reduction, (ii) any such partial reduction with respect to the Revolving Credit Commitments shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the total Outstanding Amount under the Revolving Credit Facility would exceed the Aggregate Commitments under the Revolving Credit Facility. The Administrative Agent will promptly notify the Lenders of any such notice of the foregoing, and any such notice may be contingent upon the consummation of a refinancing and such notice may otherwise be extended or revoked. The amount of any such Revolving Credit Commitments reduction shall not be applied to the Alternative Currency Sublimit or Swing Line Sublimit, in each case, unless specified by the Borrower.

(b)Application of Commitment Reductions; Payment of Fees. Upon any reduction of the Revolving Credit Commitments, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Lender’s Applicable Percentage (in respect of the Revolving Credit Facility) of such reduction amount. All fees and other amounts under this Agreement in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.

2.07 Repayment of Loans.

(a)Term Loans. The Borrower shall repay to the Term Loan Lenders the aggregate principal amount of all Term Loans outstanding on the following dates (or, if any such date is not a Business Day, the immediately preceding Business Day) and in an amount equivalent to the percentage set forth opposite such date of the Total Term Loan Outstandings on the Closing Date (after giving effect to any Borrowing of the Term Loans on such date):

Date	Amount
December 31, 2013	0.25%
March 31, 2014	0.25%
June 30, 2014	0.25%
September 30, 2014	0.25%
December 31, 2014	0.25%
March 31, 2015	0.25%
June 30, 2015	0.25%
September 30, 2015	0.25%
December 31, 2015	0.25%
March 31, 2016	0.25%
June 30, 2016	0.25%
September 30, 2016	0.25%
December 31, 2016	0.25%
March 31, 2017	0.25%
June 30, 2017	0.25%
September 30, 2017	0.25%
December 31, 2017	0.25%
March 31, 2018	0.25%
June 30, 2018	0.25%
September 30, 2018	0.25%
December 31, 2018	0.25%
March 31, 2019	0.25%
June 30, 2019	0.25%
September 30, 2019	0.25%
December 31, 2019	0.25%
March 31, 2020	0.25%
June 30, 2020	0.25%

Date	Amount
Maturity Date	93.25%

provided, however, that the final principal repayment installment of the Term Loans shall be repaid on the Term Loan Facility Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans outstanding on such date.
(b)Revolving Credit Loans. The Borrower shall repay to the Revolving Credit Lenders on the Revolving Credit Facility Maturity Date the aggregate principal amount of all Revolving Credit Loans outstanding on such date.

(c)Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Revolving Credit Facility Maturity Date.

2.08 Interest.

(a)Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate plus (in the case of a Eurocurrency Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost; (ii) each BBSY Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to BBSY Rate for such Interest Period plus the Applicable Rate; (iii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iv) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Swingline Daily Floating Rate plus the Applicable Rate.
(b)If any amount of principal or interest of any Loan (or any other Obligations) is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09 Fees. In addition to certain fees described in subsections (i) and (j) of Section 2.03:

(a)Commitment Fee.  The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Percentage in respect of the Revolving Credit Facility, a commitment fee in Dollars equal to the Applicable Rate times the actual daily amount by which the aggregate Revolving Credit Commitments of all Revolving Credit Lenders exceed the sum of (i) the Outstanding Amount of Revolving Credit Loans (excluding any Outstanding Amount of Swing Line Loans made to the Borrower) and (ii) the Outstanding Amount of L/C Obligations of the Borrower, determined as of the last day of the immediately preceding fiscal quarter. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the first Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date.

(b)Other Fees. The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in each of the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans, where the rate of interest is calculated on the basis of the prime rate, and of Fronting Fees shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All computations of interest for BBSY Loans shall be made on the basis of a 365-day year and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11 Evidence of Debt.

(a)The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to the Borrower made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to the Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b)In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally; Administrative Agent’s Clawback
.
(a)General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m., New York City time, on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrower hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, the Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 3:00 p.m., New York City time, in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)(i)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Loans or BBSY Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 2:00 p.m., New York City time, on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to the Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Term Loan or Revolving Credit Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Term Loan or Revolving Credit Loan, to fund its participation or to make its payment under Section 10.04(c).

(a)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13 Pro Rata; Sharing of Payments by Lenders. Except as otherwise expressly provided in this Agreement, each payment (including each prepayment) by the Borrower on account of principal of and interest on any Term Loans or Revolving Credit Loans shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts of such Loans then held by the respective Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact and (b) purchase (for cash at face value) participations in the applicable Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(a)if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b)the provisions of this Section shall not be construed to apply to (i) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Term Loans or Revolving Credit Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant.

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
2.14 Increase to a Facility.

(b)Request for Increase. Upon notice (an “Increase Request”) to and approval (not to be unreasonably withheld or delayed) of the Administrative Agent (which shall promptly notify the Lenders), the Borrower may, without the consent of any Lender, from time to time, request an increase in the Revolving Credit Facility and/or Term Loans (any such increase an “Incremental Commitment”) in aggregate principal amount, which when added to the aggregate principal amount of the other Incremental Debt outstanding does not exceed the Incremental Debt Cap; provided that (i) any such request for an Incremental Commitment shall be in a minimum amount equal to the lesser of (x) $25,000,000 and (y) the entire amount that remains available for request under this Section 2.14, and (ii) the Borrower may make a maximum of five such requests, inclusive of any requests for Incremental Facilities pursuant to Section 2.15.
(b)Increase Request. Each Increase Request from the Borrower shall set forth the requested principal amount of the increase, the proposed terms of the increase and applicable Facility to which the request relates. Incremental Commitments may be provided by (i) an existing Lender (but no Lender shall be obligated to provide an Incremental Commitment, nor shall the Borrower have any obligation to approach any existing Lenders to provide an Incremental Commitment) or (ii) any other bank, financial institution or investor so long as any such Person is approved by the Administrative Agent and any other Person who would have consent rights pursuant to Section 10.06(b) if such bank or other financial institution was becoming a Lender under the Facility to which such Incremental Commitment relates. Subject to any such consents being received, any such bank, financial institution or investor may become a party to this Agreement by entering into a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent.

(c)Closing Date. In connection with any Incremental Commitment, the Administrative Agent and the Borrower shall determine the effective date (the “Incremental Commitment Effective Date”). The Administrative Agent shall promptly notify the Borrower and the Lenders of the principal amount of the Incremental Commitments and the Incremental Commitment Effective Date.

(d)Conditions to Effectiveness of Increase. The effectiveness of each such Incremental Commitment, shall be subject to the following conditions: as of the Incremental Commitment Effective Date, (i) the representations and warranties contained in Article V (or, in the case of any Incremental Commitment being requested in connection with a Permitted Acquisition, the Specified Representations and Acquisition Agreement Representations in the Acquisition Agreement for such Permitted Acquisition) are true and correct in all material respects on and as of the Incremental Commitment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (ii) (A) if such Incremental Commitments are being requested in connection with a Permitted Acquisition, no Event of Default under Sections 8.01(a), (f), or (g) has occurred or is continuing or would immediately result therefrom, unless such conditions would not be permitted by applicable Law (e.g., in an Australian acquisition context), in which case the satisfaction of such conditions shall not be required, and (B) otherwise, no Default or Event of Default has occurred or is continuing or would immediately result therefrom.

(e)Effect of Increase. (i) On each Incremental Commitment Effective Date, after giving effect to any increase to the Revolving Credit Commitments occurring on such date, the Administrative Agent shall reallocate the outstanding Revolving Credit Loans and the Revolving Credit Commitments among the Revolving Credit Lenders to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Revolving Credit Commitments under this Section. In connection with any such reallocation the Borrower shall not be required to pay any amounts that they would otherwise owe under Section 3.05 as a result of such reallocation. (ii) Any additional

Term Loans shall be made to the Term Loan Lenders participating therein pursuant to such procedures set forth in Section 2.02. As of the Incremental Commitment Effective Date, to the extent the Term Loans are increased, the amortization schedule for the Term Loans set forth in Section 2.07(a) shall be amended to increase the then-remaining unpaid installments of principal by an aggregate amount equal to the additional Term Loans being made on such date.
(f)[Reserved].

(g)Amendment. With the consent of the Lenders providing Incremental Commitments, the Borrower and the Administrative Agent (and without the consent of the other Lenders), this Agreement may be amended to give effect to the applicable Incremental Commitment (including, without limitation, to give such Incremental Commitment the benefits of Section 2.05, as applicable); provided that the terms of each Incremental Commitment shall be identical to the terms of the existing Revolving Credit Commitments or Term Loans, as applicable, other than interest rates and fees (including upfront fees and OID) payable to such Additional Commitment Lenders (subject to Section 2.14(e)).

(h)Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 to the contrary.

2.15 Incremental Debt.

(a)Request for Incremental Facility. Upon notice (an “Incremental Facility Request”) to and approval (not to be unreasonably withheld or delayed) of the Administrative Agent (who shall promptly notify the existing Lenders), the Borrower may, without the consent of any Lender, request to add one or more new incremental revolving credit facilities (each an “Incremental Revolving Facility”) and/or one or more new incremental term loan facilities (each an “Incremental Term Facility”) (each Incremental Revolving Facility and Incremental Term Facility, an “Incremental Facility”) in aggregate principal amount, which when added to the aggregate principal amount of the other Incremental Debt outstanding does not exceed the Incremental Debt Cap; provided that (i) any such request for an Incremental Facility shall be in a minimum amount equal to the lesser of (x) $25,000,000 and (y) the entire amount that remains available for request under this Section 2.15, (ii) the Borrower may make a maximum of five such requests, inclusive of any requests for Incremental Commitments pursuant to Section 2.14, and (iii) unless the Administrative Agent shall agree otherwise, there shall not be more than three revolving credit facilities (including the Revolving Credit Facility, any Incremental Revolving Facilities and any Revolving Refinancing Facilities) in existence at any time (the “Maximum Number of Revolving Facilities”).

(b)Incremental Facility Request. Each Incremental Facility Request from the Borrower shall set forth (i) the requested principal amount of the Incremental Facility, (ii) the proposed terms of the Incremental Facility (including its interest rate and, if an Incremental Term Facility is being requested, amortization and any prepayment premiums) and (iii) whether an Incremental Revolving Facility or Incremental Term Facility is being requested. An Incremental Facility may be provided by (A) an existing Lender (but no Lender shall be obligated to provide a commitment in respect of an Incremental Facility, nor shall the Borrower have any obligation to approach any existing Lenders to provide a commitment in respect of an Incremental Facility)

or (B) any other Incremental Lender so long as any such Person is approved by the Administrative Agent and any other Person who would have consent rights pursuant to Section 10.06(b) if such Incremental Lender was becoming a Revolving Credit Lender or Term Loan Lender, as applicable. Subject to any such consents being received and if not already a party hereto, any such Incremental Lender may become a party to this Agreement by entering into a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent.
(a)Closing Date and Allocations. In connection with any Incremental Facility, the Administrative Agent and the Borrower shall determine the effective date (the “Incremental Facility Effective Date”). The Administrative Agent shall promptly notify the Borrower and the Lenders of the principal amount of the Incremental Facility and the Incremental Facility Effective Date.

(b)Conditions to Effectiveness of Incremental Facility. The effectiveness of each Incremental Facility shall be subject to the following conditions:

(i)as of the Incremental Facility Effective Date, (A) the representations and warranties contained in Article V (or, in the case of any Incremental Facility being requested in connection with a Permitted Acquisition, the Specified Representations and Acquisition Agreement Representations in the Acquisition Agreement for such Permitted Acquisition) are true and correct in all material respects on and as of the Incremental Commitment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (ii) (A) if such Incremental Facility is being requested in connection with a Permitted Acquisition, no Event of Default under Sections 8.01(a), (f), or (g) has occurred or is continuing or would immediately result therefrom, unless such conditions would not be permitted by applicable Law (e.g., in an Australian acquisition context), in which case the satisfaction of such conditions shall not be required, and (B) otherwise, no Default or Event of Default has occurred or is continuing or would immediately result therefrom;

(ii)such Incremental Facility shall have the same guarantees as, and be secured on a pari passu basis with, the Secured Obligations; provided that, if agreed by the Borrower and the relevant Incremental Lenders, the Incremental Facility may be subject to lesser guarantees or be unsecured or less secured, or the Liens securing the Incremental Facility may rank junior to the Liens securing the Revolving Credit Facility and Term Loan Facility;

(iii)in the event such Incremental Facility is an Incremental Term Facility, such Incremental Facility shall (A) have a final maturity no earlier than the Term Loan Facility Maturity Date, (B) have a weighted average life no shorter than that of the Term Loan Facility and (C) not have any terms which require it to be voluntarily or mandatorily prepaid prior to the repayment in full of the Term Loans, unless accompanied by at least a ratable payment of the Term Loans;

(iv)in the event such Incremental Facility is an Incremental Revolving Facility, such Incremental Facility shall have a final maturity no earlier than the Revolving Credit Facility Maturity Date and shall require no amortization or mandatory commitment reduction prior to the Revolving Credit Facility Maturity Date, unless accompanied by at least ratable amortization or mandatory commitment reduction, as applicable, of the Revolving Loans; and

(i)to the extent such terms and documentation for the Incremental Facility are not substantially consistent with the applicable Loan Documents, they shall be reasonably satisfactory to the Administrative Agent, unless such terms (A) are more favorable to the Borrower, taken as a whole, than the Loan Documents in respect of the Revolving Credit Facility, in the case of an Incremental Revolving Facility, or the Term Loan Facility, in the case of the Incremental Term Facility (or the Lenders under the Revolving Credit Facility or Term Loan Facility, as applicable, receive the benefit of the more restrictive terms, which, for avoidance of doubt, may be provided to them without their consent), in each case, as certified by a Responsible Officer of the Borrower in good faith, (B) concern pricing (including interest rates, rate floors, fees, OID or other fees), the amortization schedule, commitment reductions, prepayments and any prepayment premiums applicable to such Incremental Facility or (C) apply after the applicable Maturity Date.

(e)[Reserved].

(f)Amendment. With the consent of the Lenders providing an Incremental Facility, the Borrower and the Administrative Agent (and without the consent of the other Lenders), this Agreement shall be amended in a writing (which may be executed and delivered by the Borrower and the Administrative Agent) to reflect any changes necessary to give effect to such Incremental Facility in accordance with its terms (including, without limitation, to give such Incremental Facility the benefits of Section 2.05, as applicable).

(g)Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 to the contrary.

2.16 Refinancing Debt.

(a)Refinancing Facility. The Borrower may, without the consent of any Lender, extend, refinance, renew or replace, in whole or in part, the Loans under any Facility or the Commitments under any revolving Facility with one or more term loan facilities (each, a “Refinancing Term Facility”) or one or more revolving credit facilities (each a “Refinancing Revolving Facility”) not to exceed the Maximum Number of Revolving Facilities (each Refinancing Term Facility and Refinancing Revolving Facility, a “Refinancing Facility”); provided that any such request for an Refinancing Facility shall be in a minimum amount equal to the lesser of (i) $25,000,000 and (ii) the entire amount of any Facility which is being extended, refinanced, renewed or replaced under this Section 2.16.

(b)Refinancing Facility Lender. A Refinancing Facility may be provided by (i) an existing Lender (but no Lender shall be obligated to provide a commitment in respect of a Refinancing Facility, nor shall the Borrower have any obligation to approach any existing Lenders to provide a commitment in respect of a Refinancing Facility) or (ii) any other Refinancing Facility Lender so long as any such Person is approved by the Administrative Agent and any other Person who would have consent rights pursuant to Section 10.06(b) if such Refinancing Facility Lender was becoming a Revolving Credit Lender or Term Loan Lender, as applicable. Subject to any such consents being received and if not already a party hereto, any such Refinancing Facility Lender may become a party to this Agreement by entering into a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent.
(a)Closing Date. In connection with any Refinancing Facility, the Administrative Agent and the Borrower shall determine the effective date (the “Refinancing Facility Effective Date”). The Administrative Agent shall promptly notify the Borrower and the Lenders of the principal amount of the Refinancing Facility and the Refinancing Facility Effective Date.

(b)Conditions to Effectiveness of Refinancing Facility. The effectiveness of each Refinancing Facility shall be subject to the following conditions:

(i)the aggregate principal amount (or accreted value, if applicable) of any Refinancing Facility will not exceed the outstanding aggregate principal amount (or accreted value, if applicable) of any Facility which it is extending, refinancing, renewing or replacing plus any Permitted Refinancing Increase, unless such additional principal amount would otherwise be permitted pursuant to Section 7.03 and, if applicable, Section 7.01;

(ii)such Refinancing Facility shall have the same guarantees as, and be secured on a pari passu basis with, the Secured Obligations; provided that, if agreed by the Borrower and the relevant Refinancing Facility Lenders, the Refinancing Facility may be subject to lesser guarantees or be unsecured or less secured, or the Liens securing the Refinancing Facility may rank junior to the Liens securing the Revolving Credit Facility and Term Loan Facility;

(iii)in the event such Refinancing Facility is a Refinancing Term Facility, such Refinancing Facility (A) shall have (1) a final maturity no earlier than the Term Loan Facility Maturity Date and (2) a weighted average life no shorter than that of the Term Loan Facility and (B) shall not have any terms which require it to be voluntarily or mandatorily prepaid prior to the repayment in full of the Term Loans, unless accompanied by at least a ratable payment of the Term Loans;

(iv)in the event such Refinancing Facility is a Refinancing Revolving Facility, such Refinancing Facility shall have a final maturity no earlier than the Revolving Credit Facility Maturity Date and shall require no amortization or mandatory commitment reduction prior to the Revolving Credit Facility Maturity Date, unless accompanied by at least ratable amortization or mandatory commitment reduction, as applicable, of the Revolving Loans; and

(v)to the extent such terms and documentation for the Refinancing Facility are not substantially consistent with the applicable Loan Documents, they shall be reasonably satisfactory to the Administrative Agent, unless such terms (A) are more favorable to the Borrower, taken as a whole, than the Loan Documents in respect of the Revolving Credit Facility, in the case of an Incremental Revolving Facility, or the Term Loan Facility, in the case of the Incremental Term Facility (or the Lenders under the Revolving Credit Facility or Term Loan Facility, as applicable, receive the benefit of the more restrictive terms, which, for avoidance of doubt, may be provided to them without their consent), in each case, as certified by a Responsible Officer of the Borrower in good faith, (B) concern pricing (including interest rates, rate floors, fees, OID or other fees), the amortization schedule, commitment reductions, prepayments and any prepayment premiums applicable to such Refinancing Facility or (C) apply after the Maturity Date.

(e)Amendment. With the consent of the Lenders providing a Refinancing Facility, the Borrower and the Administrative Agent (and without the consent of the other Lenders), this Agreement shall be amended in a writing (which may be executed and delivered by the Borrower and the Administrative Agent) to reflect any changes necessary to give effect to such Refinancing Facility in accordance with its terms (including, without limitation, to give such Refinancing Facility the benefits of Section 2.05, as applicable).

(f)Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 to the contrary.

2.17 Cash Collateral.

(a)Sections 2.03, 2.04, 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of Sections 2.03, 2.04, 2.05 and 8.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders (including, the Swing Line Lender), as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. For avoidance of doubt, to the extent that any other Person may have a superior or equal claim, by virtue of an intercreditor arrangement, tag along right or any other term in any other document or instrument, to share in any Cash Collateral or other credit support provided pursuant to any of the aforementioned sections of this Agreement, the L/C Issuer, Swing Line Lender or Administrative Agent, as applicable, may take such provisions into account in determining whether Cash Collateral or other credit support is satisfactory. Cash Collateral shall be maintained in blocked deposit accounts at the Administrative Agent.

(b)Notwithstanding anything to the contrary contained in this Agreement, (i) Cash Collateral or other credit support (and proceeds thereof) provided by any Defaulting Lender pursuant to Sections 2.03 or 2.04 to support the obligations of such Lender in respect of Letters of Credit or Swing Line Loans shall be held and applied, first, to fund the L/C Advances of such Lender, such Lender’s funding of participations in Swing Line Loans, or such Lender’s Applicable Percentage of Revolving Credit Loans that are Base Rate Loans that are used to repay Unreimbursed Amounts, L/C Advances or Swing Line Loans with respect to which such collateral or other credit support was provided, as applicable, and, second, to fund any interest accrued for the benefit of the L/C Issuer or Swing Line Lender pursuant to Sections 2.03(c)(vi) and 2.04(c)(iii) allocable to such Lender, and (ii) Cash Collateral and other credit support (and proceeds thereof) otherwise provided by or on behalf of any Loan Party under Sections 2.03, 2.04, 2.05(c) or 8.02(c) to support L/C Obligations or Swing Line Loans shall be held and applied, first, to the satisfaction of the specific L/C Obligations, Swing Line Loans or obligations to fund participations therein of the applicable Defaulting Lender for which the Cash Collateral or other credit support was so provided and, second, if remedies under Section 8.02 shall have been exercised, to the application of such collateral or other credit support (or proceeds thereof) to any other Secured Obligations in accordance with Section 8.04.

(c)Cash Collateral and other credit support (or a portion thereof as provided in clause (2) below) provided under Sections 2.03 or 2.04 in connection with any Lender’s status as a Defaulting Lender shall be released to the Person that provided such collateral or other credit support (except as the L/C Issuer, Swing Line Lender and the Person providing such collateral or other credit support may agree otherwise (as applicable)) promptly following the earlier to occur of (A) the termination of such Lender’s status as a Defaulting Lender or (B) the L/C Issuer’s or Swing Line Lender’s (as applicable) good faith determination, (1) in the case of such Cash Collateral or other credit support provided by or on behalf a Defaulting Lender, that there remain outstanding no L/C Obligations or Swing Line Loans, as applicable, as to which it has actual or potential fronting exposure in relation to such Lender as to which it desires to maintain Cash Collateral or other credit support and (2) in the case of such Cash Collateral or other credit support provided by or on behalf of a Loan Party, that the outstanding L/C Obligations or Swing Line Loans, as applicable, as to which it has actual or potential fronting exposure in relation to such Lender are less than the value of such Cash Collateral or other credit support provided (such release to be provided upon reasonable request from the Borrower to the Administrative Agent and only to the extent of the excess amount of Cash Collateral or other credit support provided); subject, however, to the additional condition that, as to any such collateral or other credit support provided by or on behalf of a Loan Party, no Default or Event of Default shall then have occurred and be continuing.

2.18 Defaulting Lenders. Notwithstanding anything contained in this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(a)Reallocation of Loan Payments. Any payment or prepayment (i) of any portion of the principal amount of Loans of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) shall be applied, first, to the Loans of other Lenders as if such Defaulting Lender had no Loans outstanding, until such time as the Outstanding Amount of Revolving Credit Loans of each Lender shall equal its pro rata share thereof based on its Applicable Percentage (without giving effect to Section 2.18(c)), ratably to the Lenders in accordance with their Applicable Percentages of Loans being repaid or prepaid, second, to the then outstanding amounts (including interest thereon) owed under the terms hereof by such Defaulting Lender to the Administrative Agent or (to the extent the Administrative Agent has received notice thereof) to any other Lender, ratably to the Persons entitled thereto, third, to the posting of Cash Collateral in respect of its Applicable Percentage of L/C Obligations and Swing Line Loans, ratably to the L/C Issuer and Swing Line Lender in accordance with their respective applicable fronting exposures, and fourth, the balance, if any, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction, and (ii) of any other amounts thereafter received by the Administrative Agent for the account of such Defaulting Lender (including amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 10.08) to have been paid to such Defaulting Lender and applied on behalf of such Defaulting Lender, first, to the liabilities above referred to in item second of clause (i) above, second, to the matters above referred to in item third of clause (i) above, and third, the balance, if any, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any of such amounts as are reallocated pursuant to this Section 2.18(a) that are payable or paid (including pursuant to Section 10.08) to such Defaulting Lender shall be deemed paid to such Defaulting Lender and applied by the Administrative Agent on behalf of such Defaulting Lender, and each Lender hereby irrevocably consents thereto.
(b)Certain Fees. Such Defaulting Lender (i) shall not be entitled to receive any commitment fee on the unused portion of its Commitment pursuant to Section 2.09(a) for any period during which such Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender in respect of its unused Commitment) and (ii) shall not be entitled to receive any Letter of Credit Fees pursuant to Section 2.03(i) for any period during which such Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender). If any Defaulting Lender’s L/C Obligations are neither cash collateralized nor reallocated pursuant to this Section 2.18, then, without prejudice to any rights or remedies of the L/C Issuer or any Lender hereunder, all fees payable to such Defaulting Lender under Section 2.03 shall be payable to the L/C Issuer until such L/C Obligations are cash collateralized or reallocated.

(c)Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of such Defaulting Lender in either the numerator or the denominator; provided, that, in all cases, the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans shall not exceed the positive difference, if any, between (1) the Commitment of such non-Defaulting Lender and (2) the aggregate Outstanding Amount of the Revolving Credit Loans of such Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all other L/C Obligations (prior to giving effect to such reallocation), plus such Lender’s Applicable Percentage of the Outstanding Amount of all other Swing Line Loans (prior to giving effect to such reallocation). For avoidance of doubt, this Section 2.18(c) will operate for the benefit of the L/C Issuer and the Swing Line Lender notwithstanding the fact that a Letter of Credit is issued or a Swing Line Loan is made at the time that one or more Defaulting Lenders exist hereunder (regardless of whether the L/C Issuer or the Swing Line Lender has notice thereof). Notwithstanding any provision contained herein to the contrary, during any period in which a Default or Event of Default has occurred and is continuing the provisions of this Section 2.18(c) shall not apply.

A Lender that has become a Defaulting Lender because of an event referenced in the definition of Defaulting Lender may cure such status and shall no longer constitute a Defaulting Lender as a result of such event when (i) such Defaulting Lender shall have fully funded or paid, as applicable, all Loans, participations in respect of Letters of Credit or Swing Line Loans or other amounts required to be funded or paid by it hereunder as to which it is delinquent (together, in each case, with such interest thereon as shall be required to any Person as otherwise provided in this Agreement), (ii) the Administrative Agent and each of the Borrower shall have received a certification by such Defaulting Lender of its ability and intent to comply with the provisions of this Agreement going forward, and (iii) each of (w) the Administrative Agent, (x) the L/C Issuer, (y) the Swing Line Lender and any other Lender as to which a delinquent obligation was owed, and (z) the Borrower, shall have determined (and notified the Administrative Agent) that they are satisfied, in their sole discretion, that such Defaulting Lender intends to continue to perform its obligations as a Lender hereunder and has all approvals required to enable it, to continue to perform its obligations as a Lender hereunder. No reference in this subsection to an event being “cured” shall by itself preclude any claim by any Person against any Lender that becomes a Defaulting Lender for such damages as may otherwise be available to such Person arising from any failure to fund or pay any amount when due hereunder or from any other event that gave rise to such Lender’s status as a Defaulting Lender.
2.19 Reverse Dutch Auction Repurchases.

(a)Notwithstanding anything to the contrary contained in this Agreement, the Borrower and its Subsidiaries may at any time and from time to time purchase Term Loans, Incremental Term Loans and Refinancing Term Loans by conducting reverse Dutch auctions (each, an “Auction”) (each Auction to be managed exclusively by the Administrative Agent or another investment bank of recognized standing elected by the Borrower following consultation with the Administrative Agent in accordance with the Auction Procedures (in such capacity, the “Auction Manager”)), so long as the following conditions are satisfied:

(i)no Default or Event of Default shall have occurred and be continuing at the time of the purchase of any Term Loans, Incremental Term Loans and Refinancing Term Loans in connection with any Auction;

(ii)the maximum principal amount (calculated on the face amount thereof) of all Term Loans, Incremental Term Loans and Refinancing Term Loans that the Borrower purchases in any such Auction shall be no less than $1 million and whole increments of $500,000 in excess thereof (unless another amount is agreed to by the Administrative Agent and Auction Manager);

(iii)the aggregate principal amount (calculated on the face amount thereof) of all Term Loans, Incremental Term Loans and Refinancing Term Loans so purchased by the Borrower or its Subsidiaries shall automatically be cancelled and retired by them on the settlement date of the relevant purchase (and may not be resold);
(iv)the Borrower will promptly advise the Administrative Agent of the total amount of all Term Loans, Incremental Term Loans and Refinancing Term Loans so purchased by the Borrower or its Subsidiaries and the Administrative Agent is authorized to make appropriate entries in the Register to reflect such cancellation and retirement; and
(v)no more than one Auction may be ongoing at any one time.

(b) The Borrower shall have no liability to any Lender for any termination of the respective Auction as a result of its failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans, Incremental Term Loans or Refinancing Term Loans pursuant to the respective Auction, and any such failure shall not result in any Default hereunder. With respect to all purchases of Term Loans, Incremental Term Loans and Refinancing Term Loans made by the Borrower pursuant to this Section 2.19, (i) the Borrower shall pay on the settlement date of each such purchase all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offering documents), if any, on the purchased Term Loans, Incremental Term Loans and Refinancing Term Loans up to the settlement date of such purchase and (ii) such purchases (and the payments made by the Borrower or its Subsidiaries and the cancellation of the purchased Term Loans, Incremental Term Loans or Refinancing Loans, in each case, in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Sections 2.05 or 2.07.

(c)The Administrative Agent and the Lenders hereby consent to the Auctions and the other transactions contemplated by this Section 2.19 (provided that no Lender shall have an obligation to participate in any such Auctions) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.05, 2.07, 2.12, 2.13 and 10.06, it being understood and acknowledged that purchases of the Term Loans, Incremental Term Loans and Refinancing Term Loans by the Borrower or its Subsidiaries contemplated by this Section 2.19 shall not constitute Investments by the Borrower) that may otherwise prohibit any Auction or any other transaction contemplated by this Section 2.19. The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article IX and Section 10.04 mutatis mutandis as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Auction.

2.20 Open Market Repurchases

Notwithstanding anything to the contrary contained in this Agreement, the Borrower and its Subsidiaries may at any time and from time to time make open market purchases of Term Loans, Incremental Term Loans and Refinancing Term Loans (each, an “Open Market Purchase”), so long as no Default or Event of Default shall have occurred and be continuing on the time of such Open Market Purchase.

(a)The aggregate principal amount (calculated on the face amount thereof) of all Term Loans, Incremental Term Loans and Refinancing Term Loans so purchased by the Borrower or its Subsidiaries shall automatically be cancelled and retired by them on the settlement date of the relevant purchase (and may not be resold).

(b)The Borrower will promptly advise the Administrative Agent of the total amount of all Term Loans, Incremental Term Loans and Refinancing Term Loans so purchased by the Borrower or its Subsidiaries and the Administrative Agent is authorized to make appropriate entries in the Register to reflect such cancellation and retirement.

(c)With respect to all purchases of Term Loans, Incremental Term Loans and Refinancing Term Loans made by the Borrower pursuant to this Section 2.20, (i) the Borrower or its Subsidiaries shall pay on the settlement date of each such purchase all accrued and unpaid

(d)interest, if any, on the purchased Term Loans, Incremental Term Loans and Refinancing Term Loans up to the settlement date of such purchase (except to the extent otherwise set forth in the relevant purchase document as agreed by the respective selling Lender) and (ii) such purchases (after the payments made by the Borrower or its Subsidiaries and the cancellation of the purchased Term Loans, Incremental Term Loans and Refinancing Term Loans, in each case in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Sections 2.05, or 2.07.

(e)The Administrative Agent and the Lenders hereby consent to the Open Market Purchases contemplated by this Section 2.20 and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.05, 2.07, 2.12, 2.13 and 10.06, it being understood and acknowledged that purchases of the Term Loans, Incremental Term Loans and Refinancing Term Loans by the Borrower or its Subsidiaries contemplated by this Section 2.20 shall not constitute Investments by the Borrower or its Subsidiaries) that may otherwise prohibit any Open Market Purchase by this Section 2.20.

ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a)Payments Free of Taxes. Any and all payments by or on behalf of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if any Indemnified Taxes or Other Taxes are required to be withheld or deducted from such payments (as reasonably determined in good faith by the applicable withholding agent), then (i) the sum payable by the applicable Loan Party shall be increased as necessary so that after making all required deductions (after payment of all Indemnified Taxes) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made and (ii) if a Loan Party is the withholding agent, it shall make such deductions and timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)Payment of Other Taxes by the Borrower. Without duplication of any obligation set forth in subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)Indemnification by the Borrower
. The Borrower shall indemnify the Administrative Agent, each Lender and the L/C Issuer for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document, and any penalties and interest arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.
(d)Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Loan Party to a Governmental Authority, the applicable Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law and reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Each Lender that is a “United States person” as defined in section 7701(a)(30) of the Code that has not otherwise established to the reasonable satisfaction of the Borrower and Administrative Agent (or, in the case of a Participant purchasing its participation from a Foreign Lender, to the Lender from which the related participation shall have been purchased) that it is an exempt recipient (as defined in section 6049(b)(4) of the Code and the regulations thereunder) shall deliver to the Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter as prescribed by applicable law or upon the reasonable request of the Borrower or Administrative Agent), two duly completed and executed copies of IRS Form W-9.
Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States, any Foreign Lender holding any Loan to the Borrower shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), two copies of whichever of the following is applicable or any subsequent version thereof or successor thereto:
(i)duly completed and executed copies of IRS Form W-8BEN or W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii)duly completed and executed copies of IRS Form W-8ECI or IRS Form W-8IMY, as applicable, relating to all payments to be received by such Foreign Lender hereunder or under any other Loan Document,

(iii)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of IRS Form W-8BEN or W-8BEN-E, or

(iv)any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed and executed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times as reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this paragraph, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
In the event that, pursuant to Section 10.06(d), a Participant is claiming the benefits of this Section 3.01, such Participant shall provide the forms required above, as if it were a Lender, to the Lender from which the related participation was purchased, and if such Lender is a Foreign Lender, such Lender shall, promptly upon receipt thereof (but in no event later than the next scheduled payment under this Agreement) (i) forward such documentation to the Borrower and the Administrative Agent, together with two duly completed and executed copies of IRS Form W-8IMY, or (ii) provide the Borrower and the Administrative Agent with two duly completed and executed copies of IRS Form W-8IMY certifying that such Lender is a “qualified intermediary.”
Without limiting the obligations of the Lenders set forth above regarding delivery of certain forms and documents to establish each Lender’s status for U.S. withholding tax purposes, each Lender agrees promptly to deliver to the Administrative Agent or the Borrower, as the Administrative Agent or the Borrower shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter (including upon the expiration or obsolescence of any such forms or documents and promptly after the occurrence of any event requiring a change from the most recent forms previously delivered), such other documents and forms as would reduce or avoid any Indemnified Taxes in respect of all payments to be made to such Lender outside of the U.S. by the Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in such other jurisdiction. Each Lender shall promptly (i) notify the Administrative Agent of any change in circumstances which would modify or render invalid any such claimed exemption or reduction, and (ii) take such steps as shall not be materially disadvantageous to it (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any such jurisdiction that the Borrower make any deduction or withholding for taxes from amounts payable to such Lender.
Notwithstanding the foregoing, no Lender nor any Participant shall be required to deliver any form or other document under this Section 3.01(e) that it is not legally entitled to deliver.
(f)Treatment of Certain Refunds. If the Administrative Agent, any Lender or the L/C Issuer receives a refund with respect to Indemnified Taxes or Other Taxes paid by the Borrower, which in the reasonable discretion and good faith judgment of such Administrative Agent, Lender or L/C Issuer is allocable to such payment, it shall promptly pay such refund to the extent allocable to payment of Indemnified Taxes or Other Taxes to the Borrower, net of all out-of-pocket expenses of such Administrative Agent, Lender or L/C Issuer incurred in obtaining such refund; provided, however, that the Borrower agrees to promptly return such amount, net of any incremental additional costs, to the applicable Administrative Agent, Lender or L/C Issuer, as the case may be, if it receives notice from the applicable Administrative Agent, Lender or L/C Issuer that such Administrative Agent, Lender or L/C Issuer is required to repay such refund to the relevant Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the Administrative Agent, any Lender or the L/C Issuer be required to pay any amount to the Borrower pursuant to this paragraph (f) the payment of which would place the Administrative Agent, any Lender or the L/C Issuer in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

3.02 Illegality. If any Lender determines that as a result of any Change in Law it becomes unlawful, or that any Governmental Authority asserts that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans (whether denominated in Dollars or an Alternative Currency) or BBSY Loans, or to determine or charge interest rates based upon the Eurocurrency Rate or BBSY Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (a) any obligation of such Lender to make or continue Eurocurrency Rate Loans or BBSY Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Loan to Eurocurrency Rate Loans, shall be suspended and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case, until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay, or, if applicable and such Loans are denominated in Dollars, convert all such Eurocurrency Rate Loans of such Lender to Base Rate Loans (the interest rate on Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender, which it shall do as promptly as possible, that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a BBSY Loan or a conversion to or continuation thereof that (a) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan or the BBSY Rate for any requested Interest Period with respect to a proposed BBSY Loan (whether denominated in Dollars or an Alternative Currency), or (b) the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan or BBSY Rate for any requested Interest Period with respect to a proposed BBSY Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan or BBSY Loan, as applicable, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (i) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans or BBSY Loans in the affected currency or currencies shall be suspended and (ii) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case, until the Administrative Agent (upon the instruction of the Required Lenders, who agree to so instruct the Administrative Agent once the circumstances giving rise to the inability ability to determine rates no longer exist) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or BBSY Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04 Increased Costs; Reserves on Eurocurrency Rate Loans.

(a)Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except (A) any reserve requirement reflected in the Eurocurrency Rate contemplated by Section 3.04(e) and (B) the requirements

(i)of the Bank of England and the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost, other than as set forth below) or the L/C Issuer; or

(ii)impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein (other than Indemnified Taxes and Other Taxes addressed by Section 3.01 and Excluded Taxes);

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender or the L/C Issuer setting forth in reasonable detail such increased costs, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered; provided that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be materially disadvantageous to it, in its reasonable discretion, in any legal, economic or regulatory manner) to designate a different Eurocurrency lending office if the making of such designation would allow the Lender or its Eurocurrency lending office to continue to perform its obligation to make Eurocurrency Rate Loans or to continue to fund or maintain Eurocurrency Rate Loans and avoid the need for, or reduce the amount of, such increased cost.
(b)Capital Requirements. If any Lender or the L/C Issuer reasonably determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time, after submission to the Borrower (with a copy to the Administrative Agent) of a written request therefor setting forth in reasonable detail the change and the calculation of such reduced rate of return, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c)Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section, describing the basis therefor and showing the calculation thereof in reasonable detail, and delivered to the Borrower shall be conclusive, absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 90 days prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof).

(e)Additional Reserve Requirements. The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as reasonably determined by such Lender in good faith, which determination shall be conclusive, absent manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive, absent manifest error), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 Business Days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender describing the basis therefor and showing the calculation thereof, in each case, in reasonable detail. If a Lender fails to give notice 10 Business Days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable within 30 days from receipt of such notice.

(f)Certain Rules Relating to the Payment of Additional Amounts. If any Lender requests compensation pursuant to this Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, such Lender shall either (A) forego payment of such additional amount from the Borrower or (B) reasonably afford the Borrower the opportunity to contest, and reasonably cooperate with the Borrower in contesting, the imposition of any Indemnified Taxes or Other Taxes or other amounts giving rise to such payment; provided that the Borrower shall reimburse such Lender for its reasonable and documented out-of-pocket costs, including reasonable and documented attorneys’ and accountants’ fees and disbursements incurred in so cooperating with the Borrower in contesting the imposition of such Indemnified Taxes or Other Taxes or other amounts.

3.05      Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

(c)any failure by the Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency or its scheduled due date or any payment thereof in a different currency; or

(d)any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract, but excluding any loss of anticipated profits. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate used in determining the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.
3.06 Mitigation Obligations; Replacement of Lenders.

(e)Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall (i) use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (A) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (B) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender and (ii) promptly inform the Borrower and Administrative Agent when the circumstances giving rise to the applicability of such Sections no longer exists.

The Borrower hereby agrees to pay all reasonable and documented costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)Replacement of Lenders. If any Lender requests compensation under Section 3.04, if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, if any Lender gives a notice pursuant to Section 3.02 or if any Lender is at such time a Defaulting Lender, then the Borrower may replace such Lender in accordance with Section 10.13.

3.07 Survival. The Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTCILE IV.
CONDITIONS PRECEDENT

4.01 Closing Date. The effectiveness of this Agreement is subject to satisfaction of the following conditions precedent:

(a)    The Administrative Agent’s receipt of the following, each of which shall be (w) originals, telecopies or electronic copies (followed promptly by originals), (x) properly executed by a duly authorized officer of the signing Loan Party, if and as applicable, (y) dated on or before the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and (z) in form and substance reasonably satisfactory to the Administrative Agent:
(i)    executed counterparts of this Agreement from the parties thereto and of the Guaranty from each of the Guarantors;
(ii)    Notes executed by the Borrower in favor of each Lender requesting Notes;
(iii)    (A) the Pledge Agreement - PIC and (B) the Pledge Agreement - Gib, in each case, duly executed by each party thereto, together with:
(1)    to the extent that any Capital Stock pledged pursuant to either Pledge Agreement is certificated and required to be delivered thereunder, stock certificates for such Capital Stock accompanied by undated stock powers or instruments of transfer executed in blank,
(2)    financing statements in form appropriate for filing in the Office of the Secretary of State of the State of Delaware with respect to the collateral pledged pursuant to the Pledge Agreement - PIC and the applicable filing office in the District of Columbia with respect to the Pledge Agreement - Gib in order to perfect the Liens created under the Security Documents, and
(3)    results of recent lien searches (or their equivalent under the Laws of Gibraltar) with respect to Peabody Investments Corp. and Peabody Holdings (Gibraltar) Limited in those jurisdictions where such Persons are organized and the District of Columbia with respect to Peabody Holdings (Gibraltar) Limited;

(iv)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of duly authorized officers of each Loan Party and each Restricted Subsidiary party to a Loan Document, in each case, as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each officer of each Loan Party or Restricted Subsidiary executing the Loan Documents to which each Loan Party or Restricted Subsidiary is a party (which may be substantially in the same form as those items delivered on the closing date of the Existing Credit Agreement where applicable);
(v)    such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;
(vi)    the executed opinion of Simpson Thacher & Bartlett LLP, counsel to the Borrower and special New York counsel to the other Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit H-1;
(vii)    the executed opinion of in-house counsel to the other Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit H-2;
(viii)    the executed opinion of Triay Stagnetto Neish, special Gibraltar counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit H-3;
(ix)    the executed opinion of Jackson Kelly PLLC, special Indiana counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit H-4;
(x)    the executed opinion of Thompson Coburn, special Illinois counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit H-5;
(xi)    a certificate of a Responsible Officer either (A) attaching copies of all material consents, licenses and approvals required in connection with the execution, delivery and performance by each Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect or (B) stating that no such consents, licenses or approvals are so required;
(xii)    for the Borrower and its Subsidiaries, Audited Financial Statements-2012 for the fiscal year ended December 31, 2012 and unaudited quarterly statements for each fiscal quarter of 2013 ended at least 45 days prior to the Closing Date and financial projections through the fiscal year 2018;
(xiii)    a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Section 4.02(a) and (b) have been satisfied, and (B) that there has not occurred since December 31, 2012, any event or condition that has had or would be reasonably expected to have a material adverse change in the business, assets, operations or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole; and
(xiv)    evidence that each of the Fee Letters has been executed and delivered to the applicable Arranger.
(b)    The Administrative Agent shall have received reasonably satisfactory evidence that all amounts payable in respect of the Existing Credit Agreement and the 2011 Term Loan Agreement outstanding on the Closing Date (including all accrued and unpaid interest, fees, expenses, invoiced breakage fees and related costs and expenses payable under the Existing Credit Agreement and the 2011 Term Loan Agreement in respect of the period prior to the Closing Date) shall have been paid in full and all commitments thereunder have been terminated, except with respect to the Existing Letters of Credit which shall be converted into L/C Obligations hereunder.
(c)    The Organizational Documents of Peabody Investments (Gibraltar) Limited shall have been validly amended in a manner reasonably satisfactory to the Administrative Agent to remove restrictions that may interfere with the enforcement of the pledge of the Capital Stock of Peabody Investments (Gibraltar) Limited granted in favor of the Administrative Agent pursuant to the Pledge Agreement - Gib, including, without limitation, any requirement that special majority approval of the holders of such Capital Stock is required for the removal of the directors of Peabody Investments (Gibraltar) Limited, any restriction that precludes the grant or existence of the Lien created pursuant to the Pledge Agreement - Gib on such pledged Capital Stock, any discretionary right of the directors of Peabody Investments (Gibraltar) Limited to refuse a transfer of such pledged Capital Stock in connection with the enforcement of such pledge and any pre-emptive right of existing holders of such pledged Capital Stock that would preclude the enforcement of such pledge.
(d)    Peabody IC Funding Corp. shall have been released as a guarantor under any Senior Notes Indenture in which it acts as a guarantor of the obligations thereunder.
(e)    Any fees required to be paid on or before the Closing Date to the Administrative Agent, the Arrangers or the Lenders under this Agreement, the Fee Letters or otherwise in connection with the Facilities shall have been paid and, unless waived by the Administrative Agent, the Arrangers or the Lenders, as applicable, and to the extent invoiced at least two Business Days prior to the Closing Date, the Borrower shall have paid all reasonable and documented expenses of the Arrangers or the Lenders (including the reasonable and documented fees and expenses of counsel to the Administrative Agent, plus such additional amounts of such reasonable and documented fees and expenses (including filing fees in respect of collateral) as shall constitute its reasonable estimate of such fees and expenses incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).
(f)    The Administrative Agent shall have received all documentation and other information required by regulatory authorities with respect to the Borrower and the other Loan Parties under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act, that has been requested by the Arrangers at least five Business Days prior to the Closing Date.
Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Borrowing Notice requesting only a conversion of Term Loans or Revolving Credit Loans to the other Type or a continuation of Eurocurrency Rate Loans or BBSY Loans) is subject to the following conditions precedent:

(a)The representations and warranties of (i) the Borrower contained in Article V and (ii) each Loan Party contained in each other Loan Document or in any document required to be furnished at any time thereunder, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b)No Default or Event of Default shall exist, or would result immediately, from such proposed Credit Extension or the application of the proceeds thereof.

(c)The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender, shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any Change in Law which in the reasonable opinion of the Administrative Agent, the Required Revolving Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would prohibit such Credit Extension to be denominated in the relevant Alternative Currency.

It is understood, for avoidance of doubt, that each Credit Extension made in connection with the effectiveness of any Incremental Commitments or Incremental Facility, the proceeds of which are used to consummate a Permitted Acquisition, will be subject to the conditions set forth in clauses (a) and (b) only to the extent specified in Sections 2.14(c) or 2.15(d)(i).
Each Request for Credit Extension (other than a Borrowing Notice requesting only a conversion of Term Loans or Revolving Credit Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Section 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:
5.01 Existence, Qualification and Power. Each Loan Party (a) (i) is duly organized or formed and validly existing and (ii) is in good standing under the Laws of the jurisdiction of its incorporation or organization, if such legal concept is applicable in such jurisdiction, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed, and the Borrower is in good standing (to the extent good standing is an applicable legal concept in the relevant jurisdiction), under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clauses (a)(ii), (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, (a) have been duly authorized by all necessary corporate or other organizational action and (b) do not and will not (i) contravene the terms of any of such Person’s Organizational Documents; (ii) conflict with or result in any breach or contravention of, or the creation of, any Lien (except for any Liens that may arise under the Loan Documents) under, or require any payment to be made under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject or (C) any arbitral award to which such Person or its property is subject; or (iii) violate any Law binding on such Loan Party, except in each case referred to in clauses (b)(ii) or (b)(iii) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.03 Governmental Authorization. (a) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority and (b) no material approval, consent, exemption, authorization, or other action by, or notice to, or filing with any other Person, in each case, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for those approvals, consents, exemptions, authorizations or other actions which have already been obtained, taken, given or made and are in full force and effect.

5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other Laws relating to or affecting creditors' rights generally, general principles of equity, regardless of whether considered in a proceeding in equity or at law and an implied covenant of good faith and fair dealing.
5.05 Financial Statements; No Material Adverse Effect.

(a)The Audited Financial Statements-2012 of the Borrower and its Subsidiaries (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b)The unaudited consolidated balance sheet of the Borrower and its Subsidiaries dated March 31, 2013 and June 30, 2013 and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarters ended on such dates (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of such dates and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)Since the date of the Audited Financial Statements-2012, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d)    The financial projections delivered pursuant to Section 4.01(a)(xii) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable in light of the conditions existing at the time of delivery of such forecasts (it being understood that any such information is subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, and that no assurance can be given that the future developments addressed in such information can be realized).
5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower threatened, at law, in equity, by or before any Governmental Authority, by or against the Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in public filings prior to the date hereof, as to which there is a reasonable possibility of an adverse determination and that could reasonably be expected to have a Material Adverse Effect.

5.07 No Default. None of the Borrower or any of its Restricted Subsidiaries is in default under or with respect to any Contractual Obligation that could reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
5.08 Ownership and Identification of Property.

(a)The Borrower and its Restricted Subsidiaries have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not reasonably be expected to have a Material Adverse Effect. As of the Amendment Effective Date, with respect to all real property listed on Schedule 5.08(c): (i) the Borrower and its Restricted Subsidiaries possess all leasehold interests necessary for the operation of the Mines currently being operated by each of them and included or purported to be included in the Collateral pursuant to the Security Documents, except where the failure to possess such leasehold interests could not reasonably be expected to have a Material Adverse Effect, (ii) each of their respective rights under the leases, contracts, rights-of-way and easements necessary for the operation of such Mines are in full force and effect, except to the extent that failure to maintain such leases, contracts, rights of way and easements in full force and effect could not reasonably be expected to have a Material Adverse Effect; and (iii) each of the Borrower and its Restricted Subsidiaries possesses all licenses, permits or franchises which are necessary to carry out its business as presently conducted at any Mine included or purported to be included in the Collateral pursuant to the Security Documents, except where failure to possess such licenses, permits or franchises could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

(b)Schedule 5.08(b) lists completely and correctly as of the Amendment Effective Date all Material Real Property fee owned by the Borrower and the other Loan Parties.

(c)Schedule 5.08(c) lists completely and correctly as of the Amendment Effective Date all Material Real Property leased by the Borrower and the other Loan Parties and the lessors thereof.

(d)Schedule 5.08(d) lists completely and correctly as of the Amendment Effective Date all Principal Property owned or leased by the Borrower or any of its Subsidiaries.

5.09 Environmental Compliance. Except as disclosed in the Borrower’s most recent annual and quarterly reports filed with the SEC or on Schedule 5.09, or as otherwise could not reasonably be expected to have a Material Adverse Effect:

(a)The facilities and properties currently or formerly owned, leased or operated by the Borrower, or any of its respective Restricted Subsidiaries (the “Properties”) do not contain any Hazardous Materials in amounts or concentrations which (i) constitute a violation of, or (ii) could reasonably be expected to give rise to liability under, any applicable Environmental Law.

(b)None of the Borrower, nor any of its respective Restricted Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding compliance with or liability under Environmental Laws with regard to any of the Properties or the business operated by the Borrower, or any of its Restricted Subsidiaries (the “Business”), or any prior business for which the Borrower has retained liability under any Environmental Law.

(c)Hazardous Materials have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any applicable Environmental Law, nor have any Hazardous Materials been generated, treated, stored or disposed of at, or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

(d)No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened under any Environmental Law to which the Borrower, or any of its Restricted Subsidiaries is or, to the knowledge of the Borrower, will be named as a party or with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other similar administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

(e)There has been no release or threat of release of Hazardous Materials at or from the Properties, or arising from or related to the operations of the Borrower, or any of its Restricted Subsidiaries in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under any applicable Environmental Laws.

(f)The Properties and all operations at the Properties are in compliance with all applicable Environmental Laws.

(g)The Borrower, and each of its Restricted Subsidiaries has obtained, and is in compliance with, all Environmental Permits required for the conduct of its businesses and operations, and the ownership, occupation, operation and use of its Property, and all such Environmental Permits are in full force and effect.

5.10 Insurance.

(a)The properties of the Borrower and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies which may be Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Restricted Subsidiary operates.

(b)As to any Building located on Material Real Property and constituting Collateral, all flood hazard insurance policies required hereunder have been obtained and remain in full force and effect, and the premiums thereon have been paid in full.

5.11 Taxes. The Borrower and its Restricted Subsidiaries have filed all applicable US Federal, state, foreign and other material tax returns and reports required to be filed, and have paid all US Federal, state, foreign and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable (other than those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP), except where failure to do any of the foregoing could not reasonably be expected to result in a Material Adverse Effect; no material tax Lien has been filed which would not be permitted under Section 7.01 and, to the knowledge of the Borrower, no material claim is being asserted, with respect to any material tax, fee or other charge which could reasonably be expected to result in a Material Adverse Effect.
5.12 ERISA Compliance. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect:

(a)Each Plan is in material compliance in all respects with the applicable provisions of ERISA, the Code and other Federal or state Laws (except that with respect to any Multiemployer Plan which is a Plan, such representation is deemed made only to the knowledge of the Borrower), and each Foreign Plan is in material compliance in all respects with the applicable provisions of Laws applicable to such Foreign Plan.
(b)There has been no nonexempt “prohibited transaction” (as defined in Section 406 of ERISA) or violation of the fiduciary responsibility rules with respect to any Plan.

(c)(i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; and (iii) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.
5.13 Subsidiaries
. As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed in Schedule 5.13.
5.14     Margin Regulations; Investment Company Act.

(a)The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)None of the Borrower, any Person Controlling the Borrower, nor any Restricted Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
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5.15     Disclosure. No report, financial statement, certificate or other information furnished in writing by any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document, taken as whole with any other information furnished or publicly available, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading as of the date when made or delivered; provided that, with respect to any forecast, projection or other statement regarding future performance, future financial results or other future developments, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such information was prepared (it being understood that any such information is subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, and that no assurance can be given that the future developments addressed in such information can be realized).
5.16     Compliance with Laws. The Borrower and each Restricted Subsidiary is in compliance in all material respects with the requirements of all Laws (including any zoning, building, ordinance, code or approval or any building or mining permits and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

5.17     Anti-Corruption; Sanctions; Terrorism Laws.

(a)None of the Borrower, any Restricted Subsidiary nor, to the knowledge of the Borrower, any director, officer, agent or employee of the Borrower or any Restricted Subsidiary is (i) a person on the list of “Specially Designated Nationals and Blocked Persons” or (ii) subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Borrower will not directly or, to the knowledge of the Borrower, indirectly use the proceeds of the Loans, for the purpose of financing the activities of any Person subject of any U.S. sanctions administered by OFAC, except to the extent licensed by OFAC or otherwise not prohibited to U.S. persons generally.

(b)The Borrower and each Restricted Subsidiary is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the USA PATRIOT Act (Title III of Pub. L. 107-56), as amended (the “PATRIOT Act”).

(c)No part of the proceeds of any Loan will be used, directly or, to the knowledge of the Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended (“FCPA”).

5.18     Intellectual Property; Licenses, Etc. The Borrower and its Restricted Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, except where the failure to own or possess the right to use such IP Rights could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Borrower, the use of such IP Rights by the Borrower or any Restricted Subsidiary does not infringe upon any rights held by any other Person except for any infringement that could not reasonably be expected to have a Material Adverse Effect. Except as specifically disclosed in Schedule 5.18, no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which could reasonably be expected to have a Material Adverse Effect.

5.19     Security Documents.

(a)(i) Each Security Document (other than each Mortgage), when executed and delivered, is effective to create in favor of the Administrative Agent (for the benefit of the Lenders), a legal, valid and enforceable security interest in the Collateral described therein and the Administrative Agent has been authorized (and is hereby authorized) to make all filings of UCC-1 and as-extracted collateral financing statements in the appropriate filing office necessary or desirable to fully perfect its security interest in such Collateral described therein which can be perfected by filing a UCC-1 financing statement in the appropriate filing office and (ii) with respect to the security interest created in the Collateral pursuant to each Security Document (other than each Mortgage), upon such filings (or, with respect to possessory Collateral, upon the taking of possession by the Administrative Agent of any such Collateral which may be perfected by possession), such security interests will, subject to the existence of non-consensual Liens having priority by operation of law or Liens permitted by Section 7.01, constitute perfected first-priority Liens on, and security interests in, all right, title and interest of the debtor party thereto in the Collateral described therein that can be perfected by filing a UCC-1 or as-extracted financing statement, as applicable, in the appropriate filing office or by delivery, in the case of possessory Collateral.

(b)Each of the Mortgages, when executed and delivered, will be effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable lien on the Material Real Property described therein and such security interests will constitute, upon such Mortgage being and recorded in the appropriate filing offices, first priority liens on such Material Real Property, subject only to the existence of Liens as permitted by Section 7.01.

(c)As of the Amendment Effective Date, there is no Specified Indebtedness (other than the Secured Obligations constituting Specified Indebtedness) secured by Liens on Principal Property or Specified Capital Stock and Indebtedness.

5.20     Mines. Schedule 5.20 sets forth a complete and accurate list of all Mines (including addresses and the owner thereof) owned or operated by the Borrower or any of its Restricted Subsidiaries as of the Amendment Effective Date and included or purported to be included in the Collateral pursuant to the Security Documents.
ARTICLE VI.
AFFIRMATIVE COVENANTS

Until Payment in Full, the Borrower shall, and shall (except in the case of the covenants set forth in Section 6.01, 6.02, and 6.03) cause each of its respective Restricted Subsidiaries to:
6.01     Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent:

(a)             as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ended December 31, 2013) a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity

(a)and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP; such consolidated statements shall be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

(b)as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ended September 30, 2013), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail; such consolidated statements shall be certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, changes in shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 6.02(d), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.
6.02     Certificates; Other Information. Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent:

(a)concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants reporting on such financial statements stating that in performing their audit nothing came to their attention that caused them to believe the Borrower failed to comply with the financial covenants set forth in Section 7.11, except as specified in such certificate;

(b)concurrently with the delivery of the financial statements referred to in Section 6.01(a) and (b) (commencing with the delivery of the financial statements for the fiscal quarter ended June 30, 2010), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower, which shall include detailed computations of the financial covenants;

(c)promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d)promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request; and

(e)not later than 60 days after the end of each fiscal year of the Borrower, a copy of summary projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared based on assumptions believed by the Borrower to be reasonable (it being understood that any such information is subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, and that no assurance can be given that the future developments addressed in such information can be realized).

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); or (iii) on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval system.
The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that so long as the Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (a) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (b) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat the Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent the Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (c) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (d) the Administrative Agent and the Arrangers shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing, the Borrower shall not be under any obligation to mark the Borrower Materials “PUBLIC.” In connection with the foregoing, each party hereto acknowledges and agrees that the foregoing provisions are not in derogation of their confidentiality obligations under Section 10.07.
6.03     Notices. Notify the Administrative Agent:

(a)promptly, of the occurrence of any Default or Event of Default;

(b)promptly, of any event which could reasonably be expected to have a Material Adverse Effect;

(c)of the occurrence of any ERISA Event that, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, as soon as possible and in any event within 30 days after the Borrower knows or has obtained notice thereof;

(d)within 15 days of the Borrower, any Guarantor or Peabody Investments Corp. changing its legal name, jurisdiction of organization or the location of its chief executive office or sole place of business;

(e)to the extent that there will be a cancellation or material reduction in amount or material change in coverage for any insurance maintained by the Borrower or any Guarantor, at least 10 days prior to such cancellation, reduction or change; and

(f)promptly, as to any Building located on Material Real Property and constituting Collateral, any redesignation of any such property on which such Building is located into or out of a special flood hazard area.

Each notice pursuant to clauses (a)-(c) of this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.
6.04     Payment of Tax Obligations. Except where failure to do so could not reasonably be expected to result in a Material Adverse Effect, with respect to the Borrower and each of its Restricted Subsidiaries, pay and discharge all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary.

6.05     Preservation of Existence. Preserve, renew and maintain in full force and effect its legal existence except in a transaction permitted by Section 7.04.

6.06     Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and material equipment, including Collateral, necessary in the operation of its business in good working order and condition (ordinary wear and tear and damage by fire or other casualty or taking by condemnation excepted), except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)Keep in full force and effect all of its material leases and other material contract rights, and all material rights of way, easements and privileges necessary or appropriate for the proper operation of the Mines being operated by the Borrower or a Restricted Subsidiary and included or purported to be included in the Collateral by the Security Documents, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07     Maintenance of Insurance. (a) Maintain with financially sound and reputable insurance companies which may be Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Restricted Subsidiary operates, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)    With respect to any Building located on Material Real Property and constituting Collateral, the Borrower shall and shall cause each appropriate Loan Party to (i) maintain fully paid flood hazard insurance on any such Building that is located in a special flood hazard area, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 and (ii) furnish to the Administrative Agent an insurance certificate evidencing the renewal (and payment of renewal premiums therefor) of all such policies prior to the expiration or lapse thereof (or at such other time acceptable to the Administrative Agent). The Borrower shall cooperate with the Administrative Agent’s reasonable request for any information reasonably required by the Administrative Agent to comply with The National Flood Insurance Reform Act of 1994, as amended.
6.08     Compliance with Laws. Comply in all material respects with the requirements of all Laws (including the PATRIOT Act, OFAC and the FCPA) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09     Books and Records. (a) Maintain proper books of record and account, in which in all material respects full, true and correct entries in conformity with GAAP shall be made of all material financial transactions and matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all material requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Restricted Subsidiary, as the case may be.

6.10     Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom (except to the extent (a) any such access is restricted by a Requirement of Law or (b) any such agreements, contracts or the like are subject to a written confidentiality agreement with a non-Affiliate that prohibits the Borrower or any of its Subsidiaries from granting such access to the

Administrative Agent or the Lenders; provided that, with respect to such confidentiality restrictions affecting the Borrower or any of its Restricted Subsidiaries, a Responsible Officer is made available to such Lender to discuss such confidential information to the extent permitted), and to discuss the business, finances and accounts with its officers and independent public accountants at such reasonable times during normal business hours and as often as may be reasonably desired, provided that the Administrative Agent or such Lender shall give the Borrower reasonable advance notice prior to any contact with such accountants and give the Borrower the opportunity to participate in such discussions.
6.11     Use of Proceeds. Use the proceeds of the Term Loan Facility and the Revolving Credit Facility (a) on the Closing Date, to refinance indebtedness under the Existing Credit Agreement and the 2011 Term Loan Agreement, and to pay fees and expenses related to such refinancings, and (b) after the Closing Date, for ongoing working capital, capital expenditures and for other lawful corporate purposes of the Borrower and its Subsidiaries, including for acquisitions and for the issuance of Letters of Credit and ordinary course performance guarantees for the account of the Borrower or any of its Subsidiaries.

6.12    Additional Guarantors. As of the date the Compliance Certificate referred to in Section 6.02 is required to be delivered, notify the Administrative Agent of any Restricted Subsidiary that is not a Guarantor and, by virtue of the definition of Guarantor would be required to be a Guarantor. Within 30 days of such notification, the Borrower shall cause any such Subsidiary to become a Guarantor by executing and delivering to the Administrative Agent a counterpart of the Guaranty or such other document as the Administrative Agent shall deem appropriate for such purpose.

6.13    Unrestricted Subsidiaries. Subject to the exclusions in the proviso in the definition of “Unrestricted Subsidiary”, any Restricted Subsidiary may be designated as an Unrestricted Subsidiary and any Unrestricted Subsidiary may be designated as a Restricted Subsidiary upon delivery to the Administrative Agent of written notice from the Borrower; provided that (a) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (b) other than for purposes of designating a Restricted Subsidiary as an Unrestricted Subsidiary in connection with a Permitted Securitization Program, immediately after giving effect to such designation, on a Pro Forma Basis, the Borrower shall be in compliance with Section 7.11. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment under Section 7.02 by the Borrower therein at the date of designation in an amount equal to the net book value of the Borrower’s investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Restricted Subsidiary existing at such time.

6.14    Preparation of Environmental Reports. If an Event of Default caused by reason of a breach under Section 6.08 or 5.09 with respect to compliance with Environmental Laws shall have occurred and be continuing, at the reasonable request of the Required Lenders through the Administrative Agent, provide, in the case of the Borrower, to the Lenders within 60 days after such request, at the expense of the Borrower, an environmental or mining site assessment or audit report for the Properties which are the subject of such default prepared by an environmental or mining consulting firm reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or remedial action in connection with such Properties and the estimated cost of curing any violation or non-compliance of any Environmental Law.
6.15     Certain Long Term Liabilities and Environmental Reserves. To the extent required by GAAP, maintain adequate reserves for (a) future costs associated with any lung disease claim alleging pneumoconiosis or silicosis or arising out of exposure or alleged exposure to coal dust or the coal mining environment, (b) future costs associated with retiree and health care benefits, (c) future costs associated with reclamation of disturbed acreage, removal of facilities and other closing costs in connection with closing its mining operations and (d) future costs associated with other potential environmental liabilities.

6.16     Covenant to Give Security.

(a)Personal Property including IP of New Guarantors. Concurrently with any Restricted Subsidiary becoming a Guarantor pursuant to Section 6.12 (or a later date to which the Administrative Agent agrees), cause any such Restricted Subsidiary to (i) duly execute and deliver to the Administrative Agent counterparts to the Security Agreement or such other document as the Administrative Agent shall reasonably deem appropriate for such purpose, (ii) to the extent that any Capital Stock in, or owned by, such Restricted Subsidiary is required to be pledged pursuant to the Security Agreement, deliver stock certificates, if any, representing such Capital Stock accompanied by undated stock powers or instruments of transfer executed in blank and (iii) to the extent that any Intellectual Property (as defined in the Security Agreement) owned by a Loan Party is required to be pledged pursuant to the Security Agreement but has not been pledged, deliver any supplements to the IP Security Agreements reasonably requested by the Administrative Agent.

(b)Real Property of New Guarantors.

(i)New Real Property Identification. With respect to any Restricted Subsidiary becoming a Guarantor pursuant to Section 6.12, concurrently with such Restricted Subsidiary becoming a Guarantor (or a later date to which the Administrative Agent agrees), furnish to the Administrative Agent a description of all Material Real Property fee owned or leased by such Restricted Subsidiary and specify which, if any, are Principal Properties.

(ii)Material Real Property Mortgages and Flood Insurance. With respect to any Restricted Subsidiary becoming a Guarantor pursuant to Section 6.12, within the latest of (x) 90 days of such Restricted Subsidiary becoming a Guarantor, (y) 225 days after the Amendment Effective Date and (z) a later date to which the Administrative Agent agrees, cause such Restricted Subsidiary to deliver (A) executed counterparts of one or more Mortgages on its Material Real Property in a form appropriate for recording in the applicable recording office, (B) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Building located on such Material Real Property and constituting Collateral and, if any such Building is located in special flood hazard area, (1) a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto and (2) evidence of applicable flood insurance as required by Section 6.07(b)(i) if such Material Real Property constitutes Collateral, (C) legal opinions from counsel in such jurisdiction as the Material Real Property is located, each in form and substance reasonably satisfactory to Administrative Agent, and (D) payment by the Borrower of all mortgage recording taxes and related charges required for the recording of such Mortgages.

(iii)Consents Related to Leaseholds Concerning Material Real Property. With respect to any leasehold interest of any Restricted Subsidiary becoming a Guarantor pursuant to Section 6.12 that would constitute Material Real Property but for the need to obtain the consent of another Person (other than the Borrower or any Controlled Subsidiary) in order to grant a security interest therein, use commercially reasonable efforts to obtain such consent for the later of (x) the 120 day period commencing after such entity becomes a Guarantor and (y) 225 days after the Amendment Effective Date, provided that there shall be no requirement to pay any sums to the applicable lessor other than customary legal fees and administrative expenses (it is understood, for avoidance of doubt, that, without limiting the foregoing obligations of the Borrower set forth in this Section 6.16(b)(iii), any failure to grant a security interest in any such leasehold interest as a result of a failure to obtain a consent shall not be a Default hereunder, and, for avoidance of doubt, the Borrower and its Restricted Subsidiaries shall no longer be required to use commercially reasonable efforts to obtain any such consent after such above-mentioned time period to obtain a consent has elapsed).

(c)Personal Property including IP Acquired by Borrower or Guarantors. Within 30 days of the date on which the Compliance Certificate referred to in Section 6.02 is required to be delivered (or a later date to which the Administrative Agent agrees), shall, in the case of the Borrower, or cause any such Restricted Subsidiary otherwise to, (i) to the extent that any Capital Stock in, or owned by, a Loan Party is required to be pledged pursuant to the Security Agreement but has not been pledged, deliver stock certificates, if any, representing such Capital Stock accompanied by undated stock powers or instruments of transfer executed in blank and execute and deliver to the Administrative Agent supplements to the Security Agreement or such other document as the Administrative Agent shall reasonably deem appropriate to pledge any such Capital Stock and (ii) to the extent that any Intellectual Property (as defined in the Security Agreement) owned by a Loan Party is required to be pledged pursuant to the Security Agreement but has not been pledged, deliver any supplements to the IP Security Agreements reasonably requested by the Administrative Agent.

(d)Real Property Acquired by Borrower and Guarantors.

(i) New Real Property Identification. As of the date the Compliance Certificate referred to in Section 6.02 is required to be delivered (or a later date to which the Administrative Agent agrees), with respect to each Loan Party, notify the Administrative Agent the acquisition of any Material Real Property fee owned or leased by such Loan Party.

(ii)Material Real Property Mortgages and Supplements. Within the latest of (x) 90 days of the notification provided pursuant to Section 6.16(d)(i) (or a later date to which the Administrative Agent agrees), (y) 225 days after the Amendment Effective Date and (z) a later date to which the Administrative Agent agrees, cause such Loan Party to deliver the materials set forth in Section 6.16(b)(ii) with respect any such newly acquired Material Real Property, unless, in the judgment of the Administrative Agent, delivery of such materials is unnecessary to ensure the Secured Parties benefit from a perfected first priority security interest in such Material Real Property in favor of the Administrative Agent and such flood insurance (it is understood that in lieu of any new Mortgage, mortgage supplements or any other security documents may be delivered if reasonably acceptable to the Administrative Agent).

(iii)Consents Related to Leaseholds Concerning Material Real Property. With respect to the acquisition of any leasehold interest by any Restricted Subsidiary that would constitute Material Real Property but for the need to obtain the consent of another Person (other than the Borrower or any Controlled Subsidiary) in order to grant a security interest therein, use commercially reasonable efforts to obtain such consent for the later of (x) the 120 day period commencing on the date of the notification provided pursuant to Section 6.16(d)(i)and (y) 225 days after the Amendment Effective Date, provided that there shall be no requirement to pay any sums to the applicable lessor other than customary legal fees and administrative expenses (it is understood, for avoidance of doubt, that, without limiting the foregoing obligations of the Borrower set forth in this Section 6.16(d)(iii), any failure to grant a security interest in any such leasehold interest as a result of a failure to obtain a consent shall not be a Default hereunder, and, for avoidance of doubt, the Borrower and its Restricted Subsidiaries shall no longer be required to use commercially reasonable efforts to obtain any such consent after such above-mentioned time period to obtain a consent has elapsed).

(e)Further Assurances. Subject to any applicable limitation in any Security Documents, upon request of the Administrative Agent, at the expense of the Borrower, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary or desirable in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, the Security Documents, including the filing of financing statements necessary or advisable in the opinion of the Administrative Agent to perfect any security interests created under the Security Documents.

(f)Collateral Principles. Notwithstanding anything to the contrary in any Loan Document, (i) no Loan Party shall be required to enter into control agreements or otherwise perfect any security interest by “control” (except with respect to the delivery of possessory Collateral and entry into control agreements in respect of Uncertificated Securities (as defined in the Security Agreement) as expressly set forth in the Security Agreement), (ii) except as contemplated by the Pledge Agreement - Gib, no actions in any non-U.S. jurisdiction or required by the Requirement of Law of any non-U.S. jurisdiction shall be required in order to create any security interests in assets located or titled outside of the U.S. (it being understood that, except for the Pledge Agreement - Gib, there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction), (iii) the Administrative Agent in its discretion may grant extensions of time for the creation or perfection of security interests in, and Mortgages on, or taking other actions with respect to, particular assets where it reasonably determines in consultation with the Borrower, that the creation or perfection of security interests and Mortgages on, or taking other actions, cannot be accomplished without undue delay, burden or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents and (iv) any Liens required to be granted from time to time pursuant to Security Documents and this Agreement on assets of the Loan Parties to secure to the Secured Obligations shall exclude the Excluded Assets.

(g)Limit on Amount of Secured Obligations Secured by Principal Property and Specified Capital Stock and Indebtedness. Notwithstanding anything to the contrary in any Loan Document (but subject to Section 6.16(h) below), to the extent that any portion of the Collateral consists of Principal Property or Specified Capital Stock and Indebtedness, (i) the aggregate amount of Specified First Lien Obligations constituting Specified Indebtedness secured by Liens on Principal Property or Specified Capital Stock and Indebtedness at any time shall be limited, automatically and without further action by any Person, so that such amount does not exceed the Principal Property Cap at such time, (ii) the aggregate amount of Secured Obligations constituting Specified Indebtedness secured by Liens on Principal Property or Specified Capital Stock and Indebtedness at any time shall be limited, automatically and without further action by any Person, so that such amount does not exceed the Principal Property Cap at such time multiplied by the quotient of (A) the aggregate amount of Secured Obligations constituting Specified Indebtedness at such time over (B) the aggregate amount of Specified First Lien Obligations constituting Specified Indebtedness at such time, (iii) the aggregate amount of Specified First Lien Obligations, other than Secured Obligations, in each case, constituting Specified Indebtedness secured by Liens on Principal Property or Specified Capital Stock and Indebtedness at such time shall be limited, automatically and without further action by any Person, so that such amount does not exceed the Principal Property Cap at such time multiplied by the quotient of (A) the aggregate amount of Specified First Lien Obligations, other than Secured Obligations, in each case, constituting Specified Indebtedness at such time over (B) the aggregate amount of Specified First Lien Obligations constituting Specified Indebtedness at such time and (iv) consistent with Section 9.12(a), in the event that Specified First Lien Obligations (other than Secured Obligations) secured by Liens on Principal Property or Specified Capital Stock and Indebtedness are incurred, the Administrative Agent is authorized (without the consent of the other Lenders) to amend the Loan Documents to give effect to such incurrence, including to provide that the amount of Secured Obligations constituting Specified Indebtedness secured by Liens on Principal Property or Specified Capital Stock and Indebtedness shall not exceed its pro rata portion of the Specified First Lien Obligations constituting Specified Indebtedness that are secured by Liens on Principal Property or Specified Capital Stock and Indebtedness.

(h)Limit on Grant of Liens to Third Parties on Principal Property or Specified Capital Stock and Indebtedness and Fall Away. To the extent any event occurs which activates or triggers any of the equal and ratable security provisions of the liens covenant in any Reference Indenture (an “Indenture Trigger Event”), at the time that the Borrower or any Restricted Subsidiary grants a Lien on Principal Property or Specified Capital Stock and Indebtedness to holders of the Indebtedness as to which such Indenture Trigger Event has occurred in order to satisfy the requirements of such equal and ratable security provisions, the Principal Property Cap, notwithstanding anything to the contrary in any Loan Document, shall no longer apply to the Secured Obligations and the full amount of the Secured Obligations shall be secured by all of the Collateral, including, without limitation, the full amount and value of all Principal Property and Specified Capital Stock and Indebtedness, without any reference to, or application of, the Principal Property Cap. In addition, in the event that all of the Reference Indentures are terminated and/or all conditions of satisfaction and discharge of all of the Reference Indentures have occurred, notwithstanding anything to the contrary in any Loan Document, (i) the Principal Property Cap shall no longer apply to the Secured Obligations and the full amount of the Secured Obligations shall be secured by all of the Collateral, including, without limitation, the full amount and value of all Principal Property and Specified Capital Stock and Indebtedness,

without any reference to, or application of, the Principal Property Cap, (ii) the definitions and provisions in this Agreement utilizing the term Reference Indenture shall be interpreted as if such Reference Indentures were in effect but with no cap, restriction or limitation on the amount of the Secured Obligations that may be secured by any Principal Property or any Specified Capital Stock and Indebtedness and (iii) consistent with Section 9.12(a), the Administrative Agent is authorized (without the consent of the other Lenders) to amend the Loan Documents to eliminate the restrictions on Specified First Lien Obligations that may be secured by the Principal Property and Specified Capital Stock and Indebtedness contemplated by Section 6.16(g)(i)-(iii), replace any definitions used herein that are imported from the Reference Indentures with substantially equivalent definitions that do not import any terms from a Reference Indenture and effectuate the fall away of the Principal Property Cap.
ARTICLE VII.
NEGATIVE COVENANTS

Until Payment in Full, the Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly:
7.01     Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)Liens pursuant to any Loan Document;

(b)Liens existing on the date hereof and, to the extent any individual Lien secures obligations in excess of $10,000,000, which is listed on Schedule 7.01 and any renewals, extensions, modifications, restatements or replacements thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except with respect to any Permitted Refinancing Increase and (iii) any renewal, extension, modification, restatement or replacement of the obligations secured or benefited thereby is permitted by Section 7.03;

(c)Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings;

(e)pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;
(f)(i) Liens to secure the performance of bids, trade contracts and leases (other than Indebtedness), reclamation bonds, insurance bonds, statutory obligations, surety and appeal bonds, performance bonds, bank guarantees and letters of credit and other obligations of a like nature incurred in the ordinary course of business, (ii) Liens on assets to secure obligations under surety bonds obtained as required in connection with the entering into of federal coal leases or (iii) Liens created under or by any turnover trust;

(g)easements, rights-of-way, zoning restrictions, other restrictions and other similar encumbrances which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)Liens securing attachments or judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or surety bonds related to such attachments or judgments;

(i)Liens securing Indebtedness of the Borrower and its Restricted Subsidiaries permitted by Section 7.03 incurred to finance the acquisition of fixed or capital assets; provided that (i) such Liens shall be created within 270 days of the acquisition of such assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, any other property which may be incorporated with or into that financed property or any after-acquired title in or on such property and proceeds of the existing collateral in accordance with the instrument creating such Lien and (iii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property at the time it was acquired (it being understood that Liens of the type described in this subsection (i) incurred by a Restricted Subsidiary before such time as it became a Restricted Subsidiary are permitted under this subsection (i));

(j)Liens on property or assets acquired in a transaction permitted by Section 7.02 or of a Person which becomes a Restricted Subsidiary after the date hereof securing Indebtedness permitted by Section 7.03 not to exceed $150,000,000 at any time outstanding, provided that (i) such Liens existed at the time such property or assets were acquired or such entity became a Subsidiary and were not created in anticipation thereof, (ii) the granting clause for such Lien is not expanded to cover any other property or assets of such Person (other than the proceeds of the property or assets subject to such Lien) or of the Borrower or any Restricted Subsidiary and (iii) the amount of Indebtedness secured thereby is not increased;

(k)Liens on the property of the Borrower or any of its Subsidiaries, as a tenant under a lease or sublease entered into in the ordinary course of business by such Person, in favor of the landlord under such lease or sublease, securing the tenant’s performance under such lease or sublease, as such Liens are provided to the landlord under applicable law and not waived by the landlord;

(l)Liens (including those arising from precautionary UCC financing statement filings and those which are security interests for purposes of the Personal Property Securities Act of 2009 (Cth)) with respect to bailments, operating leases or consignment or retention of title arrangements entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(m)Liens securing Indebtedness permitted under Section 7.03(c), to the extent that the Indebtedness being refinanced was originally secured in accordance with this Section 7.01, provided that such Lien does not apply to any additional property or assets of the Borrower or any Restricted Subsidiary (other than property or assets within the scope of the original granting clause or the proceeds of the property or assets subject to such Lien);

(n)(i) Production Payments, royalties, dedication of reserves under supply agreements or similar or related rights or interests granted, taken subject to, or otherwise imposed on properties or (ii) cross charges, Liens or security arrangements entered into in respect of a Joint Venture for the benefit of a participant, manager or operator of such Joint Venture, in each case, consistent with normal practices in the mining industry;

(o)leases, subleases, licenses and rights-of-use granted to others incurred in the ordinary course of business and that do not materially and adversely affect the use of the property encumbered thereby for its intended purpose;

(p)(i) Liens in favor of a banking institution arising by operation of law or any contract encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry or (ii) contractual rights of setoff to the extent constituting Liens;

(q)Liens on Capital Stock and other Equity Interests in Unrestricted Subsidiaries securing obligations of Unrestricted Subsidiaries not otherwise prohibited hereunder;

(r)Liens on receivables and rights related to such receivables created pursuant to any Permitted Securitization Programs or under any other agreement under which such receivables or rights are transferred (to the extent, in each case, that any such Disposition of receivables is deemed to give rise to a Lien);

(s)Liens in favor of an escrow agent arising under an escrow arrangement incurred in connection with the issuance of notes with respect to the proceeds of such notes and anticipated interest expenses with respect to such notes;

(t)Liens securing Incremental Notes, Refinancing Notes or Permitted Refinancing Indebtedness of the foregoing; provided that (i) such Liens rank junior or pari passu with the Liens securing the Secured Obligations pursuant to the Security Documents, (ii) the rights of the holders of the Incremental Notes, Refinancing Notes or such Permitted Refinancing Indebtedness are subject to a Junior Lien Intercreditor Agreement or a Pari-Passu Intercreditor Agreement, as applicable, with respect to such Liens, (iii) such Liens encumber only the assets, or a subset of the assets, that secure the Secured Obligations and (iv) (A) if any such Indebtedness constituting Specified Indebtedness is secured by Liens on Principal Property or Specified Capital Stock and Indebtedness on a pari passu basis with the Secured Obligations and the Principal Property Cap applies to the Secured Obligations, the definitive documentation with respect to such Indebtedness contains (1) a provision similar to the provision set forth in Section 6.16(g) and (2) a provision that the portion of such Indebtedness constituting Specified Indebtedness secured by Liens on Principal Property or Specified Capital Stock and Indebtedness is not more than such Indebtedness’s pro rata portion of the Specified First Lien Obligations constituting Specified Indebtedness that are secured by Liens on Principal Property or Specified Capital Stock and Indebtedness, where each such provision shall be reasonably acceptable to the Administrative

Agent (such acceptance not to be unreasonably withheld, delayed or conditioned) and may at the option of the Administrative Agent be memorialized in any Pari-Passu Intercreditor Agreement and (B) if any such Indebtedness constituting Specified Indebtedness is secured by Liens on Principal Property or Specified Capital Stock and Indebtedness on a junior basis with the Secured Obligations, the Borrower complies with the proviso set forth in Section 7.01(v);

(u)Permitted Real Estate Encumbrances;

(v)Liens on Collateral securing Indebtedness and other obligations that are junior to the Liens securing the Secured Obligations (“Second Lien Obligations”); provided that (i) if any such Second Lien Obligations constituting Specified Indebtedness are secured by Liens on Principal Property or Specified Capital Stock and Indebtedness and the Principal Property Cap applies to the Secured Obligations, the definitive documentation with respect to such Second Lien Obligations contains a provision providing that the amount of any such Second Lien Obligations constituting Specified Indebtedness secured by Liens on Principal Property or Specified Capital Stock and Indebtedness at any time shall not exceed the quantity equal to (A) the Principal Property Cap at such time minus (B) any amount of Specified First Lien Obligations at such time, constituting Specified Indebtedness, secured by Liens on Principal Property or Specified Capital Stock and Indebtedness, where such provision shall be reasonably acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld, delayed or conditioned) and may at the option of the Administrative Agent be memorialized in any Junior Lien Intercreditor Agreement and (ii) the rights of the holders of such Indebtedness are subject to a Junior Lien Intercreditor Agreement with respect to such Liens; and
(w)Liens on assets of the Borrower and its Restricted Subsidiaries securing (i) Indebtedness and other obligations in an aggregate principal amount not to exceed (A) if the Consolidated Net Leverage Ratio is greater than 3.50 to 1.00, 1.5% of Tangible Assets (net of Current Liabilities) of the Borrower and its Restricted Subsidiaries and (B) otherwise, 10% of Tangible Assets (net of Current Liabilities) of the Borrower and its Restricted Subsidiaries, tested at the time when any such Indebtedness or other obligations are assumed or incurred by the Borrower and its Restricted Subsidiaries and (ii) any Permitted Refinancing Indebtedness in respect of such Indebtedness or other obligations; provided that, in each case, if such Indebtedness is secured by Liens on the Collateral, (x) such Liens, if securing Indebtedness constituting Specified Indebtedness, shall not be on any Principal Property or Specified Capital Stock and Indebtedness, if the Principal Property Cap applies to the Secured Obligations, and (y) such Liens on such Collateral shall rank pari passu with or junior to the Liens securing the Secured Obligations and the rights of the holders of such Indebtedness shall be subject to a Junior Lien Intercreditor Agreement or a Pari-Passu Intercreditor Agreement, as applicable, with respect to such Liens.

7.02     Investments. Make any Investments, except:

(a)Investments held by the Borrower or such Restricted Subsidiary in the form of cash equivalents or short-term marketable debt securities;

(b)advances to officers, directors and employees of the Borrower and Subsidiaries in an aggregate amount not to exceed $10,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(c)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(d)Investments (including debt obligations and Capital Stock) received in satisfaction of judgments or in connection with the bankruptcy or reorganization of suppliers and customers of the Borrower and its Restricted Subsidiaries and in settlement of delinquent obligations of, and other disputes with, such customers and suppliers arising in the ordinary course of business;

(e)(i) Investments in the nature of Production Payments, royalties, dedication of reserves under supply agreements or similar or related rights or interests granted, taken subject to, or otherwise imposed on properties, (ii) cross charges, Liens or security arrangements entered into in respect of a Joint Venture for the benefit of a participant, manager or operator of such Joint Venture, in each case, consistent with normal practices in the mining industry or (3) payments or other arrangements whereby the Borrower provides a loan, advance payment or guarantee in return for future coal deliveries;

(f)Investments in existence on the Closing Date and, to the extent the amount of an individual Investment is in excess of $10,000,000, listed on Schedule 7.02 and extensions, renewals, modifications, restatements or replacements thereof; provided that no such extension, renewal, modification, restatement or replacement shall increase the amount of the original loan, advance or investment, except by an amount equal to any Permitted Refinancing Increase;

(g)(i) promissory notes and other similar non-cash consideration received by the Borrower and its Subsidiaries in connection with Dispositions not otherwise prohibited under this Agreement and (ii) Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Borrower and its Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, (B) litigation, arbitration or other disputes or (C) the foreclosure with respect to any secured investment or other transfer of title with respect to any secured investment;

(h)Investments in any assets constituting a business unit received by the Borrower or its Subsidiaries by virtue of an asset exchange or swap with a third party or acquired as a capital expenditure;

(i)Swap Contracts permitted under Section 7.03(e);

(j)Investments consisting of purchases of Senior Notes and Second Lien Obligations; provided that, in the case of any Investment made by the Borrower or any Restricted Subsidiary pursuant to this Section 7.02(j) in excess of $50,000,000, at the time when such Investment is made, the Borrower shall be in pro forma compliance with the covenants contained in Section 7.11, calculated based on the most recent financial statements delivered pursuant to Section 6.01, as though such Investment occurred at the beginning of the period covered thereby;

(k)Investments by the Borrower or any Restricted Subsidiary in Restricted Subsidiaries or entities that become Restricted Subsidiaries as a result of such Investments, and Investments by any Restricted Subsidiary in the Borrower; provided that, if the Investment is in the form of Indebtedness, such Indebtedness must be permitted pursuant to Section 7.03(f); and
(l)Investments by the Borrower or any Restricted Subsidiary in Unrestricted Subsidiaries and Joint Ventures or entities that become Unrestricted Subsidiaries or Joint Ventures as a result of such Investments, (i) without restriction if the Consolidated Net Leverage Ratio is equal to or less than 4.50 to 1.00, or (ii) if the Consolidated Net Leverage Ratio at the time of such Investment is greater than 4.50 to 1.00, only so long as such Investment, when aggregated with all other Investments made to date under this Section 7.02(l) and all Investments made to date under Section 7.02(m), shall not result in the Investments exceeding 11% of Tangible Assets of the Borrower and its Restricted Subsidiaries, tested at the time when any such Investment is made; provided that, in the case of any Investment made by the Borrower or any Restricted Subsidiary pursuant to this Section 7.02(l) in excess of $50,000,000, at the time when such Investment is made, the Borrower shall be in pro forma compliance with the covenants contained in Section 7.11, calculated based on the most recent financial statements delivered pursuant to Section 6.01, as though such Investment occurred at the beginning of the period covered thereby;

(m)Investments by the Borrower or any Restricted Subsidiary, when aggregated with all other Investments made or deemed made to date under this Section 7.02(m) or made to date under Section 7.02(l)(ii), in an aggregate amount not in excess of 11% of Tangible Assets of the Borrower and its Restricted Subsidiaries, tested at the time when any such Investment is made; provided that, in the case of any Investment made by the Borrower or any Restricted Subsidiary pursuant to this Section 7.02(m) in excess of $50,000,000, at the time when such Investment is made, the Borrower shall be in pro forma compliance with the covenants contained in Section 7.11, calculated based on the most recent financial statements delivered pursuant to Section 6.01, as though such Investment occurred at the beginning of the period covered thereby;

(n)any Investment by the Borrower or any Restricted Subsidiary not otherwise permitted under this Section 7.02 that constitutes a permitted Restricted Payment under Section 7.06(e); provided that, in the case of any Investment made by the Borrower or any Restricted Subsidiary pursuant to this Section 7.02(n) in excess of $50,000,000, at the time when such Investment is made, the Borrower shall be in pro forma compliance with the covenants contained in Section 7.11, calculated based on the most recent financial statements delivered pursuant to Section 6.01, as though such Investment occurred at the beginning of the period covered thereby;

(o)an Investment in any Joint Venture in respect of assets of the Wambo mine.

7.03     Indebtedness. Create, incur, assume or suffer to exist any Indebtedness except:

(a)Indebtedness arising under the Loan Documents (including any Incremental Facility or Refinancing Facility);

(b)Indebtedness outstanding on the date hereof which, to the extent any individual obligation with respect to such Indebtedness is in excess of $10,000,000, is listed on Schedule 7.03;

(c)Any Permitted Refinancing Indebtedness of Indebtedness permitted under Section 7.03(b) or of Indebtedness subsequently incurred under this Section 7.03(c);

(d)Guarantees of the Borrower or any Restricted Subsidiary in respect of Indebtedness otherwise permitted hereunder of the Borrower or any Restricted Subsidiary;

(e)Indebtedness in respect of Swap Contracts incurred in the ordinary course of business and consistent with prudent business practice;

(f)Indebtedness of the Borrower and any Restricted Subsidiary to any Restricted Subsidiary and of any Restricted Subsidiary to the Borrower; provided that, any such Indebtedness extended by any Loan Party or any non-Loan Party to a Loan Party must be subordinated to the Secured Obligations on customary terms;

(g)Intercompany current liabilities incurred in the ordinary course of business of the Borrower and its Subsidiaries;

(h)Guarantee Obligations in respect of a letter of credit issued for the account of the Borrower and for benefit of the PBGC in a face amount not to exceed $37,000,000 and for which TXU Europe (or its successors) provides credit support;

(i)Indebtedness incurred in connection with any Permitted Securitization Program;

(j)Additional Indebtedness of the Loan Parties (including any Indebtedness existing at the time such entities become Loan Parties), provided, however, that immediately after giving effect to the assumption or incurrence of any such Indebtedness by any Loan Party (or such entity becoming a Loan Party), (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Borrower shall be in pro forma compliance with the covenants contained in Section 7.11, calculated based on the most recent financial statements delivered pursuant to Section 6.01, as though such assumption or incurrence occurred at the beginning of the period covered thereby;

(k)equipment financings of any Foreign Subsidiary of the Borrower, provided that (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Borrower shall be in pro forma compliance with the covenants contained in Section 7.11, calculated based on the most recent financial statements delivered pursuant to Section 6.01, as though such incurrence occurred at the beginning of the period covered thereby;

(l)(i) Indebtedness of non-Loan Party Restricted Subsidiaries (including Indebtedness existing at the time such entities become non-Loan Party Restricted Subsidiaries) in an aggregate amount not to exceed (A) if the Consolidated Net Leverage Ratio is greater than

3.50 to 1.00, 5% of Tangible Assets (net of Current Liabilities) of the non-Loan Party Restricted Subsidiaries and (B) otherwise, 10% of Tangible Assets (net of Current Liabilities) of the non-Loan Party Restricted Subsidiaries, tested upon assumption or incurrence by the Borrower or a Restricted Subsidiary, and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(m)(i) Indebtedness of Loan Parties constituting (A) unsecured senior or senior subordinated debt securities, (B) debt securities that are secured by a Lien ranking junior to the Liens securing the Secured Obligations or (C) debt securities that are secured by a Lien ranking pari passu with the Liens securing the Secured Obligations in an aggregate principal amount, which when all amounts under clauses (A), (B) and (C) above are added to the aggregate principal amount of all the other Incremental Debt outstanding does not exceed the Incremental Debt Cap (such Indebtedness, the “Incremental Notes”); provided that (1) the final stated maturity of such Indebtedness shall not be sooner than the Term Loan Facility Maturity Date, (2) the average life to maturity of such Indebtedness is greater than or equal to the average life to maturity of the Term Loans, (3) to the extent secured, (x) such Indebtedness shall not be secured by a Lien on any asset of the Borrower and its Restricted Subsidiaries that does not also secure the Term Loan Facility and (y) such Indebtedness shall be subject to a Junior Lien Intercreditor Agreement or a Pari-Passu Intercreditor Agreement, as applicable, and (4) to the extent guaranteed, such Indebtedness shall not be guaranteed by a Restricted Subsidiary that is not a Guarantor of the Secured Obligations and (ii) Permitted Refinancing Indebtedness in respect thereof; and

(n)(i) Indebtedness of Loan Parties constituting (A) unsecured senior or senior subordinated debt securities, (B) debt securities that are secured by a Lien ranking junior to the Liens securing the Secured Obligations or (C) debt securities that are secured by a Lien ranking pari passu with the Liens securing the Secured Obligations in an aggregate principal amount, which Refinances some or all of the term loans incurred hereunder and has an aggregate principal amount which does not exceed the principal amount of the term loans hereunder which are being Refinanced except with respect to any Permitted Refinancing Increase (such Indebtedness, the “Refinancing Notes”); provided that (1) the final stated maturity of such Indebtedness shall not be sooner than the Term Loan Facility Maturity Date, (2) the average life to maturity of such Indebtedness is greater than or equal to the average life to maturity of the Term Loans, (3) to the extent secured, (x) such Indebtedness shall not be secured by a Lien on any asset of the Borrower and its Restricted Subsidiaries that does not also secure the Term Loan Facility and (y) such Indebtedness shall be subject to a Junior Lien Intercreditor Agreement or a Pari-Passu Intercreditor Agreement, as applicable and (4) to the extent guaranteed, such Indebtedness shall not be guaranteed by a Restricted Subsidiary that is not a Guarantor of the Secured Obligations and (ii) Permitted Refinancing Indebtedness in respect thereof.

7.04     Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of the Borrower and its Restricted Subsidiaries, taken as a whole, to or in favor of any Person, except that, if no Default exists or would immediately result therefrom:

(a)     any Subsidiary may merge or consolidate with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person or (ii) any one or more other Subsidiaries,

provided that (A) when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person, (B) when any Restricted Subsidiary is merging with any other Subsidiary, the continuing or surviving Person (unless such surviving Person could otherwise be designated an Unrestricted Subsidiary hereunder) shall be a Restricted Subsidiary, (C) when any Foreign Subsidiary is merging with any Domestic Subsidiary, the continuing or surviving Person shall be the Domestic Subsidiary and (D) when any Guarantor is merging with any other Subsidiary, the continuing or surviving Person shall be a Guarantor;

(b)any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided that (i) if the transferor in such a transaction is a Restricted Subsidiary, then the transferee must either be the Borrower or another Restricted Subsidiary (unless such Disposition would otherwise be permitted as an Investment in an Unrestricted Subsidiary), (ii) if the transferor is a Domestic Subsidiary, then the transferee must either be the Borrower or another Domestic Subsidiary and (iii) if the transferor is a Guarantor, then the transferee must either be the Borrower or another Guarantor;

(c)the Borrower and any Restricted Subsidiary may merge or consolidate with any other Person in a transaction in which the Borrower or the Restricted Subsidiary, as applicable, is the surviving or continuing Person; provided that, (i) the Borrower may not merge or consolidate with a Restricted Subsidiary unless the Borrower is the surviving or continuing Person and (ii) the Borrower and the Restricted Subsidiary are in pro forma compliance with Section 7.11 for the four consecutive fiscal quarters ended on the last day of the most recent fiscal period for which financial statements have been delivered to the Administrative Agent pursuant to Section 6.01, calculated as if such merger or consolidation had been consummated on the first day of such fiscal period;

(d)any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and not materially disadvantageous to the Lenders; and

(e)any transaction that would be permitted as an Investment under Section 7.02.

7.05     Dispositions. Make any Disposition or enter into any agreement to make any Disposition (other than Dispositions permitted pursuant to Sections 7.01, 7.02(a)-(k), (n) and (o), 7.04(a)-(d) and 7.06), except:

(a)Dispositions of surplus, obsolete, used or worn out property or other property that, in the reasonable judgment of the Borrower, is no longer useful in its business;

(b)Dispositions of inventory, equipment or accounts receivable in the ordinary course of business;

(c)Dispositions of the assets set forth on Schedule 7.05;

(d)Dispositions of cash and cash equivalents pursuant to transactions permitted under this Agreement or otherwise in the ordinary course of business;

(e)Dispositions of Receivables Assets pursuant to Permitted Securitization Programs;

(f)(A) the sale of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction and (B) Dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceeding;

(g)licensing, sublicensing and cross-licensing arrangements involving any technology or other intellectual property of the Borrower or any Restricted Subsidiary in the ordinary course of business or lapse or abandonment of intellectual property rights in the ordinary course of business that, in the reasonable judgment of the Borrower, is no longer useful in its business;

(h)Permitted Asset Swaps;

(i)(A) the grant in the ordinary course of business of any non-exclusive easements, permits, licenses, rights of way, surface leases or other surface rights or interests and (B) any lease, sublease or license of assets (with a Loan Party as the lessor, sublessor or licensor) in the ordinary course of business;

(j)(i) transfers of condemned property as a result of the exercise of “eminent domain” or other similar policies or (ii) transfers of properties that have been subject to a casualty event or act of god;

(k)immediately after giving effect to such Disposition, (i) no Event of Default has occurred and is continuing, (ii) the Borrower is in pro forma compliance with Section 7.11 for the four consecutive fiscal quarters ended on the last day of the most recent fiscal period for which financial statements have been delivered to the Administrative Agent pursuant to Section 6.01, calculated as if such Disposition had been consummated on the first day of such fiscal period, (iii) the consideration received for such Disposition shall be in an amount at least equal to the fair market value thereof as reasonably determined by the Borrower in good faith and (iv) at least 75% of the consideration for such Dispositions undertaken pursuant to this Section 7.05(k) shall be paid in cash or cash equivalents, provided that, for purposes of this provision, each of the following shall be deemed to be cash:

(A) any securities, notes, other obligations or assets received by the Borrower or any Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or cash equivalents within 180 days of the receipt thereof, to the extent of the cash or cash equivalents received in that conversion;
(B) any liabilities of the Borrower or any Restricted Subsidiary (other than contingent liabilities) that are assumed by the transferee of any such assets and as a result of which the Borrower or such Restricted Subsidiary is released from further liability; and
(C) any Designated Non-cash Consideration received by the Borrower or any of its Restricted Subsidiaries in such Disposition; provided that the quantity equal to (1) aggregate fair market value of such Designated Non-cash Consideration, as reasonably determined by the

Borrower in good faith, taken together with the fair market value at the time of receipt of all other Designated Non-cash Consideration received pursuant to this clause (B) minus (2) the amount of Net Proceeds previously realized in cash from prior Designated Non-cash Consideration shall not exceed $25,000,000;
(l)any Investment permitted pursuant to Sections 7.02(l) or 7.02(m); which constitutes a Disposition;

(m)Dispositions of assets in any transaction or series of transactions with an aggregate fair market value (as reasonably determined by the Borrower in good faith) of less than $10,000,000;

(n)to the extent allowable under Section 1031 of the Code, or any comparable or successor provision, any exchange of like property for use in a Similar Business;

(o)(i) any surrender or waiver of contractual rights or the settlement, release, or surrender of contractual rights or other litigation claims in the ordinary course of business or in a manner consistent with past practice or (ii) any settlement, discount, write off, forgiveness, or cancellation of any Indebtedness owing by any present or former directors, officers, or employees of the Borrower or` any Restricted Subsidiary or any of their successors or assigns; and

(p)the unwinding or termination of any Swap Obligations or Cash Management Obligations.

7.06     Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment except that:

(a)each Subsidiary may make Restricted Payments to the Borrower, the Subsidiaries and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made or as otherwise required pursuant to its Organizational Documents;

(b)the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other Equity Interests of such Person or another Subsidiary;

(c)the Borrower and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other Equity Interests or Indebtedness permitted under Section 7.03;

(d)the Borrower or any of its Subsidiaries may purchase (i) Equity Interests in any Loan Party or options with respect thereto held by directors, officers or employees of the Borrower or any Restricted Subsidiary (or their estates or authorized representatives) in connection with (A) the death, disability or termination of employment of any such director, officer or employee or (B) any benefit or incentive plans to provide funds for the payment of any Tax or other amounts owing by such directors, officers or employees upon vesting of the Equity

Interests or options provided under such plans; and (ii) Equity Interests in any Loan Party for future issuance under any employee stock plan; and

(e)if immediately after giving effect to the relevant Restricted Payment set forth below, no Default shall have occurred and be continuing and the Borrower is in pro forma compliance with the financial covenants set forth in Section 7.11 for the four consecutive fiscal quarters ended on the last day of the most recent fiscal period for which financial statements have been delivered to the Administrative Agent pursuant to Section 6.01, calculated as if such Restricted Payment had been consummated on the first day of such fiscal period, the Borrower or any of its Subsidiaries may:

(i)make Restricted Payments after January 1, 2015, if the Consolidated Net Leverage Ratio as of the date of such Restricted Payment does not exceed 3.50 to 1.00;

(ii)make cash dividends in any fiscal year of the Borrower in an amount not to exceed $27,500,000; provided that any portion of such $27,500,000 not used in any such fiscal year may be carried forward to the next fiscal year and any cash dividend which is made in such next fiscal year pursuant to this exception shall first reduce such amount which is carried forward;

(iii)make Restricted Payments in an amount not to exceed $100,000,000 in the aggregate during the term of this Agreement; and

(iv)make Restricted Payments in an amount not to exceed the sum of (A) if positive, 50% of Consolidated Net Income from July 1, 2013 to the end of the most recently ended fiscal quarter for which financial statements have been delivered to the Administrative Agent pursuant to Section 6.01(a) or (b), as applicable, (or, if Consolidated Net Income for such period is a deficit, less 100% of such deficit), (B) 100% of the proceeds from any sale or issuance of Equity Interests of the Borrower and its Restricted Subsidiaries that are not otherwise used to make Investments, (C) 100% of the proceeds received by the Borrower and its Restricted Subsidiaries from any Unrestricted Subsidiary, joint venture or Restricted Investment Disposed of; provided that, notwithstanding the terms of this clause (C), for any Disposition of an Unrestricted Subsidiary that is a Foreign Subsidiary, only 25% of the proceeds received by the Borrower or its Restricted Subsidiaries from such Disposition shall be included under this clause (C), (D) the excess of 100% of the fair market value (as reasonably determined by the Borrower in good faith) of any Investment in an Unrestricted Subsidiary which is redesignated as a Restricted Subsidiary over any Indebtedness associated with such redesignated Subsidiary, and (E) 100% of the dividends or distributions received from a Person who is not a Restricted Subsidiary (including any Unrestricted Subsidiary or any Joint Venture) which are in cash or cash equivalents and have not otherwise been added to such sum pursuant to clause (A) above;

provided that, notwithstanding the foregoing limitations of Section 7.06(e), any such Restricted Payments may be made within 60 days of the date of declaration of any such Restricted Payment, if, on the date of declaration of the Restricted Payment, such Restricted Payment would have complied with the requirements of Section 7.06(e).

7.07     Change in Nature of Business. Engage in any material line of business other than a Similar Business.

7.08    Transactions with Affiliates. Enter into any transaction of any kind, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate, unless such transaction is (a) not prohibited by this Agreement and (b) upon fair and reasonable terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate. Notwithstanding the foregoing, (i) any such transaction which is determined to be less favorable to the Borrower or a Restricted Subsidiary than the Borrower or such Restricted Subsidiary reasonably believes it would obtain in a comparable arm’s length transaction nevertheless shall be permitted if the excess consideration being paid to such Affiliate would otherwise be permitted at such time as an Investment in such Affiliate under Section 7.02 and, upon consummation of such transaction, such excess consideration being paid to such Affiliate shall constitute an Investment for the purposes of calculating compliance with Section 7.02 and (ii) the foregoing restrictions shall not apply to the following:

(A)transactions between or among the Borrower and any of its Restricted Subsidiaries or between and among any Restricted Subsidiaries;

(B)the payment of reasonable and customary fees and reimbursement of expenses payable to directors of the Borrower or any of its Restricted Subsidiaries or to any Plan, Plan administrator or Plan trustee;

(C)loans and advances to directors, officers and employees to the extent permitted by Section 7.02;

(D)the arrangements with respect to the procurement of services of directors, officers, independent contractors, consultants or employees in the ordinary course of business and the payment of customary compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and reasonable reimbursement arrangements in connection therewith;

(E)payments to directors and officers of the Borrower and its Restricted Subsidiaries in respect of the indemnification of such Persons in such respective capacities from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, as the case may be, pursuant to the Organizational Documents or other corporate action of the Borrower or its Restricted Subsidiaries, respectively, or pursuant to applicable law;

(F)transactions between or among the Borrower and any of its Restricted Subsidiaries on the one hand and any Affiliate on the other in connection with the Prairie State Project so long as any such transaction is on terms fair and reasonable to the Borrower and such Subsidiary; and

(G)Restricted Payments permitted by Section 7.06.

7.09     Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, unless the Borrower determines in good faith that such Contractual Obligations would not materially hinder the Borrower’s ability to meet its obligations under this Agreement.

7.10     Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11     Financial Covenants.

(a)Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower for the period of four consecutive fiscal quarters of the Borrower ending on such date to be less than 1.00 to 1.00.

(b)Consolidated Net Secured First Lien Leverage Ratio. Permit the Consolidated Net Secured First Lien Leverage Ratio as of the end of each fiscal quarter of the Borrower to be greater than 4.50 to 1.00.

7.12     Limitation on Negative Pledge Clauses. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of the Borrower or any Guarantor to create, incur, assume or suffer to exist any Lien upon any of its property to secure the Obligations hereunder; provided, however, that the foregoing clause shall not apply to Contractual Obligations which:

(a)exist on the date hereof and (to the extent not otherwise permitted by this Section 7.12) are listed on Schedule 7.12;

(b)are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Borrower, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of the Borrower;

(c)arise in connection with any Lien permitted by Section 7.01 to the extent such restrictions relate to the assets (and any proceeds in respect thereof) which are the subject of such Lien;

(d)represent Indebtedness permitted by Section 7.03 (other than secured Indebtedness permitted by Section 7.01(i));

(e)represent secured Indebtedness permitted by Section 7.01(i) to the extent that such restrictions apply only to the Restricted Subsidiaries incurring or guaranteeing such Indebtedness (and the Subsidiaries of such Restricted Subsidiaries);

(f)arise in connection with any Disposition permitted by Section 7.05;

(g)are customary provisions in joint venture agreements and other similar agreements applicable solely to such joint venture or the Equity Interests therein;

(h)are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto;

(i)are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary;

(j)are customary limitations (including financial maintenance covenants) existing under or by reason of leases entered into in the ordinary course of business;

(k)are restrictions on cash or other deposits imposed under contracts entered into in the ordinary course of business;

(l)are customary provisions restricting assignment of any agreements;

(m)are restrictions imposed by any agreement relating to any Permitted Securitization Program to the extent that such restrictions relate to the assets (and any proceeds in respect thereof) that are the subject of such Permitted Securitization Program; or

(n)are set forth in any agreement evidencing an amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of the Contractual Obligations referred to in clauses (a) through (m) above; provided, that such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Borrower, not materially less favorable to the Loan Party with respect to such limitations than those applicable pursuant to such Contractual Obligations prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

7.13     Restrictions on Peabody IC Funding. In the case of Peabody IC Funding Corp., not permit it to (a) incur any Indebtedness or other liabilities, (b) guarantee, or use its assets to secure (except as permitted by Section 7.01(t), (v) and (w) and in the case of other non-consensual Liens arising by operation of Law), the Indebtedness of any other Person, (c) conduct any business (other than as necessary to continue to operate in the ordinary course and comply with Law, as reasonably determined by it or the Borrower), (d) own any assets except for cash, cash equivalents and the existing intercompany note receivable of Peabody Holdings (Gibraltar) Limited (as it may be amended, restated, modified or replaced, the “PIC Funding Intercompany Note”, provided that any changes, taken as a whole, that are adverse to the Lenders shall require consent of the Administrative Agent), which such note Peabody IC Funding Corp. shall not transfer or assign and (e) amend or waive its Organizational Documents in any manner that could be adverse to the value, perfection or enforceability of the security interest of the Lenders under the Pledge Agreement - PIC.

7.14     Restrictions on Peabody Holdings (Gibraltar) Limited and Peabody Investments (Gibraltar) Limited. In the case of Peabody Holdings (Gibraltar) Limited, not permit it to (a) retain any cash other than cash necessary to continue to operate in the ordinary course and comply with Law, as reasonably determined by it or the Borrower and (b) without limiting the restriction in clause (a) above, pay dividends and distributions to the owners of its Equity Interests in excess of $500,000,000 in any calendar year unless the PIC Funding Intercompany Note has been repaid in full and the facility under such note has been terminated (provided that (i) the value of any dividends or distributions not constituting cash or cash equivalents shall be reasonably determined by the Borrower in good faith and (ii) any dividends and distributions permitted under Sections 7.06(b) and (c) shall not be restricted hereunder). In the case of Peabody Investments (Gibraltar) Limited, not permit it to amend or waive its Organizational Documents in any manner that could be adverse to the value, perfection or enforceability of the security interest of the Lenders under the Pledge Agreement - Gib.
7.15     Restrictions on Liens on Principal Property or Specified Capital Stock and Indebtedness. Incur, permit or suffer to exist any Lien securing Indebtedness or any other consensual Lien, in each case, encumbering Principal Property or Specified Capital Stock and Indebtedness, except as expressly permitted under this Agreement or at such time when the Secured Obligations constituting Specified Indebtedness may be fully secured by Principal Properties and Specified Capital Stock and Indebtedness (but subject to the restrictions set forth in Section 7.01).

ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES

8.01     Events of Default. Any of the following shall constitute an Event of Default:

(a)Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or (ii) within five days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, any other amount payable hereunder or under any other Loan Document; or

(b)Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), 6.05, 6.11 or Article VII; provided that a Default or an Event of Default that results from a failure of the Borrower to comply with Section 7.11 shall not constitute a Default or an Event of Default for purposes of any Facility other than the Revolving Credit Facility unless and until the earlier of (x) the date upon which the Required Revolving Lenders have actually declared all Revolving Credit Loans and other related Obligations to be immediately due and payable in accordance with this Agreement and (y) the date on which the Administrative Agent (at the request of the Required Revolving Lenders) exercises any material remedies with respect to the Revolving Credit Loans, the Revolving Credit Commitments or Letters of Credit; or

(c)Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

(d)Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)Cross-Default. The Borrower or any Restricted Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder) in each case having an aggregate principal amount of more than the Threshold Amount, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee was created, (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity, or such Guarantee to become due or payable, or (C) fails to observe or perform any agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, as a result of which default or other event, the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) shall have caused, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity, or such Guarantee to become due or payable; provided, however, that no Default or Event of Default shall exist under this paragraph unless any of the circumstances described in this subclause (A) and (B) of this subsection (e) continues for a period in excess of 10 days; provided, further, that an event or condition described in this Section 8.01(e) shall not include any conversion or exchange of, or satisfaction or occurrence of a contingency, event or condition resulting in the holders’ right to convert or exchange, any Convertible Securities of the Borrower or any Restricted Subsidiary; or

(f)Insolvency Proceedings, Etc. Subject to Section 8.03, any Loan Party or any of its Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any substantial part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any substantial part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)Inability to Pay Debts; Attachment. Subject to Section 8.03, (i) the Borrower or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any substantial part of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue or levy; or
(h)Judgments. There is entered against the Borrower or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third party insurance), and such judgments or orders shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

(i)ERISA. The occurrence of any of the following events that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect: (i) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in an actual obligation to pay money of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or

(j)Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or Payment In Full, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or any Security Document ceases to create a valid Lien with the priority required thereby on the Collateral covered thereby (other than as expressly permitted thereunder or solely as a result of the acts or omissions of the Administrative Agent (including failure to maintain possession of any stock certificates, or other instruments delivered to it under any Security Document)); or

(k)Change of Control. There occurs any Change of Control.

8.02     Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, (i) the Required Lenders (except with respect to an Event of Default under Section 8.01(b) when such Event of Default does not exist with respect to the Term Loans) or (ii) with respect to an Event of Default under Section 8.01(b) which only applies to the Revolving Credit Loans, the Required Revolving Lenders (but solely with respect to the Revolving Credit Loans, Revolving Credit Commitments and Letters of Credit), take any or all of the following actions:

(a)declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d)exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under Debtor Relief Laws of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
8.03     Exclusion of Immaterial Subsidiaries. Solely for the purposes of determining whether an Event of Default has occurred under clause (f) or (g) of Section 8.01, any reference in any such clause to any Restricted Subsidiary shall be deemed not to include any Restricted Subsidiary affected by any event or circumstance referred to in any such clause that did not, as of the last day of the fiscal quarter of the Borrower most recently ended, have assets with a value in excess of 5% of the Tangible Assets or 5% of consolidated total revenues, in each case, of the Borrower and the Restricted Subsidiaries as of such date; provided that if it is necessary to exclude more than one Restricted Subsidiary from clause (f) or (g) of Section 8.01 pursuant to this Section 8.03 in order to avoid an Event of Default thereunder, all excluded Restricted Subsidiaries shall be considered to be a single consolidated Restricted Subsidiary for purposes of determining whether the condition specified above is satisfied.

8.04     Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Secured Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer (including fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, to payment of the unpaid Swap Obligations and to payment of Cash Management Obligations then owing under Specified Cash Management Agreements, ratably among the Lenders, the L/C Issuer, Cash Management Banks and the counterparties to the Swap Contracts giving rise to such Swap Obligations in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and
Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Secured Obligations, if any, in the order set forth above.
ARTICLE IX.
ADMINISTRATIVE AGENT

9.01     Appointment and Authority. Each of the Lenders and the L/C Issuer hereby irrevocably appoints Citibank, N.A. to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except with respect to Section 9.06, Section 9.10 and Section 9.12, the provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower, nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

9.02     Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03     Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04     Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05     Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06     Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the approval of the Borrower unless an Event of Default under Section 8.01(f) or (g) has occurred or is continuing (such approval not to be unreasonably withheld), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). Upon the acceptance of a successor’s appointment as the Administrative Agent, hereunder, and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
Any resignation by Citibank, N.A. as Administrative Agent pursuant to this Section 9.06 shall also constitute its resignation as L/C Issuer and Swing Line Lender; provided that no such resignation as L/C Issuer shall be effective until the appointment of a successor L/C Issuer that is an Eligible L/C Issuer or, in the case of a successor L/C Issuer that is not an Eligible L/C Issuer is reasonably acceptable to the Borrower (such acceptance not to be unreasonably withheld, delayed or conditioned) (which successor may be the replacement Administrative Agent or another Lender or Affiliate thereof agreeing to assume all such rights, powers, privileges and duties of the retiring L/C Issuer, including with respect to its L/C Issuance Limit). Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, including with respect to its L/C Issuance Limit, (b) the resigning L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, in its capacity as an L/C Issuer and Swing Line Lender, and (c) such successor L/C Issuer shall issue Letters of Credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements reasonably satisfactory to the resigning L/C Issuer and the Borrower (such acceptance not to unreasonably withheld or delayed) to effectively assume the obligations of the resigning L/C Issuer with respect to such Letters of Credit.
9.07     Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08     No Other Duties, Etc. Except as expressly set forth herein, none of the bookmanagers, Arrangers or other titles listed on the cover page hereof shall have any powers,

duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.
9.09     Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Section 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
9.10     Guaranty and Collateral Matters.

(a)Subject to the last sentence of Section 6.15(b) of the Guaranty, the Lenders and the L/C Issuer irrevocably authorize the Administrative Agent to release any Guarantor from its obligations under the Guaranty in accordance with the terms of Section 10.21. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.
(b)The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document in accordance with the terms of Section 10.21. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property in accordance with this Section.

9.11     Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. Without limiting the provisions of Section 3.01, each Lender shall, and does hereby, indemnify the Administrative Agent, and shall make payable in respect thereof within 30 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not property executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.11. The agreements in this Section 9.11 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of all other obligations.

9.12     Intercreditor Agreements, Collateral Matters and Specified Amendments.
Each Lender (and each Person that becomes a Lender hereunder pursuant to Section 10.06) hereby authorizes and directs the Administrative Agent to enter into any Pari-Passu Intercreditor Agreement or Junior Lien Intercreditor Agreement on behalf of such Lender needed to effectuate the transactions permitted by this Agreement and agrees that the Administrative Agent may take such actions on its behalf as is contemplated by the terms of such applicable intercreditor agreement. Without limiting the provisions of Sections 9.03 and 10.04, each Lender hereby consents to Citibank, N.A. and any successor serving in such capacity and agrees not to assert any claim (including as a result of any conflict of interest) against Citibank, N.A., or any such successor, arising from the role of the Administrative Agent or other agent under the Security Documents or any such intercreditor agreement so long as it is either acting in accordance with the terms of such documents or otherwise has not engaged in gross negligence or willful misconduct. In addition, Citibank N.A., or any such successor, shall be authorized, without the consent of any Lender, to execute or to enter into amendments of, and amendments and restatements of, the Security Documents, any such intercreditor agreement and any additional and replacement intercreditor agreements, in each case, in order to effect the subordination of and to provide for certain additional rights, obligations and limitations in respect of, any Liens required by the terms of this Agreement to be Liens junior to, or pari passu with, the Secured Obligations, that are incurred as permitted by this Agreement, and to establish certain relative rights as between the holders of the Secured Obligations and the holders of the Indebtedness secured by such Liens junior or pari passu with the Secured Obligations, including as contemplated by Section 6.16(g), Section 6.16(h) and Section 7.01.

(b)The Lenders irrevocably authorize the Administrative Agent to enter into any amendment contemplated by Sections 2.14(e), 2.15(f), 2.16(e), 6.16(g), 6.16(h), 7.01(t), 7.01(v), 7.01(w) and any writing which creates a deemed amendment in connection with a Permitted Amendment.

ARTICLE X.
MISCELLANEOUS

10.01     Amendments, Etc. Except as set forth in Sections 2.14, 2.15 and 2.16, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower, or any other Loan Party therefrom, shall be effective unless in writing signed by (1) the Required Lenders and the Borrower, or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent (except, in each case, as set forth in clauses (2), (3) and (4) below), (2) the Required Revolving Lenders and the Borrower and acknowledged by the Administrative Agent in the case of clause (h) below, (3) the Required Facility Lenders and the Borrower and acknowledged by the Administrative Agent in the case of clause (i) below and (4) the parties to the Fee Letter in the case of the proviso after clause (i) below, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(b)postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any mandatory reduction of the Aggregate Commitments hereunder without the written consent of each Lender directly affected thereby;

(c)reduce the principal of, or the stated rate of interest specified herein on, any Loan or Unreimbursed Amount, or (subject to clause (z) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder without the written consent of each Lender directly affected thereby; provided, however, that, without limiting the effect of clauses (h) and (i) below or the proviso directly below, only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(d)change Section 2.13 or Section 8.04 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender adversely affected thereby;

(e)amend Section 1.06 or the definition of “Alternative Currency” without the written consent of each Revolving Credit Lender directly adversely affected thereby;

(f)change any provision of this Section or the definition of “Required Lenders”, “Required Term Lenders” or “Required Revolving Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender under the applicable Facility affected thereby;

(g)other than as permitted by Section 9.10, release all or substantially all of the Guarantors from the Guaranty or all or substantially all of the collateral covered by the Security Documents without the written consent of each Lender;

(h)(i) waive any condition set forth in Section 4.02 as to any Credit Extension under the Revolving Credit Facility or (ii) amend, waive or otherwise modify any term or provision which directly affects Lenders under the Revolving Credit Facility and does not directly affect Lenders under any other Facility (which, for avoidance of doubt, includes any amendment, waiver or other modification to (x) Section 7.11 (or any defined term used therein as it relates to Section 7.11) or (y) Section 8.01(b) (as it relates to an Event of Default solely with respect to the Revolving Credit Commitments)) without the consent of Required Revolving Lenders; or

(i)(i) waive any condition set forth in Section 4.02 as to any Credit Extension under the Incremental Revolving Facility or Refinancing Revolving Facility or (ii) amend, waive or otherwise modify any term or provision of a particular Facility in each case with only the consent of the Required Facility Lenders under such Facility, so long as such amendment, waiver or modification does not directly affect the Lenders under any other Facility;

and, provided further, that (w) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (x) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (y) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (z) each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties to the applicable Fee Letter. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (i) the Commitment of such Lender may not be increased or extended and (ii) the principal of any Loan owed to such Lender may not be reduced without the consent of such Lender.
Notwithstanding the foregoing, the Borrower and Administrative Agent may amend this Agreement and the other Loan Documents without the consent of any Lender (a) to cure any ambiguity, omission, mistake, error, defect or inconsistency, (b) to add a Guarantor with respect to the Loans or collateral to secure the Loans or (c) to make administrative changes that do not adversely affect the rights of any Lender (including as contemplated by Section 2.15(d)(v),

2.16(d)(v) and the definition of Permitted Amendments). In addition, the Administrative Agent, without the consent of any Lender, shall be permitted to enter into any amendments, waivers, modifications or supplements to any Junior Lien Intercreditor Agreement or Pari Passu Intercreditor Agreement, if the Administrative Agent would have been permitted hereunder to enter into a new Junior Lien Intercreditor Agreement or Pari Passu Intercreditor Agreement which contained the terms set forth in such amendment, waiver, modification or supplement, at the time when such amendment, waiver, modification or supplement is entered into.
In addition, notwithstanding the foregoing, in situations not otherwise governed by Section 2.14, 2.15 and 2.16 this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, and the Borrower (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the “Additional Extensions of Credit”) to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Credit Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Required Revolving Lenders; provided, however, that no such amendment shall permit the Additional Extensions of Credit (a) to share in preference to the Term Loans in the application of any mandatory prepayments without the consent of Required Term Lenders (without giving effect to such Extensions of Credit) or (b) to share in preference to the Revolving Credit Loans in the application of any mandatory prepayments without the consent of the Required Revolving Lenders (without giving effect to such Extensions of Credit).
The Borrower may, by written notice to the Administrative Agent from time to time, make one or more offers to all Lenders under the applicable Facility to make one or more Permitted Amendments to such Facility pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower. Such notice shall set forth (a) the terms and conditions of the requested Permitted Amendments and (b) the date on which responses from the applicable Lenders in respect of such Permitted Amendment are required to be received (which shall not be less than three Business Days after the date of such notice). Only those Lenders that consent to such Permitted Amendment (the “Accepting Lenders”) will have the maturity of their applicable Loans and Commitments extended and be entitled to the benefits provided thereby, which shall have effect notwithstanding the pro rata sharing provisions of Section 2.13. The Borrower and each Accepting Lender shall execute and deliver to the Administrative Agent such documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Permitted Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Permitted Amendment, this Agreement shall be deemed amended, as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the terms and provisions of the Permitted Amendment with respect to the Loans and Commitments of the Accepting Lenders (including any amendments necessary to treat the Loans and Commitments of the Accepting Lenders in a manner consistent with the other Loans and Commitments under this Agreement or as contemplated by the Permitted Amendment).

Any such waiver and any such amendment or modification pursuant to this Section 10.01 shall be binding upon the Borrower, the Lenders, the L/C Issuer, the Swing Line Lender, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders, the L/C Issuer, the Swing Line Lender and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default that is waived pursuant to this Section 10.01 shall be deemed to be cured and not continuing during the period of such waiver.
10.02     Notices; Effectiveness; Electronic Communication

(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by telecopier as follows or sent by electronic communication as provided in subsection (b) below, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)if to the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuers, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to the Administrative Agent or the Borrower hereunder by electronic communications pursuant to procedures approved by the Administrative Agent or the Borrower, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to the Lenders and the L/C Issuers to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall the Borrower or any Agent Party have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages); provided that such waiver shall not limit any Loan Party’s reimbursement or indemnification obligations under Sections 10.04(a) or 10.4(b), respectively.

(d)Change of Address, Etc. The Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, electronic mail address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, electronic mail address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e)Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Borrowing Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower, even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
10.03     No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04     Expenses; Indemnity; Damage Waiver.

(a)Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of a single counsel for the Administrative Agent and the Arrangers and a single local counsel in each relevant jurisdiction and any special counsel reasonably deemed necessary by the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, due diligence, negotiation, execution, delivery, administration and enforcement of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Arrangers, each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities (including any Environmental Liability) and related reasonable and documented out-of-pocket fees and expenses (including the reasonable documented out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration and enforcement of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) and (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are found in a final, non-appealable judgment by a court of competent jurisdiction to (x) have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for material breach of such Indemnitee’s obligations hereunder or under any other Loan Document or (z) result from a dispute solely among Indemnitees (other than any claims against an Indemnitee in its capacity or in fulfilling its role as an administrative agent or arranger or any similar role under this Agreement or any claims arising out of any act or omission of the Borrower or any of its Affiliates).
(c)Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Arrangers, the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Arrangers, the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Arrangers or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Arrangers or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no party hereto shall assert, and each hereby waives, any claim against the Borrower and its Affiliates or any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that such waiver shall not limit any Loan Party’s reimbursement or indemnification obligations under Sections 10.04(a) or 10.4(b), respectively. No Indemnitee referred to in subsection (b) above or the Borrower and its Affiliates shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent such damages result from the gross negligence or willful misconduct of such Indemnitee.

(a)Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(b)Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the Arrangers and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations and Swap Obligations.

10.05     Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the Arrangers, the L/C Issuer or any Lender, or the Administrative Agent, the Arrangers, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Arrangers, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive Payment in Full and the termination of this Agreement.

10.06     Successors and Assigns.

(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder, except through a transaction permitted hereunder, without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section or (iv) pursuant to Section 2.14. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that:
(i)except (a) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it, which such amount is less than the applicable minimum transfer amount set forth below, or (b) in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of the Term Loan Facility, unless each of the Administrative Agent and, so long as no Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans;

(iii)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount, if any, required as set forth in Schedule 10.06 (provided however, that the Administrative Agent may in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment and does hereby waive such processing and recordation fee in the case of an assignment by a Lender to an Affiliate of such Lender) and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the closing date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the closing date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.

Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). The Register shall be available for inspection by the Borrower and the L/C Issuer at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.

(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender, to the extent that it has a consent right hereunder, will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (a), (b) (c), and (f) of the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment, provided, that in the case of Section 3.01, such Participant shall have complied with the requirements of such section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; such Participant agrees to be subject to Section 2.13 as though it were a Lender.

Each Lender that sells a participation, acting for this purpose as a non-fiduciary agent (solely for tax purposes) of the Borrower, shall maintain a register for the recordation of the names and addresses of the Participants and principal amount (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender and each Loan Party shall treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.
(e)Limitation upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. No Participant shall be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.

(h)Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Citibank, N.A. or any other L/C Issuer assigns all of its Commitment and Loans pursuant to subsection (b) above, Citibank, N.A. or any other L/C Issuer may, (i) upon (A) 30 days’ notice to the Borrower and the Lenders (or such shorter time as the applicable resigning L/C Issuer, successor L/C Issuer, Borrower and Administrative Agent may agree) and (B) the appointment of a successor L/C Issuer and satisfaction of the requirements of the penultimate sentence of this Section 10.06(h), resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swing Line

Lender. In the event of notice of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders (or a Person who will become a Lender) and their Affiliates a successor L/C Issuer who agrees to assume all such rights, powers, privileges and duties of the resigning L/C Issuer, including with respect to its L/C Issuance Limit or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of such Swing Line Lender or the resignation of the L/C Issuer if the resigning L/C Issuer finds a replacement L/C Issuer that is an Eligible L/C Issuer or, if not an Eligible L/C Issuer, that is reasonably acceptable to the Borrower (such acceptance not to be unreasonably withheld or delayed) who agrees to assume all such rights, powers, privileges and duties of the resigning L/C Issuer, including with respect to its L/C Issuance Limit). If an L/C Issuer resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to Letters of Credit and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans, fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c) and issue Letters of Credit pursuant to Section 2.03). If Citibank, N.A. resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective time of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the resigning L/C Issuer, including with respect to its L/C Issuance Limit, or Swing Line Lender, (b) the resigning L/C Issuer or Swing Line Lender shall be discharged from all of its respective duties and obligations hereunder or under the other Loan Documents, in its capacity as an L/C Issuer or Swing Line Lender, and (c) the successor L/C Issuer shall issue Letters of Credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements reasonably satisfactory to the resigning L/C Issuer and the Borrower (such acceptance not to unreasonably withheld or delayed) to effectively assume the obligations of such L/C Issuer with respect to such Letters of Credit. In lieu of the appointment of a successor L/C Issuer pursuant to this Section 10.06(h), the Borrower may appoint one or more successor L/C Issuers to satisfy the requirements of this Section 10.06(h).
(i)Notwithstanding any other provision in the Loan Documents, any Lender may, at any time, assign all or a portion of its rights and obligations with respect to Term Loans, Incremental Term Loans and Refinancing Term Loans under this Agreement to the Borrower through reverse Dutch auctions in accordance with Section 2.19 and open market purchases in accordance with Section 2.20.

10.07     Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, Arrangers, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) on a need-to-know basis, to its Affiliates and to its Related Parties for the evaluation of, administration of and enforcement of rights under the Loan Documents (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto subject to any other applicable confidentiality arrangements in the Fee Letters, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section and such Information being used for the evaluation of, administration of and enforcement of rights under the Loan Documents, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section.
For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Arranger, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised reasonable care to protect such Information, and in no event less than the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, the Arrangers, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Laws, including Federal and state securities laws.
10.08     Right of Setoff. Upon any amount becoming due and payable hereunder (whether at stated maturity, by acceleration or otherwise), each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of a Loan Party against any and all of the obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative

Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
10.09     Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10     Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12     Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
10.13     Replacement of Lenders. If (a) any Lender requests compensation under Section 3.04, (b) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (c) any Lender is at such time a Defaulting Lender or has given notice pursuant to Section 3.02 or (d) any Lender becomes a “Nonconsenting Lender” (hereinafter defined), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to (and such Lender shall) assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interest, rights and obligations under this Agreement and the related Loan Documents to an assignee selected by the Borrower that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)the Administrative Agent shall have received the assignment fee specified in Section 10.06(b) (provided however, that the Administrative Agent may in its sole discretion elect to waive such processing and recordation fee in the case of any assignment);

(b)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)such assignment does not conflict with applicable Laws, and

(e)neither the Administrative Agent nor any Lender shall be obligated to be or to find the assignee.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. In the event that (x) the Borrower or the Administrative Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment thereto and (y) the Required Lenders, Required Revolving Lenders or Required Facility Lenders, as applicable, have agreed to such consent, waiver or amendment, then any such Lender, who does not agree to such consent, waiver or amendment and whose consent would otherwise be required for such departure, waiver or amendment, shall be deemed a “Nonconsenting Lender.” Any such replacement shall not be deemed a waiver of any rights that the Borrower shall have against the replaced Lender.
10.14     Governing Law; Jurisdiction; Etc.

(a)GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15     Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT

OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
10.16     USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Act.

10.17     Time of the Essence. Time is of the essence of the Loan Documents.

10.18     Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

10.19     No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers are arm’s-length commercial transactions between the Borrower and their Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its respective Affiliates, or any other Person and (B) neither the Administrative Agent nor any of the Arrangers nor any Lender has any obligation to the Borrower or any of its respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its respective Affiliates, and neither the Administrative Agent nor any of the Arrangers has any obligation to disclose any of such interests to the Borrower or its respective Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
10.20     Existing Swap Contracts. For purposes of any Swap Contract in effect as of the Closing Date which is documented under an ISDA Master Agreement between the Borrower and any Person who was a lender under the Existing Credit Agreement or an Affiliate thereof (or any Person that was a lender under the Existing Credit Agreement or an Affiliate thereof when such Swap Contract was entered into), this Agreement shall be deemed to be an amendment of the Existing Credit Agreement under such Swap Contract; if applicable, references to “Subsidiary Guarantors” or other similar term intended to reference the Guarantors as a “Credit Support Provider” under such Swap Contract shall be deemed to refer to the Guarantors; if applicable, references to the “Subsidiary Guaranty” as a “Credit Support Document” under such Swap Contract shall be deemed to refer to the Guaranty; and, if applicable, references to “Obligations” under such Swap Contract, as the context requires, shall be deemed to refer to Swap Obligations. Each Existing Credit Agreement Lender hereby authorizes the Existing Credit Agreement Administrative Agent to take any steps reasonably requested by the Borrower to release the Borrower from its obligations to such Existing Credit Agreement Lender under the Existing Credit Agreement Guarantee.

10.21     Release of Liens and Release from Guaranty. Notwithstanding anything to the contrary in the Loan Documents:

(a)after Payment in Full, the Collateral shall be automatically released from any Liens created by the Loan Documents, and the Loan Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent, the L/C Issuers, the Swing Line Lender, the Lenders and each Loan Party under the Loan Documents shall terminate and each Guarantor shall be released from the Guaranty, all without delivery of any instrument or performance of any act by any Person.

(b)the following Collateral shall be automatically released from the Liens created by the Loan Documents without delivery of any instrument or performance of any act by any Person:

(i)upon a Disposition of Collateral permitted hereunder, the Disposed of Collateral;
(ii)upon a designation of a Restricted Subsidiary as an Unrestricted Subsidiary permitted hereunder, the Collateral owned by such Unrestricted Subsidiary;

(iii)upon the approval, authorization or ratification in writing by the Required Lenders (or such other percentage of the Lenders whose consent is required by Section 10.01) of the release of any Collateral, such Collateral;

(iv)upon a release of any Collateral under the terms of each applicable Security Document, such Collateral; or

(v)upon a Guarantor no longer being a Guarantor by virtue of the definition thereof or a transaction permitted hereunder, the Collateral owned by such Guarantor.

(c)a Guarantor shall be automatically released from the Guaranty without delivery of any instrument or performance of any act by any Person:

(i)upon a designation of such Guarantor as an Unrestricted Subsidiary permitted hereunder;

(ii)upon such Guarantor no longer being a Guarantor by virtue of the definition thereof or a transaction permitted hereunder;

(iii)upon the approval, authorization or ratification in writing by the Majority Lenders (or such other percentage of the Lenders whose consent is required by Section 10.01); or

(iv)upon the release of such Guarantor under the terms of the Guaranty.

(d)In connection with any termination or release of Collateral (including of property no longer constituting Collateral by virtue of any property becoming an Excluded Asset pursuant to clauses (c) and (d) of the definition thereof) from the Liens securing the Secured Obligations or a release of a Guarantor from the Guaranty, the Administrative Agent shall:

(i)in the case of termination or release of Collateral from the Liens securing the Secured Obligations, (A) execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release (including (1) UCC termination statements and (2) in the case of a release of Mortgages, a partial release) and (B) return to the Borrower, the possessory Collateral that is in the possession of the Administrative Agent and is the subject of such release (provided that, upon request by the Administrative Agent, the Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer certifying that such transaction has been or was consummated in compliance with the Loan Documents), and

(ii)in the case of a release of a Guarantor, at the Borrower’s expense, execute and deliver a written release in form and substance reasonably satisfactory to the Administrative Agent, to evidence the release of the Guarantor promptly upon the reasonable request of the Borrower; and

(e)any execution and delivery of documents, or the taking of any other action, by the Administrative Agent pursuant to this Section 10.21 shall be without recourse to or warranty by the Administrative Agent.

10.22     Release of Peabody IC Funding Corp. (a) The Existing Credit Agreement Lenders, which constitute Existing Credit Agreement Required Lenders, upon their execution of the Credit Agreement, hereby (i) amend the Existing Credit Agreement Guarantee to (A) delete Section 4 of the Existing Credit Agreement Guarantee in its entirety and (B) permit the release of Peabody IC Funding Corp. upon the approval of the Existing Credit Agreement Required Lenders automatically without the delivery of any instrument or the taking of any other action, (ii) forever release Peabody IC Funding Corp. from being an Existing Credit Agreement Guarantor and having any obligations under the Existing Credit Agreement Guarantee and (iii) authorize the Existing Credit Agreement Administrative Agent to take any actions reasonably requested by the Borrower to further effectuate such release at the expense of the Borrower. (b) The Lenders, upon their execution of the Credit Agreement, hereby permit the release of Peabody IC Funding Corp. upon their approval automatically without the delivery of any instrument or the taking of any other action, (ii) forever release Peabody IC Funding Corp. from being a Guarantor and having any obligations under the Guaranty and (iii) authorize the Administrative Agent to take any actions reasonably requested by the Borrower to further effectuate such release at the expense of the Borrower.